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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
CRT PROPERTIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 8, 2005

Dear Shareholder:

        You are cordially invited to attend a Special Meeting of shareholders of CRT Properties, Inc. (or the "Company") to be held Friday, September 23, 2005 at 10:00 a.m. local time. The meeting will take place at the offices of Goodwin Procter LLP, our corporate counsel, at 599 Lexington Avenue, New York, NY 10022.

        At the Special Meeting, we will ask you to consider and vote on a proposal to approve an Agreement and Plan of Merger that we entered into on June 17, 2005, which provides for the acquisition of the Company by clients advised by DRA Advisors LLC. DRA is a registered investment advisor specializing in real estate investment management services for institutional and private investors. If the merger is completed, you will receive $27.80 in cash for each share of the Company's common stock you own, plus unpaid dividends through the earlier of closing and September 30, 2005. No dividends will accrue on the common stock after September 30, 2005.

        Our Board of Directors has unanimously adopted the merger agreement and recommends that our shareholders vote FOR approval of the merger agreement. Your vote is very important. The merger cannot be completed unless shareholders holding a majority of our outstanding common stock vote to approve the merger agreement. To be certain that your shares are voted at the Special Meeting, please mark, sign, date and return promptly the enclosed proxy card or vote by telephone or over the Internet, whether or not you plan to attend the Special Meeting in person. Please note that if you do not submit your proxy, abstain or do not instruct your broker or nominee how to vote your shares, it will have the same effect as voting AGAINST the merger. Please do not send your stock certificates to the Company or the exchange agent at this time.

        We urge you to read carefully the attached proxy statement and merger agreement, a copy of which is included in the proxy statement as Appendix A. The proxy statement provides you with a summary of the merger and merger agreement, and a detailed description of the process and reasons that led our Board of Directors to unanimously adopt the merger agreement and recommend it for your approval at the Special Meeting.

        Thank you for your continued support and interest in CRT Properties, Inc.

Victor A. Hughes, Jr. Chairman of the Board
Thomas J. Crocker Chief Executive Officer

        The accompanying Proxy Statement is dated August 8, 2005 and is first being mailed to shareholders on or about August 10, 2005.

CRT PROPERTIES, INC.
225 NE Mizner Boulevard, Suite 200
Boca Raton, Florida 33432
(561) 395-9666

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Dear Shareholder:

        A Special Meeting of shareholders of CRT Properties, Inc. (the "Company") will be held on Friday, September 23, 2005 at 10:00 a.m., local time, at the offices of Goodwin Procter LLP, our corporate counsel, located at 599 Lexington Avenue, New York, NY 10022. The Board of Directors of the Company asks you to attend this meeting (in person or by proxy) for the following purposes:

  1.
  to consider and vote on a proposal to approve the Agreement and Plan of Merger (a copy of which is attached as Appendix A to the accompanying proxy statement), dated as of June 17, 2005, by and among DRA G&I Fund V Real Estate Investment Trust, a Maryland business Trust, DRA CRT Acquisition Corp., a Delaware corporation, and CRT Properties, Inc., pursuant to which the Company will be acquired for $27.80 per share (plus unpaid dividends through the earlier of closing and September 30, 2005); and

  2.
  to transact any other business that may properly come before the Special Meeting and any adjournment or postponement of the Special Meeting.

        Only common shareholders of record at the close of business on August 2, 2005, are entitled to notice of and to vote at the Special Meeting and at any adjournments or postponements. All common shareholders of record are cordially invited to attend the Special Meeting in person. There are no appraisal or dissenters' rights available under applicable law.

        The Board of Directors unanimously recommends that you vote FOR approval of the merger agreement. Approval of the merger agreement will require the affirmative vote of a majority of the shares of the Company's common stock entitled to vote at the Special Meeting. Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy, or submit your proxy by telephone or the Internet prior to the Special Meeting and thus ensure that your shares will be represented if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of approval of the merger agreement. If you do not return your proxy card or do not submit your proxy by telephone or the Internet, this will have the same effect as a vote AGAINST approval of the merger agreement.

        Your vote is important. To ensure that your shares are represented at the Special Meeting, you are urged to complete, date and sign the enclosed proxy card and mail it promptly in the postage-prepaid envelope provided, whether or not you plan to attend the Special Meeting in person. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Special Meeting. If you attend the Special Meeting, you may vote in person even if you returned a proxy.

By Order of the Board of Directors
William J. Wedge, Esq. Senior Vice President, General Counsel and Corporate Secretary

August 8, 2005

SUMMARY TERM SHEET

        This summary term sheet is not intended to be complete and is qualified in all respects by the more detailed information appearing elsewhere in this proxy statement. We encourage investors to review this entire proxy statement carefully, including the appendices attached hereto. We have included as Appendix A to this proxy statement a copy of the Agreement and Plan of Merger relating to the proposed transaction (the "Merger Agreement") and urge you to read the complete text of this agreement for its precise legal terms and other important information. For information on how to obtain the documents that we have filed with the Securities and Exchange Commission (the "SEC"), see "Where You Can Find More Information" elsewhere in this proxy statement. As used herein, the terms "we", "us", "our", the "Company" and "CRT Properties" refer to CRT Properties, Inc.

Form of the Proposed Merger

        If the conditions specified in the Merger Agreement are satisfied, CRT Properties, Inc. will be merged with and into DRA CRT Acquisition Corp., a Delaware corporation ("MergerCo"), with MergerCo continuing as the surviving corporation (the "Merger"). MergerCo is a newly formed wholly-owned subsidiary of DRA G&I Fund V Real Estate Investment Trust, a Maryland business Trust ("Parent"), which is an entity controlled by DRA Advisors LLC ("DRA"). At the effective time of the Merger, each outstanding share of CRT Properties, Inc. common stock will be exchanged for the right to receive the merger consideration described below.

Effect of the Merger on Our Capital Stock and Options (page 28)

        Common Stock.    At the effective time of the Merger, each of our outstanding shares of common stock will be converted into the right to receive $27.80 in cash, plus a quarterly dividend of $0.35 per share, prorated for the number of days from July 1, 2005 through the earlier of the date the Merger is effected and September 30, 2005. No dividends will accrue after September 30, 2005. The separate corporate existence of CRT Properties, Inc. will terminate at the effective time of the Merger and our common stock will cease to be traded on the New York Stock Exchange.

        If you hold your shares in registered form, you will receive a letter of transmittal and instructions from Wells Fargo Bank, N.A., as paying agent, as soon as possible after the completion of the Merger advising you on how to receive the merger consideration in exchange for your common shares. You should not return your stock certificates with the enclosed proxy card and you should not forward your stock certificates to the paying agent without a letter of transmittal. If you hold your shares through a brokerage account, you will receive the merger consideration directly from your broker.

        Company Stock Options.    At the effective time of the Merger, the holder of each option to acquire our common stock will be entitled to receive an amount in cash equal to the product of (i) the number of common shares subject to each option and (ii) the excess of $27.80 over the exercise price per share of the option.

        Preferred Stock.    At the effective time of the Merger, each share of our 8.5% Series A Cumulative Redeemable Preferred Stock issued and outstanding will be automatically converted into one preferred share of the surviving company with identical terms. Holders of the preferred stock will continue to be entitled to receive the same dividends that they were entitled to receive prior to the signing of the Merger Agreement. DRA has indicated that it may seek to deregister the preferred stock under the Securities Exchange Act of 1934, as amended, following the Merger and delist the preferred shares from the New York Stock Exchange.

i

The Special Meeting (page 6)

        Date, Time and Place; Record Date.    The Special Meeting will take place on Friday, September 23, 2005 at 10:00 a.m., local time, at the offices of Goodwin Procter LLP, our corporate counsel, located at 599 Lexington Avenue, New York, NY 10022. The close of business on August 2, 2005 is the record date for determining if you are entitled to vote at the Special Meeting. Only holders of record of our common stock on the record date will be entitled to vote at the Special Meeting.

        Required Vote.    The holders of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting must vote to approve the Merger Agreement. Each share of common stock entitles the beneficial owner to one vote with respect to the Merger Agreement.

Reasons for the Merger and Recommendation of Our Board of Directors (page 17)

        After due consideration, our Board of Directors adopted the Merger Agreement and determined that it is advisable, fair to and in the best interests of the Company and our shareholders to consummate the Merger and the other transactions contemplated by the Merger Agreement. The Board of Directors unanimously recommends that our common shareholders vote FOR approval of the Merger Agreement. In reaching its decision, the Board of Directors considered a number of factors, including:

  •
  Merger Consideration—the merger consideration of $27.80 in cash per share of our common stock represents an immediate liquid value per share for our shareholders that is a substantial premium to the historic trading prices of our common stock on the New York Stock Exchange;

  •
  Analysis by Wachovia Securities and Fairness Opinion—the opinion, analyses and presentations of Wachovia Securities, including the fairness opinion of Wachovia Securities delivered on June 17, 2005 to our Board of Directors;

  •
  No Financing Contingency—the Merger Agreement contains no condition or contingency relating to DRA's ability and obligation to secure financing for the Merger. In addition, a DRA entity with significant funded capital unconditionally guaranteed all of DRA's obligations under the Merger Agreement.

Each of these reasons and others are described in more detail beginning on page 16 under the heading "—Reasons for the Merger and Recommendation of Our Board of Directors".

Opinion of Wachovia Capital Markets, LLC (page 19)

        Wachovia Capital Markets, LLC, or "Wachovia Securities", rendered its oral opinion to our Board of Directors, which was subsequently confirmed in writing, that, as of June 17, 2005 and based upon and subject to the procedures performed, the assumptions made, matters considered, limitations of the review undertaken and their experience as investment bankers, in their opinion, the $27.80 per common share to be received by holders of our common shares pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The full text of Wachovia Securities' opinion is attached as Appendix C to this proxy statement and this summary is qualified in its entirety by reference to the full text of the opinion. The opinion of Wachovia Securities does not constitute a recommendation as to how any holder of our common shares should vote in connection with the Merger Agreement or any other matters related thereto.

Interests of Our Directors and Executive Officers in the Merger (page 24)

        Our directors and executive officers have interests in the Merger that differ from, or are in addition to, the interests of shareholders generally. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests include consideration payable on account of options held by directors and officers, and severance payments payable to members of senior management under existing employment agreements and long-term incentive programs. The amounts and descriptions of each of these interests is set forth in detail under "—Interests of Our Directors and Executive Officers in the Merger" beginning on page 24 of this proxy statement.

No Appraisal Rights (page 30)

        No dissenters' or appraisal rights are available in connection with the Merger. Florida law does not provide for such rights because our common shares are listed on a national securities exchange.

Litigation Relating to the Merger (page 30)

        We are aware of two purported class action lawsuits related to the Merger filed against us, each of our directors and DRA in the Circuit Court of the 15th Judicial Circuit, Palm Beach County, Florida. The complaints allege, among other things, that the merger consideration to be paid to our shareholders in the Merger is inadequate, unfairly favors insiders and that our directors violated their fiduciary duties by failing to take all reasonable steps to maximize shareholder value. On August 8, 2005, we entered into a memorandum of understanding with the plaintiffs in these two cases, pursuant to which we agreed in principal to settle the lawsuits, subject to the execution of definitive settlement documents, completion by plaintiffs' counsel of confirmatory discovery and court approval.

Material United States Federal Income Tax Consequences of the Merger (page 31)

        The Merger will be treated as a taxable sale by you of your shares of our common stock in exchange for the merger consideration. If you are a U.S. shareholder, you will recognize gain or loss with respect to your shares, measured by the difference between your adjusted tax basis in the shares exchanged and the amount of cash received for those shares. Please read "—Material United States Federal Income Tax Consequences of the Merger" below for a more complete discussion of the federal income tax consequences of the Merger. We urge you to consult your tax advisor regarding the tax consequences of the Merger to you.

Conditions to the Merger (page 41)

        The obligations of the parties to complete the Merger are subject to the satisfaction or waiver of customary conditions, including:

  •
  our shareholders must have approved the Merger Agreement;

  •
  neither we nor Parent or MergerCo shall have materially breached any of the respective representations, warranties or covenants set forth in the Merger Agreement;

  •
  Goodwin Procter LLP shall have rendered an opinion relating to our qualification as a REIT;

  •
  no injunction or other order by a governmental entity would make illegal or prohibit the consummation of the Merger; and

  •
  there has been no event, change or occurrence that has had a material adverse effect on the Company.

Termination of the Merger Agreement (page 42)

        We, Parent or MergerCo may terminate the Merger Agreement, whether before or after receiving shareholder approval, if:

  •
  the Merger Agreement fails to receive the requisite shareholder approval;

  •
  the other party has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in the Merger Agreement;

  •
  a governmental entity issues an order, decree, judgment, injunction or other action which restrains or otherwise makes the Merger illegal; or

  •
  the Merger is not completed by December 31, 2005.

        In addition, we may terminate the Merger Agreement if, prior to the Special Meeting, our Board of Directors decides to withdraw or modify its approval or recommendation of the agreement in connection with a third-party acquisition proposal and we pay Parent the termination fee described below.

        Each of Parent and MergerCo may also terminate the Merger Agreement if our Board of Directors fails to recommend in this proxy statement that our common shareholders approve the Merger Agreement, withdraws or modifies its recommendation of the Merger Agreement, or recommends that shareholders accept or approve a third-party acquisition proposal.

Expenses and Termination Fee (page 42)

        If either party terminates the Merger Agreement because of the other party's breach of a representation, warranty or covenant, the breaching party must reimburse the other for out-of-pocket expenses incurred in connection with the Merger and related transactions, in an amount up to $10,000,000. Additionally, we have agreed to pay Parent's out-of-pocket expenses in an amount up to $10,000,000 if the Merger Agreement is terminated by us or Parent because the requisite shareholder approval is not obtained or if our tax counsel is unable to deliver a tax opinion relating to our qualification as a REIT for our taxable years ending December 31, 2000 through the effective time of the Merger.

        If we terminate the Merger Agreement to pursue an alternative acquisition proposal, we will generally be required to pay Parent a termination fee in the amount of $40,000,000. In any case in which we are required to pay a termination fee, the amount of any expenses that we pay to Parent will be credited against the amount of the termination fee.

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following questions and answers address briefly some questions you may have regarding the Special Meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a shareholder of CRT Properties, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:
What is the proposed transaction to be voted on at the Special Meeting?

A:
The proposed transaction is the acquisition of the Company by a corporation controlled by DRA Advisors LLC ("DRA") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of June 17, 2005 among the Company, DRA G&I Fund V Real Estate Investment Trust and its wholly-owned subsidiary, DRA CRT Acquisition Corp ("MergerCo"). If the Merger Agreement is approved by the Company's shareholders and the other closing conditions under the Merger Agreement are satisfied or waived, the Company will merge with and into MergerCo, with MergerCo being the surviving corporation (the "Merger"). Following the Merger, the Company will no longer be publicly held and our common stock will cease to be traded on the New York Stock Exchange.

Q:
What will I receive in the Merger and how will the Merger affect my dividends?

A:
If the Merger is completed, you will be entitled to receive $27.80 in cash for each share of our common stock that you own, plus a quarterly dividend of $0.35 per share for all periods through the earlier of the closing date of the Merger and September 30, 2005. Accordingly, if, for example, you own 100 shares of our common stock, you would be entitled to receive $2,780 in cash, plus an additional $35 in dividends (in each case, without interest and less any applicable withholding taxes). If the Merger is effected earlier than September 30, 2005, the dividend amount would be prorated accordingly. If the Merger is effected later than September 30, 2005, common shareholders will not be entitled to receive dividends for any period after September 30, 2005.

Q:
Does our Board of Directors recommend approval of the Merger Agreement?

A:
Yes. Our Board of Directors unanimously recommends that shareholders vote FOR approval of the Merger Agreement.

Q:
Why does our Board of Directors recommend that I vote to approve the Merger Agreement?

A:
Our Board of Directors recommends you vote FOR approval of the Merger Agreement because it believes that the Merger represents the strategic alternative that is in the best interest of our shareholders. The merger consideration to be received by our shareholders represents a significant premium to the historical and recent market price of our common shares. The Board of Directors considered many factors in deciding to recommend the approval of the Merger Agreement, including the premium to the then-current market price offered by DRA, the Company's earning prospects, funds from operations multiples, net asset value estimates and comparable company merger transactions. Our Board of Directors also considered each of the factors described on pages 17 through 19 of this proxy statement under "—Reasons for the Merger and Recommendation of Our Board of Directors."

Q:
Do shareholders have dissenters' rights or appraisal rights with respect to the Merger?

A:
No. Under Florida law, since the shares of the Company's common stock are listed on a national securities exchange, holders do not have any appraisal rights or dissenters' rights in connection with the Merger.

Q:
Will the Merger affect holders of the Company's preferred stock?

A:
At the effective time of the merger, each share of our 8.5% Series A Cumulative Redeemable Preferred Stock issued and outstanding will be automatically converted into one preferred share of the surviving company with identical terms. Holders of the preferred stock will continue to be entitled to receive the same dividends that they were entitled to receive prior to the signing of the Merger Agreement. DRA has indicated that it may seek to deregister the preferred stock under the Securities Exchange Act of 1934, as amended, following the Merger and delist the preferred shares from the New York Stock Exchange.

Q:
When do you expect the Merger to be completed?

A:
We are working to complete the Merger as quickly as possible after satisfaction of the conditions specified in the Merger Agreement, including approval of our shareholders. We currently expect to complete the Merger on or about September 30, 2005. However, we cannot predict the exact timing of the Merger and not all the conditions to the Merger are within the Company's or DRA's control. Please see "The Merger Agreement—Conditions to the Merger" on page 41 for a detailed description of the conditions to closing specified in the Merger Agreement.

Q:
If the Merger Agreement is approved and the Merger consummated, how will I receive my merger consideration?

A:
If you hold your shares in registered form, we will send you a letter of transmittal immediately following the closing of the Merger with instructions for exchanging your shares and receiving the merger consideration. If you hold your shares through a brokerage account, you will receive the merger consideration directly from your broker.

Q:
What are the U.S. federal income tax consequences of the Merger to shareholders?

A:
In general, you will recognize gain or loss equal to the difference between the amount of cash you receive in the Merger and your adjusted tax basis in your shares of CRT Properties, Inc. common stock. For a more detailed explanation of the tax consequences of the Merger, see "—Material United States Federal Income Tax Consequences" below. Tax matters are very complicated, and the tax consequences of the Merger to you will depend on the facts of your particular situation. You should consult your own tax advisor as to the specific tax consequences to you of the Merger, including the applicable federal, state, local, foreign and other tax consequences.

Q:
What vote is required to approve the Merger Agreement?

A:
For us to complete the Merger, shareholders holding at least a majority of the shares of our common stock outstanding, or 15,926,186 shares, must vote "FOR" approval of the Merger Agreement. Accordingly, failure to vote or an abstention will have the same effect as a vote AGAINST adoption of the Merger Agreement.

Q:
What if I do not want to sell my shares?

A:
If a majority of our common shareholders vote FOR approval of the Merger Agreement at the Special Meeting and all other conditions to the Merger are satisfied or waived, we currently expect to complete the Merger on or about September 30, 2005. If the Merger is consummated, your shares of common stock will automatically be canceled and converted into the right to receive the merger consideration, whether or not you voted in favor of the Merger Agreement. In addition, because our common stock is listed on a national securities exchange, Florida law does not provide for dissenters' or appraisal rights in connection with the Merger.

Q:
Who can vote at the Special Meeting?

A:
Holders of record of our common stock at the close of business on August 2, 2005 are entitled to vote at the Special Meeting. On that date, approximately 31,852,370 shares of common stock were outstanding and entitled to vote.

Q:
How do I vote my shares?

A:
Shareholders whose shares of common stock are registered in their own name may submit their proxies by one of the following methods:

•
sign the enclosed proxy card and mail it in the enclosed, prepaid and addressed envelope or to CRT Properties, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873;

•
call toll free 1-800-560-1965, 24 hours a day, 7 days a week, and follow the instructions; or

•
access the webpage at www.eproxy.com/cro and follow the on-screen instructions.

        Votes submitted via telephone or over the Internet must be received by 12:00 midnight (CT), on Thursday, September 22, 2005.

        You may also vote your shares in person at the Special Meeting. The Company will pass out written ballots to anyone who wants, and is entitled, to vote at the Special Meeting. If you hold your shares in street name, you must request a legal proxy from your broker or bank in order to vote in person at the Special Meeting. Submitting your proxy will not affect your right to vote in person if you decide to attend the Special Meeting. If you receive more than one proxy card, it is because you hold your shares in different names or in different capacities. You should complete, date, sign and return all of the proxy cards.

Q:
If I hold my shares of common stock in "street name," will my shares be voted if I do not return my proxy card or vote via the Internet or by telephone?

A:
If you hold your shares of common stock in "street name", it is important that you provide instructions to your broker or bank by voting your proxy promptly to ensure that all shares of common stock you own will be voted as you wish at the Special Meeting. If your broker or bank does not receive your instructions, it may not vote your shares on the approval of the Merger Agreement because this proposal is not considered a "routine" matter by the New York Stock Exchange. If the broker or bank cannot vote on a particular matter because it is considered "non-routine," there is a "broker non-vote" on that matter. Abstentions and broker non-votes will be treated as shares present, in person or by proxy, and entitled to vote for purposes of determining a quorum at the Special Meeting but will have the same effect as votes against approval of the Merger Agreement.

Q:
What happens if I don't indicate how to vote my proxy?

A:
If you sign and send in your proxy, but do not include instructions on how to vote your properly signed proxy card, your shares will be voted FOR approval of the Merger Agreement.

Q:
What happens if I don't return a proxy card?

A:
Not returning your proxy card will have the same effect as voting AGAINST approval of the Merger Agreement.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
Yes. You can change your vote at any time before your proxy is voted at the Special Meeting. You can do this in one of three ways:

•
first, you can send a written notice stating that you would like to revoke your proxy to the address below;

•
second, you can complete and submit a later-dated proxy card to the address below; or

•
third, you can attend the Special Meeting and vote in person. Your attendance at the Special Meeting alone will not revoke your proxy. You must vote at the Special Meeting in order to revoke your previously submitted proxy.

Q:
Who can help answer my questions about the proposals?

A:
If you have any questions about the proposals presented in this proxy statement, you should contact:

Investor Relations
CRT Properties, Inc.
225 NE Mizner Blvd., Suite 200
Boca Raton, FL 33432
Tel: 800-607-0088
Tel: 561-395-9666

FORWARD LOOKING STATEMENTS

        Many of the statements contained in this proxy statement that are not historical facts are forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," variations of such words and other similar expressions identify such forward-looking statements. The Company also may provide oral or written forward-looking information in other materials released by the Company to the public. These forward-looking statements are based on current expectations, beliefs, assumptions, estimates and projections about the industry and markets in which the Company operates. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. In addition, other factors may affect the accuracy of the forward-looking information, including the following:

  •
  the satisfaction of the conditions to closing of the Merger, including the approval of our shareholders;

  •
  potential or actual litigation, including those matters described under "The Merger—Litigation Relating to the Merger" below or other litigation challenging the proposed Merger;

  •
  general economic, financial and business conditions;

  •
  actions of U.S., foreign and local governments, including changes to tax laws and other legislation or regulatory actions; and

  •
  the risks detailed in our current filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2004 and our most recent Quarterly Report on Form 10-Q.

        Accordingly, while forward-looking statements in this proxy statement reflect the Company's estimates and beliefs, they are not guarantees of future performance. The Company does not promise to update any forward-looking statements to reflect changes in the underlying assumptions or factors, new information, future events or other changes.

THE SPECIAL MEETING OF THE COMPANY'S SHAREHOLDERS

        The Company is furnishing this proxy statement to all shareholders of record of common stock in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of shareholders to be held on Friday, September 23, 2005, and at any adjournment or postponement of the Special Meeting.

Date, Time and Place of Meeting

        The Special Meeting will be held on Friday, September 23, 2005 at 10:00 a.m., local time, at the offices of Goodwin Procter LLP, our corporate counsel, located at 599 Lexington Avenue, New York, NY 10022.

Purpose of the Special Meeting

        The Board of Directors of the Company asks you to attend this meeting (in person or by proxy) for the following purposes:

  3.
  to consider and vote on a proposal to approve the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 17, 2005, by and among DRA G&I Fund V Real Estate Investment Trust, a Maryland business trust, DRA CRT Acquisition Corp., a Delaware corporation, and CRT Properties, Inc., pursuant to which the Company will be acquired for $27.80 per share (plus unpaid dividends through the earlier of closing and September 30, 2005); and

  4.
  to transact any other business that may properly come before the Special Meeting and any adjournment or postponement of the Special Meeting.

        A copy of the Merger Agreement is attached to this proxy statement as Appendix A. Shareholders are encouraged to read the Merger Agreement in its entirety and the other information contained in this proxy statement carefully before deciding how to vote.

Recommendation of the Board of Directors

        The Board of Directors has unanimously determined that the Merger is advisable, in the best interests of shareholders and on terms that are fair to the shareholders. Accordingly, the Board of Directors has unanimously approved the Merger Agreement and the Merger and recommends that shareholders vote FOR approval of the Merger Agreement.

        The matters to be considered at the Special Meeting are of great importance to the shareholders. Shareholders are urged to read and carefully consider the information presented in this proxy statement, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-prepaid envelope.

Record Date

        The Board of Directors has fixed the close of business on August 2, 2005 as the record date for determination of shareholders entitled to notice of and to vote at the Special Meeting. At that date, there were approximately 31,852,370 shares of common stock outstanding. Only holders of record of our common stock on the record date will be entitled to vote at the Special Meeting.

Votes Required for Approval of the Merger Agreement

        The holders of a majority of the outstanding shares of our common stock, par value $0.01 per share, entitled to vote at the Special Meeting must vote to approve the Merger Agreement. Each share of common stock entitles the beneficial holder to one vote per share with respect to the Merger

Agreement. There are no other voting securities of the Company entitled to vote at the Special Meeting.

        If you hold your shares in an account with a broker or bank, you must instruct the broker or bank on how to vote your shares. If a proxy card returned by a broker or bank holding shares indicates that the broker or bank does not have authority to vote on the proposal to approve the Merger Agreement, the shares will be considered present at the Special Meeting for purposes of determining the presence of a quorum, but will not be voted on the Merger Agreement. This is called a "broker non-vote" and will have the effect of a vote AGAINST the Merger Agreement Your broker or bank will vote your shares on the Merger Agreement only if you provide instructions on how to vote by following the instructions provided to you by your broker or bank.

Quorum and Abstentions

        A majority of all voting shares of our common stock issued and outstanding as of the record date, represented in person or by proxy, constitutes a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be treated as shares present and entitled to vote for purposes of determining a quorum. There must be a quorum for the vote on the Merger Agreement to be taken.

        If you submit a proxy that indicates an abstention from voting on all matters presented at the Special Meeting, your shares will not be voted on any matter presented at the Special Meeting. Consequently, your abstention will have the same effect as a vote against the proposal to approve the Merger Agreement. In addition, broker non-votes and the failure of any shareholder to return a proxy will have the effect of a vote against the proposal to approve the Merger Agreement.

Shares Owned by Directors and Officers

        As of the close of business on the record date for the Special Meeting, directors and executive officers (and their respective affiliates) of the Company collectively owned approximately 3.06% of the outstanding shares of common stock entitled to vote at the Special Meeting and expressed their intention to vote FOR approval of the Merger Agreement.

Voting of Proxies at the Special Meeting and Revocation of Proxies

        We request that all holders of common stock on the record date complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope. All properly executed proxies received prior to the vote at the Special Meeting, that are not revoked, will be voted in accordance with the instructions indicated on the proxy card. If no direction is indicated on the proxies, the proxies will be voted in favor of approval of the Merger Agreement. Shareholders whose shares of common stock are registered in their own name may submit their proxies by one of the following methods:

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  sign the enclosed proxy card and mail it in the enclosed, prepaid and addressed envelope or to CRT Properties, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873;

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  call toll free 1-800-560-1965, 24 hours a day, 7 days a week, and follow the instructions; or

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  access the webpage at www.eproxy.com/cro and follow the on-screen instructions.

        Votes submitted via telephone or over the Internet must be received by 12:00 midnight (CT), on Thursday, September 22, 2005.

        You may also vote your shares in person at the Special Meeting. The Company will pass out written ballots to anyone who wants, and is entitled, to vote at the Special Meeting. If you hold your shares in street name, you must request a legal proxy from your broker or bank in order to vote in person at the Special Meeting. Submitting your proxy will not affect your right to vote in person if you decide to attend the Special Meeting. If you receive more than one proxy card, it is because you hold your shares in different names or in different capacities. You should complete, date, sign and return all of the proxy cards.

        Shareholders may revoke a previously submitted proxy at any time prior to its use. You can do this in one of three ways:

  •
  first, you can send a written notice stating that you would like to revoke your proxy to CRT Properties, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873;

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  second, you can complete and submit a later-dated proxy card to the address above; or

  •
  third, you can attend the Special Meeting and vote in person. Your attendance at the Special Meeting alone will not revoke your proxy. You must vote at the Special Meeting in order to revoke your previously submitted proxy.

        DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY. A LETTER OF TRANSMITTAL CONTAINING INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES WILL BE MAILED TO RECORD SHAREHOLDERS AS SOON AS PRACTICABLE FOLLOWING THE COMPLETION OF THE MERGER. IF YOU HOLD YOUR SHARES THROUGH A BROKERAGE ACCOUNT, YOU WILL RECEIVE THE MERGER CONSIDERATION DIRECTLY FROM YOUR BROKER.

Solicitation of Proxies and Expenses

        The Company will bear the costs of solicitation of proxies. In addition to the use of telephone, Internet or the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company, and no additional compensation will be paid to such individuals. The Company also has retained Morrow and Co., Inc., 445 Park Avenue, New York, NY 10022 to solicit proxies by mail, personal interview, telephone, or telegraph, for which service the Company anticipates a cost not in excess of $10,000, plus disbursements. Arrangements may also be made with the stock transfer agent and with brokerage houses and other custodians, nominees, and fiduciaries that are record holders of shares for the forwarding of solicitation material to the beneficial owners of shares. The Company will, upon the request of any such entity, pay such entity's reasonable expenses for completing the mailing of such material to beneficial owners.

THE PARTIES TO THE MERGER

CRT Properties, Inc.

        CRT Properties, Inc., a Florida corporation, is a fully integrated, self administered and managed equity real estate investment trust, or REIT, which develops, owns, operates, leases and manages office buildings in metropolitan areas in the southeastern United States, Maryland and Texas. Our common stock is listed on the New York Stock Exchange under the symbol "CRO." Our principal executive offices are located at 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432, and our telephone number is (561) 395-9666. For additional information about our Company, see "Where You Can Find More Information" on page 46.

DRA Advisors LLC

        DRA Advisors LLC, or "DRA", is a New York-based registered investment advisor specializing in real estate investment management services for institutional and private investors, including pension funds, university endowments, foundations and insurance companies. Founded in 1986, the firm currently manages over $3.6 billion in assets. DRA's principal executive offices are located at 220 East 42nd Street, 27th Floor, New York, New York 10017, and its telephone number is (212) 697-4740. Prior to the consummation of the Merger, DRA and/or its affiliates may enter into one or more agreements with co-venturers.

DRA G&I Fund V Real Estate Investment Trust

        DRA G&I Fund V Real Estate Investment Trust, or "Parent", is a Maryland business trust and a wholly-owned subsidiary of DRA Growth and Income Fund V LLC, an entity advised and controlled by DRA Advisors LLC. The principal executive offices of Parent are located at 220 East 42nd Street, 27th Floor, New York, New York 10017, and its telephone number is (212) 697-4740.

DRA CRT Acquisition Corp.

        DRA CRT Acquisition Corp., or "MergerCo", is a Delaware corporation and a wholly-owned subsidiary of Parent. MergerCo was formed in 2005 solely for the purpose of facilitating the acquisition of our Company and has not carried on any activities to date other than those incident to its formation and the negotiation and execution of the Merger Agreement. MergerCo's principal executive offices are located at 220 East 42nd Street, 27th Floor, New York, New York 10017, and its telephone number is (212) 697-4740.

PROPOSAL NO. 1

THE MERGER

Background of the Merger

        CRT Properties, Inc. is a fully integrated, self administered and managed equity real estate investment trust, or REIT, which develops, owns, operates, leases and manages office buildings in metropolitan areas in the southeastern United States, Maryland and Texas. We were incorporated as a Florida corporation in 1988 under the name Koger Equity, Inc. and our common stock was listed on the American Stock Exchange and, beginning in March 2000, on the New York Stock Exchange. In early 2000, we named Thomas J. Crocker as our chief executive officer and embarked on a long-term strategic growth plan to maximize shareholder value by repositioning our portfolio through select asset sales and reinvestment in opportunities with higher growth prospects. During the period from 2001 through the first fiscal quarter of 2005, we sold or otherwise disposed of older, non-core office properties located primarily in tertiary markets in the southeast and concurrently acquired Class A office properties in the substantially larger and faster growing markets of Atlanta, Houston and South Florida. The net result of these activities was to initially shrink our asset base and capitalization, and to reposition our overall portfolio to take advantage of an expected upturn in the property markets. To better reflect the change in the character of our Company and to signal our continuing strategy to acquire dominant Class A properties in major southeastern United States, Maryland and Texas markets, we changed our name to CRT Properties, Inc. in June of 2004.

        As of March 2005, our properties contained 11.7 million total square feet, compared with 10.8 million as of December 2000. Of the total square footage, approximately 41% had been acquired within the past three-and-a-half years. From December 31, 2000 to December 31, 2004, the market price of our common stock rose 53% from $15.56 per share to $23.86 per share. Throughout this period, we paid regular quarterly dividends on our common shares of $0.35 per share and, in January 2002, we made a special distribution on our common shares of $1.74 per share, occasioned by substantial capital gains from the sale of non-core assets. From 2001 through 2004, the company's funds from operations and dividend payout did not increase due to the dilutive effect of our selling non-core assets and occupancy declines in the balance of the portfolio in the face of a national economic recession.

        Our Board of Directors and senior management have periodically reviewed the Company's strategic growth objectives and plans for achieving those objectives, including considering alternatives to our repositioning strategy, such as potential strategic initiatives and business combinations. Beginning in early 2005, we began to see office property assets trading at all-time highs and our board and senior management began to consider whether alternatives to our current strategic growth plan should be given additional consideration, as they might better maximize shareholder value.

        At a meeting of the Board of Directors held on March 21, 2005, the board discussed current valuations of office portfolios, as well as the projected value of the Company's portfolio on a net asset and equity market value basis over the near and mid term under our current strategic growth plan. The board remained confident in the viability of the strategic growth plan but also discussed the possibility that market conditions might present an opportunity to enhance shareholder value through a capital transaction. The board noted that as we continued with the planned disposition of some of the older, non-core assets in our portfolio and positioned our Company for future growth, we were faced with challenges that included interest rate volatility, high capital costs associated with attracting and retaining tenants, and difficulty of making accretive acquisitions in an extremely competitive investment environment. The board also noted that the strategic growth plan contemplated a 3-5 year time period over which it was to be implemented. In the board's view, if a comparable or superior valuation for the Company could be obtained through an earlier cash sale of the Company, this would effectively eliminate the time and execution risks inherent in the strategic growth plan and would be a more certain means of maximizing shareholder value. The board recognized that, despite the favorable valuation of the Company implied by other recent transactions in the office REIT industry, it might prove challenging to identify one or more bidders willing to pay a price per share sufficient to justify abandoning our current strategic growth plan. Following its deliberations, the board determined that, in light of favorable market valuations, it was in the best interests of the Company's shareholders to explore other strategic alternatives to maximize shareholder value, including a sale of the Company, with the assistance of an experienced investment banking firm.

        At the March 21 meeting, representatives from Wachovia Capital Markets LLC, or Wachovia Securities, were invited to present their views to the board regarding possible strategic alternatives available to the Company and likely valuations of the Company. We selected Wachovia Securities due to its experience in business combination transactions in the REIT sector, its relationships with private and public equity sources, and because of its knowledge of the Company's business and affairs based on the fact that it had previously provided investment banking and lending services to the Company. Wachovia Securities provided the board with a detailed analysis of the current office real estate market and trends, including those relating to capitalization rates, occupancy rates, rental growth and portfolio turnover. Wachovia Securities reviewed various strategic alternatives, including continuing to implement the Company's strategic growth plan, selling all or part of the Company's properties (including potential joint venture transactions), a merger of the Company and other similar transactions. In addition, Wachovia Securities reviewed with the board the pricing of numerous recent real estate portfolio and company transactions, both publicly and privately held. Wachovia Securities indicated that their preliminary analysis suggested a potential transaction price per share for the Company that was significantly above the then-current trading price of $22.03.

        Following Wachovia Securities' presentation, the Board of Directors had extensive discussions regarding the alternatives available to the Company and the costs and benefits of each alternative. Following these discussions, the board voted to approve the engagement of Wachovia Securities to assist the Company in exploring the feasibility of a sale of the Company. A formal engagement letter was executed with Wachovia Securities on March 28, 2005. After consultation with Wachovia Securities and Goodwin Procter LLP, our general outside counsel, the board decided that setting a deadline for all potentially interested parties to submit preliminary indications of interest would be the most efficient method for allowing the board to assess whether a transaction meeting its objectives, including a price sufficient to offset abandoning our strategic growth plan, was possible.

        Beginning the last week of March 2005, Wachovia Securities contacted over 60 potential bidders on a confidential basis. These potential bidders were selected by Wachovia Securities based on its business experience in the REIT sector and on its estimation of those companies and firms most likely to be interested in an acquisition of the Company and able to offer the highest possible value to our shareholders. In compiling the list of potential bidders Wachovia Securities sought to provide a comprehensive cross section of real estate companies, both public and private, in addition to institutional investors and advisors. Wachovia Securities also considered whether particular firms or companies had the apparent financial ability to effectuate acquisitions as large as the Company. From late March through mid-April, we entered into confidentiality agreements with 41 potential bidders. These parties received confidential information about the Company to assist them in preparing their initial indication of value, which was requested by April 28, 2005.

        During telephonic discussions conducted on April 6, 7 and 8, Thomas J. Crocker, our chief executive officer, advised members of the finance committee of the Board of Directors that the senior management team was considering the possibility of participating in the process as a bidder or of teaming up with one of several other potential bidders. Mr. Crocker indicated that management had taken no action in this direction yet, but thought it appropriate to notify the committee well in advance of taking any steps. After discussing the ways in which the possibility of a management bid might affect the exploratory process and after consultation with Wachovia Securities and Goodwin Procter, the finance committee requested that management not contact any potential financing sources until the full Board of Directors could be apprised of this development.

        At a telephonic meeting of the full Board of Directors held on April 11, 2005, the board determined that, in light of management's possible participation as a bidder, the integrity of the exploratory process would best be served by the establishment of a special committee of independent directors, whose task would be to consider and evaluate any proposals or potential transactions and to generally oversee and regulate the process. Messrs. D. Pike Aloian, Peter J. Farrell and David B. Hiley were designated by the board to serve as members of the special committee, and Victor A. Hughes, Jr., the Chairman of the Board of Directors, was designated as the liaison between the special committee and the full board. The board delegated to the special committee the power to direct the negotiation of the terms and conditions of any proposed transaction and to make a recommendation to the full board on the advisability of entering into any definitive agreement. It was further determined that the special committee would hold frequent meetings, both scheduled and unscheduled, in order to remain closely apprised of the progress of Wachovia Securities' marketing efforts, to provide necessary guidance and to deal with all other issues that might arise from the Company's exploratory process. While the special committee would keep Mr. Hughes and the full board up to date with the process through periodic updates, it was determined that no bidder information, including identity and bid prices, would be disclosed to management. The board agreed to permit management to speak to prospective capital sources but requested that Wachovia Securities generally monitor the process. Following Mr. Crocker's excusal from the meeting, Wachovia Securities updated the board as to the status of the confidentiality agreement process and list of potential bidders.

        At the April 11 meeting, the board also discussed severance and compensation matters for executive officers, noting in particular that under current executive employment agreements, severance payments payable to certain members of senior management upon a change of control of the Company would be meaningfully reduced due to the imposition of excise taxes pursuant to applicable Internal Revenue Code provisions. Following Mr. Crocker's excusal from the meeting, the board acknowledged that the treatment of change-in-control payments among individual members of the management team was not necessarily consistent under existing arrangements and requested that the compensation committee consider the issue and formulate a recommendation for the board to consider. In consultation with counsel and financial advisors, the board noted that gross-up payments on account of these taxes was customary among publicly-traded REITs as a method of continuing to incentivize management during a sale process. The board further noted that absent a reasonable incentivization structure for key management employees, the Company might encounter difficulties retaining these employees throughout the course of a sale process, particularly those whose expertise in the industry might make them valuable to other real estate companies and firms, including the Company's competitors.

        Wachovia Securities updated the special committee, at telephonic meetings held on April 14 and April 22, 2005, on the status of the exploratory process and summarized Wachovia Securities' conversations with many of the potential bidders.

        At telephonic meetings of the special committee held on April 23 and April 28, 2005, Mr. Crocker, on behalf of senior management, advised the committee that, as a result of preliminary conversations with potential partners and sources of capital, management was no longer considering submitting a bid to acquire the Company, but that they would still consider partnering with other potential bidders, though no meaningful conversations in that regard had taken place to date. Mr. Crocker noted that he and the other members of senior management continued to have confidence in the Company's current business plan and strategy and were encouraged by positive results and trends in the Company's business. Following Mr. Crocker's excusal from the meeting, the committee further discussed this development and concluded that, as potential partners to a bid for the Company, it remained appropriate to continue to exclude Mr. Crocker and other members of management from discussions concerning specific bidders and price proposals. The committee noted that permitting management full access to information concerning the process might serve to discourage potential bidders were management subsequently to decide to partner with another bidder.

        On the April 28, 2005 deadline, the Company received written preliminary indications of interest from six bidders, including both private real estate funds and public companies. Five of the six preliminary bids were for the acquisition of the Company in an all-cash transaction, and one included up to 50% consideration in stock. Two of the preliminary bids were at a price the special committee deemed to be within an acceptable range, three were slightly below an acceptable range and one was meaningfully below an acceptable range. At telephonic meetings of the special committee held on April 28, April 29 and April 30, 2005, Wachovia Securities reviewed the preliminary indications of interest with the special committee, following which the committee determined that the terms of the bids were such that the committee believed it was in the best interest of the Company and its shareholders to continue the process and further explore the feasibility of a transaction that would maximize shareholder value at an acceptable price per share. Along with Wachovia Securities and Goodwin Procter, the committee had extensive discussions about the terms and merits of each bid on an individual basis and gave Wachovia Securities detailed comments to pass along to each bidder with regard to each proposal. The committee decided to invite five of the six bidders to conduct further diligence, with a view to receiving final, fully-financed bids from these parties by mid-June. The proposal submitted by the sixth bidder was at a price significantly below those of the other five bidders, such that the committee did not believe that further discussions with this bidder were warranted. The committee declined to offer exclusivity to any of the bidders at this point.

        At a telephonic meeting of the special committee held on May 3, 2005, Wachovia Securities updated the committee as to the status of the bid process, noting that the five remaining bidders were exhibiting sustained interest and were conducting detailed due diligence. After this update, Mr. Crocker joined the meeting and the committee further discussed the proposed terms of the severance arrangement for members of senior management (other than Mr. Crocker and Mr. Brockwell, whose severance and termination provisions were governed by the terms of their respective employment agreements with the Company). Also on May 3, the committee updated the full Board of Directors (other than Mr. Crocker) via teleconference as to the results of the preliminary indications of interest and the proposed procedures going forward.

        On May 5, 2005, Wachovia Securities further updated the special committee via telephone conference call on the bidding process to date, noting that one of the five bidders had since withdrawn. The committee also agreed to consider, in connection with the proposed transaction on an "if-and-when" basis, recommending to the compensation committee customary "good reason" termination provisions upon change of control and gross-ups for excise tax for members of senior management (other than Mr. Crocker and Mr. Brockwell, whose severance and termination provisions were governed by the terms of their respective employment agreements with the Company).

        At telephonic meetings of the special committee held on May 10, 12, 19, and 26, 2005, Wachovia Securities reviewed the status of the bid process, noting that an additional bidder had withdrawn and that the three remaining bidders, DRA Advisors LLC ("DRA") and two other bidders, referred to in this proxy statement as "Bidder X" and "Bidder Y", were conducting substantial work in reviewing documents via the online data room and conducting site visits of many or all of the Company's properties. Each bidder had also already hired its own legal counsel and other advisors.

        On May 18, 2005, Mr. Crocker reiterated to the special committee at a telephonic meeting that, due to the risks inherent in implementing the Company's strategic growth plan, management believed a sale of the Company at an acceptable all-cash price was appropriate. Mr. Crocker also told the committee that DRA and management had had preliminary conversations concerning a possible role for the management team in the operation of the portfolio following a sale but that no agreement had been reached.

        During the second and third week of May 2005, Goodwin Procter prepared a draft agreement and plan of merger in consultation with the special committee and with management, and, at the direction of the special committee, Wachovia Securities distributed the draft agreement to each of the three remaining bidders. A primary concern for the committee was the identity and financial net worth of the entity each bidder proposed as the signatory to the agreement. Each bidder was informed of the committee's expectation that its proposed signatory would be an entity with significant net worth or one on whose behalf the bidder would make a significant deposit. In addition, the committee sought to ensure that, to the extent a definitive merger agreement was reached with any of the bidders, regular quarterly dividends continued to be paid prior to closing to holders of the Company's common stock, prorated as necessary for any periods through the closing date of the merger. A well financed bid, with fully committed equity and debt, was another prerequisite that the committee sought to ensure for each bidder.

        At the direction of the special committee, Wachovia Securities instructed each bidder that final bids were due on June 14, 2005 and that each bidder should submit its markup of the draft merger agreement no later than June 1, 2005, so as to be in position to sign a definitive agreement promptly after final bids were submitted two weeks later. Each remaining bidder was also contacted directly by a member of the special committee to discuss the process generally and to answer any questions or address any concerns. Draft disclosure schedules to the merger agreement were also made available to the bidders.

        On or about June 1, 2005, each of the three bidders submitted a markup of the draft merger agreement. At telephonic meetings of the special committee held on June 3 and June 6, 2005, the committee, Goodwin Procter and Wachovia Securities discussed the markups of the draft merger agreement that had been submitted by each of DRA, Bidder X and Bidder Y. At the direction of the special committee, Goodwin Procter and Wachovia Securities held calls with each bidder and their counsel to discuss the more substantive items arising from each markup. Over the course of the next week, a majority of outstanding issues was resolved with each of DRA and Bidder X, and, to a lesser extent, with Bidder Y. As a result, we reached substantial agreement with DRA and Bidder X on the terms of a proposed merger agreement and, with Bidder Y, on many of the key issues.

        At a telephonic meeting of the special committee held on June 9, 2005, Wachovia Securities updated the committee as to the status of the bid process and Goodwin Procter updated the committee as to the status of negotiation of a definitive merger agreement.

        On June 14, 2005, we received final bids from DRA and Bidder X for the purchase of the Company in an all-cash transaction, accompanied by forms of merger agreement that each was prepared to execute. DRA proposed to purchase all of our outstanding common stock for $27.55 per share, increased by a prorated regular quarterly dividend through closing or September 30, 2005, whichever came earlier. DRA's proposal was not subject to any financing contingency and was accompanied by a form of financing commitment letter from a reputable lender to provide the requisite debt financing of up to $853 million. DRA's proposal did not, however, provide for an entity with significant net worth to be a signatory to the merger agreement. Bidder X also proposed to purchase all of our outstanding stock for cash, but at a price per share lower than DRA's proposed price. In addition, Bidder X indicated that it would require a significant amount of more time to finalize debt and equity financing for the transaction. Bidder Y elected not to submit a final bid.

        At a meeting of the special committee held on June 14, 2005, the committee, Goodwin Procter and Wachovia Securities reviewed the two proposals, the principal terms of their respective draft merger agreements and the related financing. The committee had extensive discussions regarding the value of DRA's bid in comparison to values projected to be achieved upon continued implementation of the Company's strategic growth plan, as well as whether providing additional time to Bidder X and following up with Bidder Y might yield more favorable bids. The committee ultimately concluded that if DRA would raise its price per share, provide a guaranty of the performance of all obligations under the merger agreement from an entity with significant net worth and enter into a definitive agreement quickly so as to minimize risk inherent in further delaying the process, it would be in the best interest of the Company and its shareholders to pursue a final agreement with DRA. The committee instructed Wachovia Securities to propose a $28 per share price to DRA and instructed Goodwin Procter to negotiate a form of acceptable guaranty with Blank Rome LLP, counsel to DRA.

        On June 15, 2005, DRA indicated to Wachovia Securities that it would increase its proposal from $27.55 to $27.80 per share. The special committee instructed Goodwin Procter to meet with DRA and Blank Rome in New York to finalize the draft merger agreement and guaranty as soon as possible, including negotiating a reduction of the termination fee. Over the course of June 15 and June 16, 2005, Goodwin Procter met with Blank Rome in New York and resolved all outstanding substantive issues on the draft merger agreement, including a reduction of the termination fee from approximately $51 million to $40 million. The parties also agreed to a form of guaranty pursuant to which DRA Growth and Income Fund V LLC, an entity with significant funded capital, would guarantee the performance of all obligations of the DRA merger subsidiaries under the merger agreement through closing of the merger. On the evening of June 16, 2005, DRA indicated its willingness to sign the definitive agreement and guaranty early the following morning.

        While these discussions with DRA and their counsel were ongoing, the full Board of Directors convened in New York on June 16, 2005 and the special committee updated the board as to the status of the negotiations with DRA. At the meeting, each director received a summary of the proposed transaction and the provisions of the merger agreement. On behalf of management, Mr. Crocker advised the board that he and management had no agreement of any kind with DRA relating to post-transaction employment or similar arrangements. At the meeting, Goodwin Procter reviewed the terms of the proposed merger agreement and guaranty with the board and reviewed the board's fiduciary duties under applicable law. Wachovia Securities reviewed their financial analysis of the transaction with the board. Members of the board were asked if they had each received all of the information they believed was necessary to consider and vote on the proposed transaction and they indicated that they had. The board discussed at length the terms of the proposed transaction and a variety of positive and negative considerations concerning the transaction and the overall strategic alternatives available to the Company. (These factors are described in more detail below under the heading—"Reasons for the Merger and Recommendation of Our Board of Directors".) The board instructed Wachovia Securities and the special committee to complete all negotiations with DRA overnight and report back to the full board early the next day. At a further meeting of the full Board of Directors held early the next morning, June 17, 2005, Wachovia Securities and the special committee reported that all remaining issues had been resolved with DRA. Wachovia Securities rendered an oral opinion to the board, subsequently confirmed in writing, that as of that date and based upon and subject to procedures performed, assumptions made, matters considered, limitations of the review undertaken and their experience as investment bankers, in their opinion, the merger consideration to be received by the holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to holders or our common stock. Goodwin Procter updated the board as to final negotiations of the definitive documentation that had taken place after the board's meeting of June 16, 2005. The Board of Directors then unanimously approved the proposed merger, the draft merger agreement and the other transactions contemplated by the agreement. In contemplation of the proposed transaction, the board also determined that each of the DRA signatories to the definitive agreement would be an "exempt person" for purposes of the Company's Common Stock Rights Agreement and unanimously approved the making of certain other amendments to that agreement as necessary to effect the terms of the proposed transaction.

        After the board concluded its meeting early on the morning of June 17, 2005, DRA G&I Fund V Real Estate Investment Trust, DRA CRT Acquisition Corp. and the Company executed the merger agreement, DRA Growth and Income Fund V LLC executed the guaranty and, prior to the opening of U.S. financial markets on that same day, we issued a press release announcing the transaction.

Reasons for the Merger and Recommendation of Our Board of Directors

        At a special meeting held on June 17, 2005, our Board of Directors, after due consideration, determined that it was advisable, fair to and in the best interests of the Company and our shareholders to enter into the Merger Agreement and to consummate the Merger and the other transactions contemplated by the Merger Agreement. The board unanimously also recommended that holders of our common stock vote for the approval of the Merger Agreement.

        In reaching its decision to adopt the Merger Agreement and to recommend that our shareholders approve the Merger Agreement, the board consulted with management and its legal and financial advisors. These consultations included discussions regarding our strategic growth plan, the historical prices of our capital stock, our past and current business operations and financial condition, our future prospects, the potential merger transaction with DRA and other strategic alternatives. The Board of Directors also consulted with Wachovia Securities as to the fairness, from a financial point of view, to holders of our common stock of the merger consideration.

        The Board of Directors identified and considered a number of positive factors in its deliberations, including:

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  Merger Consideration—the merger consideration of $27.80 per share of our common stock represents a substantial premium to historic trading prices, including a premium of 17.7% over the average closing price of our common stock during the 10-day trading period preceding the date on which the Merger was announced, and a premium of 22.1% over the average closing price of our common stock during the three-month period preceding the date on which the Merger was announced;

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  No Time Discount—the merger consideration of $27.80 per share represents an immediate liquid value per share to our shareholders in excess of what might otherwise take several years to attain through implementation of our operating and strategic plans, which also would be accompanied by inherent implementation risks;

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  All Cash—the fact that the merger consideration will be all cash, which provides certainty of value to holders of our common stock, compared to a transaction in which stockholders would receive non-cash consideration, such as stock;

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  All-Time High Pricing—the fact that the merger consideration of $27.80 per share implies a valuation for the properties in our portfolio at the high end of the range at which comparable portfolios of assets in our markets have historically traded, and in line with the all-time high pricing for real estate properties;

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  Broad Solicitation of Prospective Bidders—the process undertaken to solicit third-party offers to acquire the Company was broad and rigorous and a large number of private and publicly traded bidders were solicited by Wachovia Securities;

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  Analysis by Wachovia Securities and Fairness Opinion—the opinion, analyses and presentations of Wachovia Securities, including the fairness opinion of Wachovia Securities delivered on June 17, 2005 to our Board of Directors that, as of that date, based upon and subject to the considerations set forth in its opinion, the merger consideration to be received by holders of our common stock was fair, from a financial point of view, to holders of our common stock;

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  No Financing Contingency—the Merger Agreement contains no condition or contingency relating to DRA's ability and obligation to secure financing for the Merger. Prior to signing the Merger Agreement, DRA delivered an executed copy of a commitment letter from a reputable lender for up to $853 million in debt financing;

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  Subject to Shareholder Approval—the Merger Agreement permits our shareholders to ultimately reject the Merger for any reason, including, for instance, if a higher offer were to be made prior to the Special Meeting (although we would be required to pay a termination fee under these circumstances);

  •
  Ability to Accept a Superior Proposal—the Merger Agreement does not restrict us from furnishing information to, and conducting negotiations with, a third party making an unsolicited acquisition proposal, nor does it restrict our Board of Directors from considering and accepting a superior proposal to comply with its fiduciary duties directors to our shareholders (although we would be required to pay a termination fee under these circumstances); and

  •
  Likelihood of Alternatives—the risks and uncertainties associated with the other strategic options available to us, including remaining independent and continuing to implement our strategic growth strategy. Our Board of Directors considered the fact that the REIT industry in general and our Company in particular are presently being valued at very favorable funds-from-operation multiples, which may or may not be sustained over time. In considering whether to adopt the Merger Agreement, the board noted that if these multiples contract over the next 3-5 years, our share price could decrease even if we successfully implemented our strategic growth plan.

        Our Board of Directors also identified and considered a number of potentially negative factors in its deliberations concerning the Merger, including:

  •
  Independent Company—we would no longer exist as an independent company and our common shareholders would no longer participate in its growth;

  •
  No Solicitation; Termination Fee—under the terms of the Merger Agreement, we are not permitted to solicit other acquisition proposals and would have to pay DRA a termination fee if the Merger Agreement were terminated due to our acceptance of an unsolicited third-party proposal, which might deter others from proposing an alternative transaction that might be more advantageous to our shareholders;

  •
  Taxable Transaction—gains from an all-cash transaction would be taxable to our shareholders for United States federal income tax purposes;

  •
  Restrictive Covenants—the Merger Agreement imposes significant restrictions on the operation of the Company and its subsidiaries' businesses during the period between the signing of the Merger Agreement and the completion of the Merger;

  •
  Consummation—there is no assurance that all conditions to the parties' obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger might not be completed even if approved by our shareholders (see "—Conditions to the Merger" on page 41) or might be significantly delayed; and

  •
  Costs and Expenses—if the Merger is not consummated, we would have incurred significant expenses and our employees would have expended extensive efforts to attempt to complete the transaction and would have experienced significant distractions from their work, and as a result, we might experience adverse effects on our operating results, ability to attract or retain employees, and our general competitive position.

        After taking into account all of the factors set forth above, as well as others, including the personal interests of our directors and executive officers as described more fully under "—Interests of Our

Directors and Executive Officers in the Merger" on page 24, our Board of Directors agreed that the benefits of the Merger outweighed the risks and that the Merger Agreement and the Merger were advisable, fair to and in the best interests of the Company and its shareholders.

        Although the foregoing discussion sets forth the material factors considered by our Board of Directors in reaching its recommendation, it may not include all of the factors considered by our directors, and individual directors, may have given different weight to different factors. The board reached its conclusion to approve and adopt the Merger Agreement in light of the various factors described above and other factors that each member of our board, given their expertise and experience, felt were appropriate. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the board made its recommendation based on the totality of information presented to, and the investigation conducted by, the Board of Directors.

        Our Board of Directors unanimously recommends that our shareholders vote "FOR" the approval of the Merger Agreement.

Opinion of Wachovia Capital Markets, LLC

        Our Board of Directors retained Wachovia Capital Markets, LLC, or "Wachovia Securities" to act as its exclusive financial advisor with respect to a possible sale of the Company. Our Board of Directors selected Wachovia Securities to act as its exclusive financial advisor based on Wachovia Securities' qualifications, expertise and reputation. Wachovia Securities provided its written opinion that, as of June 17, 2005, subject to and based on the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken, as set forth in its opinion, the $27.80 per common share to be received by holders of our common shares pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        The full text of Wachovia Securities' opinion, dated June 17, 2005, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken in connection with the opinion, is attached as Appendix C to this proxy statement. You should carefully read the opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

        Wachovia Securities' opinion did not address the merits of the underlying business decision to enter into the Merger Agreement and does not constitute a recommendation to any holder of our common shares as to how such holder should vote in connection with the Merger Agreement.

        In arriving at its opinion, Wachovia Securities, among other things:

  •
  reviewed the Merger Agreement, including the financial terms of the Merger Agreement;

  •
  reviewed annual reports to shareholders and Annual Reports on Form 10-K of the Company for each of the three years ended December 31, 2004;

  •
  reviewed all interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company;

  •
  reviewed certain business, financial and other information, including financial forecasts, regarding the Company, a portion of which information was publicly available and a portion of which was furnished to Wachovia Securities by management of the Company, and discussed the business and prospects of the Company with its management;

  •
  participated in discussions and negotiations among representatives of the Company and DRA G&I Fund V Real Estate Investment Trust and their financial and legal advisors;

  •
  reviewed the reported price and trading activity for certain periods of our common shares;

  •
  considered certain financial data for the Company and compared that data with similar data regarding certain other publicly traded companies that Wachovia Securities deemed relevant;

  •
  compared the proposed financial terms of the Merger with the financial terms of certain other business combinations and transactions that Wachovia Securities deemed relevant; and

  •
  considered other information, such as financial studies, analyses and investigations, as well as financial and economic and market criteria, that Wachovia Securities deemed relevant.

        In connection with its review, Wachovia Securities, with our board's consent, relied upon the accuracy and completeness of the foregoing financial and other information Wachovia Securities obtained for the purpose of its opinion, including all accounting, legal and tax information and did not assume any responsibility for any independent verification of such information and assumed such accuracy and completeness for purposes of its opinion without independent verification or investigation. Wachovia Securities relied upon the assurance of our management that they were not aware of any facts or circumstances that would make such information about the Company inaccurate or misleading. With respect to the Company's financial forecasts furnished to Wachovia Securities by our management, Wachovia Securities assumed that they were reasonably prepared and reflected the best current estimates and judgments of management as to the future financial performance of the Company. Wachovia Securities assumed no responsibility for, and expressed no view as to, such financial forecasts of the Company or the assumptions upon which they were based. In arriving at its opinion, Wachovia Securities did not conduct physical inspections or assessments of the properties or facilities of the Company and did not prepare or obtain any independent evaluations or appraisals of the assets or liabilities of the Company, including any contingent liabilities.

        In rendering its opinion, Wachovia Securities assumed that the Merger will be consummated on the terms described in the Merger Agreement, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed or other actions will be taken that will have an adverse effect on the Company, the Merger or other transactions contemplated by the Merger Agreement in any way meaningful to its analysis.

        Wachovia Securities' opinion is necessarily based on economic, market, financial and other conditions as they existed and could be evaluated on and the information made available to Wachovia Securities as of the date of its opinion. Wachovia Securities' opinion does not address the relative merits of the Merger or other transactions contemplated by the Merger Agreement compared with other business strategies or transactions that may have been considered by our management, our Board of Directors or any committee thereof. Although subsequent developments may affect Wachovia Securities' opinion, Wachovia Securities does not have an obligation to update, revise or reaffirm its opinion.

        The summary set forth below does not purport to be a complete description of the analyses performed by Wachovia Securities, but describes, in summary form, the material elements of the presentation that Wachovia Securities made to our Board of Directors on June 17, 2005 in connection with Wachovia Securities' fairness opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its fairness opinion, Wachovia Securities considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factors considered by it. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Wachovia Securities' analyses and opinion.

        Historical Stock Trading Analysis.    Wachovia Securities reviewed publicly available historical trading prices and volumes for the common shares for the period between June 15, 2004 and June 15, 2005. In the 52-week period preceding the announcement of the Merger, the high trading price for the common shares was $25.18 (on December 5, 2004) and the low trading price was $20.96 (on August 2, 2004). In addition, Wachovia Securities compared the $27.80 per common share to be received by holders of our common shares pursuant to the Merger Agreement to the average closing trading prices of our common shares during the 10-day, 30-day, and 60-day trading periods preceding the announcement of the Merger. The $27.80 per share offer price represents a premium to the average closing prices as follows:

	Closing/Average Price	Premium to Closing/Average Price
June 15, 2005	$23.92	16.2%
10-Day Trading Average	$23.46	18.5%
30-Day Trading Average	$23.25	19.6%
60-Day Trading Average	$22.74	22.3%

        Comparable Companies Analysis.    Wachovia Securities compared financial, operating and stock market data of the Company to the following publicly traded REITs that own or operate office properties:

• Brandywine Realty Trust	• HRPT Properties Trust
• CarrAmerica Realty Corporation	• Liberty Property Trust
• Corporate Office Properties Trust	• Mack-Cali Realty Corporation
• Duke Realty Corporation	• Parkway Properties, Inc.
• Highwoods Properties, Inc.	• Prentiss Properties Trust

        Wachovia Securities calculated, among other things, the multiple of per share closing prices to projected funds from operations ("FFO") for 2005 for the comparable companies, based upon projected financial information from the SNL DataSource ("SNL") consensus estimates and closing share prices on June 15, 2005. Wachovia Securities calculated a range consisting of the high, mean, median and low multiples of per share price to FFO for the comparable companies and applied this range to our management's and SNL's consensus estimates of FFO for the Company for 2005. This analysis produced an implied per share value range for our common shares of $17.31 to $28.98. The range of implied share prices for our common shares is outlined below.

	2005 FFO Multiple		Implied Common Share Price Based on Management's 2005E FFO (without acquisitions)	Implied Common Share Price Based on SNL 2005E FFO
High	15.8	x	$27.67	$28.98
Mean	12.6	x	$22.07	$23.12
Median	12.8	x	$22.31	$23.37
Low	9.9	x	$17.31	$18.14

        Wachovia Securities selected the companies reviewed in the comparable companies analyses because of, among other reasons, their specialization in the office REIT sector, geographic location, asset quality, market capitalization and capital structure. None of the companies utilized in the above analyses, however, is identical to the Company. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies, as well as the potential trading value of the Company.

        Precedent Transactions Analysis.    To consider the fairness of DRA's bid, which implied a total transaction size of approximately $1.7 billion, Wachovia Securities examined selected transactions involving publicly traded office real estate companies announced since 2000 with a total transaction size between $1 billion and $3 billion and 100% cash consideration. Wachovia Securities reviewed information relating to FFO and premiums paid in connection with these transactions. Using publicly available information, including estimates of 2005 FFO published by FactSet and our management's 2005 FFO estimate, Wachovia Securities compared transaction multiples of FFO and premiums paid for the Merger with the selected transactions. The selected transactions were:

Acquiror	Target
ING Clarion	Gables Residential Trust
The Lightstone Group	Prime Group Realty Trust
Kimco Realty Corp. & DRA Advisors LLC	Price Legacy Corp.
Eaton Vance/Prologis	Keystone Property Trust
Transwestern Investment Company, LLC	Great Lakes REIT
Hometown America LLC	Chateau Communities
New NGOP LLC	National Golf Properties Inc.
General Growth Properties Inc.	JP Realty, Inc.
Security Capital Group	Storage USA
Heritage Property Investment Trust	Bradley Real Estate, Inc.

        Wachovia Securities calculated, among other things, a range consisting of the high, mean, median and low transaction prices to forward FFO multiples for the selected transactions and applied this range to our management's and FactSet's consensus estimates of FFO for the Company for 2005. Based upon transaction multiples, Wachovia Securities calculated the following range of implied share prices:

	FFO Multiple of Selected Transactions Since 2000, $1 billion to $3 billion in Size and 100% Cash Consideration		Implied Common Share Price Based on Management's 2005E FFO	Implied Common Share Price Based on FactSet 2005E FFO
High	19.2	x	$33.48	$35.07
Mean	12.1	x	$21.08	$22.08
Median	11.4	x	$19.83	$20.77
Low	8.4	x	$14.66	$15.36

        Premiums Paid Analysis.    In addition, Wachovia Securities analyzed the premium or discount paid by the acquiror in all of the transactions used in the selected transactions FFO analysis, in relation to the average closing market price of the targets' common shares on the day prior to announcement of the transaction, and the prior day, 10-day, 30-day, 60-day and 90-day average closing prices prior to the announcement of the transaction and the transaction price as of the day of announcement.

        Using publicly available information, Wachovia Securities calculated, among other things, a range consisting of the high, mean, median and low premiums paid in these transactions and applied this range to the closing price per common share of $23.92 on June 15, 2005. This analysis resulted in the following range of implied share prices for each of our common shares:

Selected Publicly Traded Real Estate Transactions Since 2000, $1 to $3 billion in Size and
100% Cash Consideration

	Implied Common Share Price
	Premium to Prior Day Price	Premium to 10-Day Average	Premium to 30-Day Average	Premium to 60-Day Average	Premium to 90-Day Average
High	$28.45	$27.89	$29.58	$31.15	$31.42
Mean	$25.99	$25.78	$25.96	$25.90	$26.22
Median	$26.59	$26.40	$26.17	$25.78	$26.06
Low	$23.25	$22.98	$22.81	$22.27	$22.12

        Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed in the various selected transaction analyses were specific to each transaction and because of the inherent differences between our businesses, operations and prospects and those of the comparable acquired companies, Wachovia Securities believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, Wachovia Securities also made qualitative judgments concerning differences between the characteristics of these transactions and the proposed Merger that could affect the Company's potential acquisition values and those of such acquired companies.

        Discounted Cash Flow Analysis.    Wachovia Securities performed a discounted cash flow analysis of the Company based upon the projected unleveraged cash flows provided by our management for the years beginning in the second half of 2005 to the first half of 2006 through the second half of 2009 to the first half of 2010. Wachovia Securities calculated a range of equity values per common share based upon the sum of the discounted net present values of the Company's five year stream of unleveraged free cash flows plus the discounted net present value of the Company's terminal value based upon a range of capitalization rates and the Company's second half 2010 through first half 2011 net operating income. Discount rates and capitalization rates utilized in this analysis were derived from historical data for comparable asset sales from published sources such as Real Capital Analytics, a national research and consulting firm, from the calculation of our weighted average cost of capital using the capital asset pricing model and from conversations with potential buyers regarding their required rates of return. Using discount rates ranging from 9.0% to 10.0% and terminal capitalization rates ranging from 7.5% to 8.5%, Wachovia Securities calculated the following range of implied share values for the Company, as compared to the per share merger consideration of $27.80:

Range of Implied Share Values	Per Share Merger Consideration
$24.68 to $31.70	$27.80

        Net Asset Value Analysis.    Using information provided by our management, Wachovia Securities calculated the net asset value per common share. For this analysis, Wachovia Securities applied a range of capitalization rates from 7.0% to 8.0% to our management's projected 12 month forward net operating income. The capitalization rates utilized in this analysis were derived from historical data for comparable asset sales from published sources and from conversations with potential buyers regarding their required rates of return. The resulting gross real estate value was added to the gross value of our other assets, less the liquidation preference of our preferred stock, less our outstanding debt and other liabilities, to arrive at an estimated net asset value per common share of the Company. In applying the range of capitalization rates, Wachovia Securities took into consideration current market conditions and property characteristics. The net asset value analysis produced an estimated per share value range of $18.30 to $24.43 for our common shares.

        In performing its analyses, Wachovia Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. No company, transaction or business used in the analyses described above is identical to the Company or the Merger. Any estimates contained in Wachovia Securities' analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by these estimates. The analyses performed were prepared solely as a part of Wachovia Securities' analysis of the fairness, from a financial point of view, to the holders of the Company's common shares, as of June 17, 2005, and subject to and based on the assumptions made, procedures followed, matters considered and limitations on the opinion and the review undertaken in such opinion, of the $27.80 per common share to be received by such holders pursuant to the terms of the Merger Agreement, and were conducted in connection with the delivery by Wachovia Securities of its fairness opinion, dated June 17, 2005.

        Wachovia Securities' opinion was one of the many factors taken into consideration by our board of directors in making its determination to approve the Merger Agreement and Merger. Wachovia Securities' analyses summarized above should not be viewed as determinative of the opinion of our board of directors with respect to the value of our common shares or of whether the board of directors would have been willing to agree to a different form of consideration.

        Wachovia Securities, a trade name of Wachovia Capital Markets, LLC, is a nationally recognized investment banking and advisory firm, and a subsidiary of Wachovia Corporation. Wachovia Securities, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Wachovia Securities and its affiliates in the past have provided to us financial and investment banking services unrelated to the proposed merger, for which services Wachovia Securities and its affiliates have received customary market compensation, including having acted as co-manager of our $105 million common stock offering in January 2004 and as advisor and placement agent in connection with the January 2004 equity private placement related to the Broward Financial Centre office property located in Fort Lauderdale, Florida. Wachovia Securities earned approximately $2.2 million in fees from these activities. Wachovia Securities and its affiliates (including Wachovia Corporation and its affiliates) may maintain relationships with the Company and DRA G&I Fund V Real Estate Investment Trust, as well as any of their principals or affiliates. Additionally, in the ordinary course of its business, Wachovia Securities may trade in our securities and affiliates of DRA G&I Fund V Real Estate Investment Trust for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

        Pursuant to a letter agreement dated March 28, 2005, we engaged Wachovia Securities to render certain financial advisory services to our Board of Directors in connection with its consideration of a possible sale of the Company. Pursuant to the terms of this agreement, the Company agreed to pay Wachovia Securities a fee of approximately $8.9 million in connection with the consummation of the Merger, $0.5 million of which became payable upon delivery of its fairness opinion to our Board of Directors. In addition, the Company has agreed to reimburse Wachovia Securities for its expenses and to indemnify Wachovia Securities and certain related parties against certain liabilities and expenses related to or arising out of Wachovia Securities' engagement.

Interests of Our Directors and Executive Officers in the Merger

        In addition to their interests in the Merger as shareholders, certain of our directors and executive officers have interests in the Merger that differ from, or are in addition to, the interests of our shareholders generally. Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement. As described in detail below, these interests of our officers and directors consist of consideration for outstanding, fully-vested options, awards granted between 2000 and 2005 under performance-based long term incentive programs, and payments under pre-existing employment and participation agreements (with certain amendments as described below).

        Stock Options.    Certain executive officers and directors of our company hold options to purchase shares of our common stock and all of these options are presently vested and exercisable. At the effective time of the Merger, each outstanding option will be canceled, and the holder of each option will be entitled to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of (i) the number of shares of our common stock subject to each option, multiplied by (ii) the excess of $27.80 over the exercise price per share of the relevant option. If the result of this calculation is zero, the option will be cancelled and no payment will be made. Our officers and directors will receive approximately the cash payments indicated below in settlement of options (less any applicable withholding taxes and assuming no exercise of options prior to the effective time of the Merger):

	Number of Options	Weighted Average Strike Price	Net Payment
Executive Officers
Thomas J. Crocker	700,000	$16.0625	$8,216,250
Thomas C. Brockwell	200,000	$17.5625	$2,047,500
Christopher L. Becker	200,000	$17.5625	$2,047,500
Directors
D. Pike Aloian	4,000	$19.8125	$31,950
Benjamin C. Bishop, Jr.	4,000	$19.8125	$31,950
David B. Hiley	129,000	$22.7195	$655,388
Victor A. Hughes, Jr.	180,000	$21.8750	$1,066,500
George S. Staudter	4,000	$19.8125	$31,950
James C. Teagle	100,000	$21.8750	$592,500

        Employment Agreements and Incentive Arrangements.    As described in the annual proxy statement we mailed to shareholders and filed with the SEC on April 18, 2005, we renewed our employment agreements with each of Thomas J. Crocker, our chief executive officer, and Thomas C. Brockwell, our executive vice president. on January 13, 2005. The renewed agreements provide, in relevant part, that in the event of termination in connection with a change-of-control, subject to a release of claims, the applicable executive will receive a lump sum equal to the product of the sum of his annual base salary plus the average annual cash bonus earned for the three preceding calendar years, multiplied by the number of months remaining in the term of the agreement (but not less than 24 for Mr. Brockwell and not less than 36 for Mr. Crocker) divided by 12. Each agreement provides that if Mr. Crocker or Mr. Brockwell becomes subject to the excise tax imposed on any "excess parachute payments" under Section 4999 of the Internal Revenue Code, we will make an additional tax gross-up payment to the executive to cover the excise tax and other taxes on the tax gross-up payment.

        As part of the consideration for these payments, the employment agreements contain non-competition agreements whereby each of Mr. Crocker and Mr. Brockwell has agreed that, for two years following the termination of his employment, he will not become employed in an executive capacity similar to the capacity in which he served us by any southeastern public office REIT or any southeastern private office REIT with net assets greater than $200 million.

        In addition, we entered into renewed participation agreements with our other senior executive officers in January 2005. Among other things, each of these agreements provides that, subject to a release of claims, in the event that a change in control occurs in 2005 (or in 2006 pursuant to an agreement reached in 2005) and the executive is terminated within 12 months thereafter without cause, the applicable executive will receive a lump sum severance payment equal to two times the sum of the executive's base salary and average bonus earned for the three preceding calendar years (or actual number of calendar years of employment if fewer than three, with bonuses annualized for any year of employment of less than 12 months. These agreements were subsequently amended on June 16, 2005 to provide that an executive would also be eligible to receive the severance payment if he were to resign for "good reason" (which includes adverse changes in job responsibilities and duties, reduction in base compensation or a material reduction in incentive opportunity, relocation or our failure to obtain an effective agreement from a successor entity to assume and agree to perform the agreements) within 12 months following a change in control. In addition, the amendments provided that if an executive officer becomes subject to the excise tax imposed on any "excess parachute payments" under Section 4999 of the Internal Revenue Code, we will make an additional tax gross-up payment to the executive to cover the excise tax and other taxes on the tax gross-up payment.

        In connection with the Merger, our compensation committee has agreed to award our annual cash bonuses immediately prior to the effective time of the Merger. The amount of the bonuses is determined partially by achievement of corporate-wide goals and partially by individual performances. Bonus payments will be pro-rated to reflect the partial year.

        Pursuant to the employment agreements and participation agreements described above, and assuming that the Merger is completed on or about September 30, 2005, the following severance and bonus payments will be made (subject to gross-up payments for applicable excise taxes, as noted above) at the effective time of the Merger:

Executive Officer	Severance	Bonus
Thomas J. Crocker	$2,370,751	$375,000
Thomas C. Brockwell	$1,212,198	$281,250
Christopher L. Becker	$806,673	$175,500
S. Mark Cypert	$792,064	$175,500
Terence D. McNally	$739,904	$126,563
William J. Wedge	$714,002	$175,500
Angelo J. Bianco	$698,964	$175,500
Benton M. Wakefield	$561,145	$93,750
Todd J. Amara	$508,459	$105,188

        Restricted Stock Awards.    Our executive officers participating in our 2005 Senior Management Compensation Plan were granted restricted stock in January 2005. Under the plan, half of each restricted stock grant vests in five equal installments of 10% per year over five years and half vests based on our achievement of threshold total return to shareholders over the same five-year period. At the effective time of the Merger, all restricted stock grants will become fully vested and the threshold total return to shareholders will have been deemed met. Pursuant to the Merger Agreement, all outstanding shares of restricted stock under the plan will be treated as outstanding common shares, holders of which will be entitled to receive the merger consideration.

        Payments to be made with respect to the restricted stock awards upon the effective time of the Merger are set forth below:

Executive Officer	Restricted Shares	Merger Consideration
Thomas J. Crocker	43,821	$1,218,224
Thomas C. Brockwell	32,866	$913,675
Christopher L. Becker	21,911	$609,126
S. Mark Cypert	21,911	$609,126
William J. Wedge	21,911	$609,126
Angelo J. Bianco	15,337	$426,369
Todd J. Amara	13,146	$365,459
Terence D. McNally	8,764	$243,639

        Out-performance Plan and Long-Term Incentive Plan.    Our 2005 Senior Management Compensation Plan discussed above provides for grants to participating employees of awards based on our achievement of certain corporate performance goals over a three-year period. The purpose of this component of the plan is to encourage management to "outperform" and to create shareholder value in excess of industry expectations. The out-performance award is granted if our total shareholder return over a three-year period exceeds a formula-based benchmark. In connection with the Merger, the performance measurement period and vesting schedule under the out-performance plan will be accelerated upon consummation of the Merger.

        Our senior executives also received LTI units in each of 2002, 2003 and 2004 pursuant to our long-term incentive plan. Each LTI unit is the economic equivalent of a share of our common stock and dividends payable with respect to LTI units are reinvested based on the then-current price of a share of our common stock. LTI units are earned if our total shareholder return over a three-year period exceeds a formula-based benchmark, with a greater number of units earned if our performance exceeds the benchmark threshold level. In connection with the Merger, the performance measurement period and vesting for all LTI units awarded will be accelerated upon consummation of the Merger and it is expected that our performance will exceed the benchmark threshold level.

        Estimated payments to be made under the out-performance and the long-term incentive plans at the effective time of the Merger are set forth below:

Executive Officer	Out-performance Plan*	Long-Term Incentive Plan*
Thomas J. Crocker	$1,864,785	$2,355,054
Thomas C. Brockwell	$1,243,190	$1,292,115
Christopher L. Becker	$776,994	$1,248,622
S. Mark Cypert	$776,994	$379,095
William J. Wedge	$776,994	$379,095
Angelo J. Bianco	$388,497	$651,479
Todd J. Amara	$388,497	$783,212
Terence D. McNally	$192,246	$0

*
Estimated, based on projected benchmark measures as of the closing date of the Merger, currently expected to be on or about September 30, 2005.

        Supplemental Executive Retirement Plan.    On June 16, 2005, our Board of Directors amended our Supplemental Executive Retirement Plan to permit each participant to make an election in 2005 to receive the present value of his retirement benefit in a lump sum. A participant who has made the foregoing election may also make another election to receive the present value of his retiree medical insurance coverage in a lump sum in cash. The participants in the Supplemental Executive Retirement Plan who are currently receiving benefits are all former executives of the Company. Two of these participants, Messrs. Hiley and Hughes, continue to serve as directors of the Company.

        Indemnification.    Under the Merger Agreement, at the effective time of the Merger, the surviving entity will, for six years following the Merger, indemnify our current directors and officers against claims based on, arising from, or pertaining to, their relationship with us or the negotiation, execution or performance of the Merger Agreement. In addition, after the effective time of the Merger, Parent and MergerCo will be obligated to promptly pay and advance reasonable expenses and costs incurred by each of these persons as they become due and payable in advance of the final disposition of any claim, action, suit, proceeding or investigation to the full extent and in the manner permitted by law. The Merger Agreement requires that, for six years following the effective time of the Merger, Parent and MergerCo maintain the current coverage under the director and officer liability insurance policy or a substantially equivalent policy. The governing documents of MergerCo will require it to exculpate and indemnify our current directors and officers to the extent provided in our current charter and bylaws. For a more complete discussion of these ongoing indemnification provisions, please see "—Indemnification of Officers and Directors" below.

Delisting and Deregistration of Capital Stock

        If the Merger Agreement is approved by our stockholders and the other conditions to the closing of the Merger are either satisfied or waived, CRT Properties, Inc. will be merged with and into DRA CRT Acquisition Corp., which will be the surviving corporation. When the Merger is completed, we will cease to be a publicly traded company and will instead become a wholly owned subsidiary of DRA G&I Fund V Real Estate Investment Trust. Accordingly, if the Merger is completed our common stock will be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended (which we refer to in this proxy statement as the Exchange Act) at the effective time of the Merger.

        Depending on the number of holders of the 8.5% Series A Cumulative Redeemable Preferred Stock of the surviving corporation following the Merger, DRA has indicated that it may also seek to deregister the preferred stock under the Exchange Act and to delist the preferred shares from the New York Stock Exchange. DRA has further indicated that it does not intend to contest a delisting of the preferred shares should the preferred stock no longer satisfy the listing requirements of the New York Stock Exchange or to seek to list the preferred shares on another trading market. Accordingly, we cannot assure that an active trading market for the preferred stock will continue to exist following the effective time of the Merger.

Effect of the Merger on Our Capital Stock and Options

  Company Common Stock

        At the effective time of the Merger, each share of our common stock issued and outstanding (other than treasury shares, which will be canceled without conversion or consideration) will be converted into the right to receive $27.80 per share in cash, without interest, plus an amount equal to a quarterly dividend of $0.35 per share, prorated for the number of days since the first day after the period for which the last dividend was paid until the date the Merger is effected (or September 30, 2005, whichever is earlier). If the Merger Agreement is approved by shareholders at the Special Meeting, we currently estimate that the Merger will be effected on September 30, 2005, which would result in a regular quarterly dividend for the third quarter of $0.35 per share. If the Merger is effected earlier than September 30, 2005, the prorated dividend amount would be reduced accordingly.

        After the effective time of the Merger, each of our outstanding stock certificates representing shares of common stock will represent only the right to receive the merger consideration. The merger consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate.

  Company Stock Options

        We will use our commercially reasonable efforts to ensure that at the effective time of the Merger, each outstanding option to acquire our common stock will be canceled and the holder of each option will be entitled to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of:

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  the number of shares of our common stock subject to each option as of the effective time of the merger, multiplied by

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  the excess of $27.80, if any, over the exercise price per share of common stock subject to such option.

        If the exercise price per share of any stock option is equal to or greater than $27.80 per share, the option will be cancelled without any cash payment being made in respect thereof.

  Restricted Stock; Out-Performance and Long-Term Incentive Award

        Certain of Our executive officers and key employees hold restricted shares, long-term incentive awards and out-performance awards that will vest in full immediately prior to the effective time of the Merger and will be treated as common shares outstanding entitled to receipt of the merger consideration. For a more complete discussion of these awards, please see "—Interests of our Directors and Executive Officers in the Merger" above.

Procedures for Exchange of Common Stock Certificates

        We have appointed Wells Fargo Bank, N.A. as the paying agent for the purpose of exchanging certificates representing our shares of common stock for the merger consideration. On or prior to the closing date of the merger, Parent will deposit with the paying agent funds sufficient to pay the aggregate merger consideration to each holder of shares of our common stock and stock options.

        If you hold your shares in registered form, Parent and MergerCo will cause the paying agent to mail a letter of transmittal and instructions to you and the other shareholders as soon as possible after the effective time of the Merger (but in any event within three (3) business days). The letter of transmittal and instructions will tell you how to surrender your common stock certificates in exchange for the merger consideration. If you hold your shares through a brokerage account, you will receive the merger consideration directly from your broker.

        You should not send in your certificates until you receive the letter of transmittal and instructions from the paying agent following the closing of the Merger. Do not return your stock certificates with the enclosed proxy card.

        If you hold your shares in registered form, you will not be entitled to receive the merger consideration until you surrender your stock certificate or certificates to the paying agent, together with a duly completed and executed letter of transmittal and any other documents that the paying agent may reasonably require. After you mail the letter of transmittal, duly executed and completed in accordance with its instructions, and your stock certificates to the paying agent, the paying agent will mail a check to you. The stock certificates you surrender will be canceled. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the Parent that such taxes have been paid or are not applicable. If you hold your shares of common stock in "street name," your bank or broker will surrender your shares for cancellation following the completion of the Merger.

        If your stock certificates have been lost, stolen or destroyed, upon making an affidavit of that fact and upon posting of a bond to the satisfaction of Parent and paying agent, the paying agent will issue the merger consideration to you in cash in exchange for your lost, stolen, or destroyed stock certificates.

        Any merger consideration held by the paying agent that remains undistributed to the former shareholders for twelve (12) months or longer after the effective time of the Merger will be delivered to Parent, and any former holder of common stock or stock options who has not already complied with the surrender and exchange procedures may thereafter look only to Parent for payment of a claim for merger consideration.

        None of the Parent, MergerCo, the Surviving Corporation, the Company or paying agent, or any employee, officer, director, agent or affiliate thereof, will be liable to any former holder of common stock or stock options for any cash delivered to public officials pursuant to any applicable abandoned property, escheat or similar law.

Financing; Source of Funds

        Approximately $905.5 million will be required to provide the aggregate consideration for our shares of common stock and options pursuant to the Merger Agreement. In addition, total existing debt outstanding, as of July 1, 2005, that will need to be repaid or assumed at closing of the Merger was approximately $676.4 million. The Merger is not conditioned upon DRA or its designated subsidiaries obtaining the requisite financing. DRA has represented to us that at the closing of the Merger it will have cash reserves and/or borrowing capacity sufficient in the aggregate to pay the total merger consideration, option merger consideration and all other payments contemplated by the Merger Agreement. In connection with the execution and delivery of the Merger Agreement, DRA's subsidiary also obtained a commitment letter from a reputable national lender to provide up to approximately $853 million in debt financing.

No Appraisal Rights

        No dissenters' or appraisal rights are available in connection with the Merger or any of the transactions contemplated by the Merger Agreement. Florida law does not provide for dissenters' or appraisal rights because our common shares are listed on the New York Stock Exchange.

Litigation Relating to the Merger

        We are aware of two purported class action lawsuits related to the Merger filed against us, each of our directors and DRA Advisors LLC in the Circuit Court of the 15th Judicial Circuit, Palm Beach County, Florida. The two lawsuits, Sam Leff et al v. CRT Properties, Inc. et al., Case No. 50 2005CA 005704XXXXMB(AJ), filed on June 21, 2005, and Robert Dee et al v. CRT Properties, Inc. et al., Case No. 50 2005CA 006374XXXXMB(AH), filed on July 8, 2005, allege, among other things, that the merger consideration to be paid to our shareholders in the Merger is unfair and inadequate and unfairly favors insiders. In addition, the complaints allege that our directors violated their fiduciary duties by, among other things, failing to take all reasonable steps to assure the maximization of shareholder value, including the implementation of a bidding mechanism to foster a fair auction of our company to the highest bidder or the exploration of strategic alternatives that will return greater or equivalent short-term value to our shareholders. The complaints seek, among other relief, certification of the lawsuit as a class action, a declaration that the Merger is unfair, unjust and inequitable to our shareholders, an injunction preventing completion of the Merger at a price that is not fair and equitable, compensatory damages to the class, attorneys' fees and expenses, along with such other relief as the court might find just and proper. On August 8, 2005, we entered into a memorandum of understanding with the plaintiffs in the two cases described above, pursuant to which we agreed in principal to settle these lawsuits. Under the terms of the proposed settlement, which is subject to the execution of definitive settlement documents, completion by plaintiffs' counsel of confirmatory discovery and court approval, we agreed to make certain additional disclosures in this definitive proxy statement that were not contained in the preliminary proxy statement we filed on July 15, 2005. In addition, we agreed not to oppose application by plaintiffs' counsel to the court for an award of attorneys' fees and expenses in an amount not to exceed in the aggregate $400,000, which would be paid by us or our successors. Additional lawsuits pertaining to the Merger could be filed in the future.

Regulatory Matters

        No material federal or state regulatory requirements must be complied with or approvals obtained in connection with the Merger.

Material United States Federal Income Tax Consequences of the Merger

        The following is a general summary of the material federal income tax considerations that you should take into account in determining whether to vote for or against the Merger Agreement. This summary is based upon interpretations of the Internal Revenue Code, Treasury Regulations promulgated under the Internal Revenue Code, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. The discussion below does not address all federal income tax considerations, or any state, local or foreign tax consequences of the Merger. Your tax treatment may vary depending upon your particular situation. Also, this discussion does not address various tax rules that may apply if you are a shareholder subject to special treatment under the Internal Revenue Code, such as a dealer, financial institution, insurance company, tax-exempt entity, U.S. expatriate, non-U.S. shareholder (except as discussed below), a person who holds common shares as part of a "straddle," a "hedge," a "constructive sale" transaction or a "conversion" transaction, a person that has a functional currency other than the U.S. dollar, a person who is subject to the alternative minimum tax, an investor in a pass-through entity, or if you do not hold our common shares as a capital asset.

        A U.S. shareholder is a U.S. citizen or resident alien individual as defined in the Internal Revenue Code, a domestic corporation or entity that has elected to be treated as a domestic corporation for federal income tax purposes, an estate the income from which is includable in its gross income for federal income tax purposes without regard to its source, or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all of the substantial decisions of the trust.

        A non-U.S. shareholder is any shareholder that is not a U.S. shareholder.

        THIS FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND MAY NOT ADDRESS ALL TAX CONSIDERATIONS THAT MAY BE SIGNIFICANT TO YOU. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS.

        Consequences to Us of the Merger.    We will treat the Merger as if we had sold all of our assets to MergerCo in exchange for the merger consideration and then made a liquidating distribution of the merger consideration to our shareholders in exchange for shares of our common stock.

        Consequences to You of the Merger—U.S. Shareholders.    The Merger will be treated as a taxable sale by you of your shares of our common stock in exchange for the merger consideration. As a result, if you are a U.S. shareholder, you will recognize capital gain or loss with respect to your shares, measured by the difference between your adjusted tax basis in the shares exchanged and the amount of cash received for those shares. Your gain or loss will constitute long-term capital gain or loss if you held your shares for more than one year as of the effective time of the Merger. However a shareholder who has held our shares for six months or less at the effective time of the Merger, taking into account the holding period rules of Sections 246(c)(3) and (4) of the Internal Revenue Code, and who recognizes a loss with respect to that stock will be treated as recognizing long-term capital loss to the extent of any capital gain dividends received from us, or such shareholder's share of any designated retained capital gains, with respect to those shares. In addition, the Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25%, which is generally higher than the long-term capital gain tax rates for noncorporate shareholders, to a portion of capital gain realized by a noncorporate shareholder on the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain."

        If you hold blocks of shares which were acquired separately at different times and/or prices, you must calculate separately your gain or loss for each block of shares. Shareholders are urged to consult with their own tax advisors with respect to their capital gain tax liability.

        Consequences to You of the Merger—Non-U.S. Shareholders.    If you are a non-U.S. shareholder, generally you will recognize capital gain or loss with respect to your shares of our common stock calculated in the same manner as for U.S. shareholders above. The manner in which you will be subject to tax on your capital gain or loss is complex and will depend on various factors, including the treatment of the Merger for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. In particular, the consequences to non-U.S. shareholders will depend on whether their receipt of the merger consideration is taxed under the provisions of FIRPTA governing sales of REIT shares, consistent with the treatment of the Merger as a sale of shares for purposes of determining the tax consequences to U.S. shareholders, or whether their receipt of the merger consideration is taxed under the provisions of FIRPTA governing distributions from REITs. The provisions governing distributions from REITs could apply because, for federal income tax purposes, the Merger will be treated as a sale of our assets followed by a liquidating distribution from us to our shareholders of the proceeds from the asset sale. Current law is unclear as to which provisions should apply, and both sets of provisions are discussed below. In general, the provisions governing the taxation of distributions by REITs are less favorable to non-U.S. shareholders, and non-U.S. shareholders should consult with their tax advisors regarding the possible application of those provisions.

        Taxable Sale of Shares.    Subject to the discussion of backup withholding and of distribution of gain from the disposition of U.S. real property interests below, if the Merger is treated as a taxable sale of shares, then you should not be subject to federal income taxation on any gain or loss from the Merger unless (a) the gain is effectively connected with a trade or business that you conduct in the United States, (b) you are an individual who has been present in the United States for 183 days or more during the taxable year of the Merger and certain other conditions are satisfied, or (c) your shares constitute a "U.S. real property interest" under FIRPTA.

        If your gain is effectively connected with a U.S. trade or business, then you will be subject to federal income tax on your gain on a net basis in the same manner as U.S. shareholders. In addition, if you are a non-U.S. corporation, you will be subject to the 30% branch profits tax.

        If you are an individual non-U.S. shareholder and have been present in the United States for 183 days or more during the taxable year of the Merger and certain other conditions are satisfied, you will be subject to a 30% tax on the gross amount of your capital gains. In addition, non-U.S. shareholders may be subject to applicable alternative minimum taxes.

        If your shares constitute a "U.S. real property interest" under FIRPTA, you will be subject to federal income tax on your gain on a net basis in the same manner as U.S. shareholders. In addition, if you are a non-U.S. corporation, you may be subject to the 30% branch profits tax. Your shares generally will constitute a "U.S. real property interest" if (a) we are not a "domestically-controlled REIT" at the effective time of the Merger, and (b) you hold more than 5% of the total fair market value of our shares at any time during the shorter of (x) the five-year period ending with the effective date of the Merger and (y) your holding period for your shares. We will be a "domestically-controlled REIT" at the effective time of the Merger if non-U.S. shareholders held less than 50% of the value of our common stock at all times during the five-year period ending with the effective time of the Merger. No assurances can be given that the actual ownership of shares of our common stock has been or will be sufficient for us to qualify as a domestically-controlled REIT at the effective time of the Merger.

        Distribution of Gain from the Disposition of U.S. Real Property Interests.    The tax treatment described above assumes that the receipt of the merger consideration in the deemed liquidating distribution will be treated as a sale or exchange of shares of our common stock for purposes of FIRPTA, which is consistent with the general treatment of the Merger for other federal income tax purposes. It is possible, however, that the Internal Revenue Service (or IRS) may assert that the merger consideration you receive is subject to tax as a distribution from us, and not as a sale of shares of our common stock. If the IRS were successful in making this assertion, then such distribution would be treated as an ordinary dividend distribution from us if the "look-through exception" applies to such distribution. The "look-through exception" would apply if (a) the deemed distribution is attributable to a class of our stock that is regularly traded on an established securities market located in the United States and (b) you do not own more than 5% of such class of stock at any time during the taxable year. If the look-though exception would not apply to you, you generally would be subject to federal income tax on your gain on a net basis in the same manner as U.S. shareholders, to the extent your merger consideration is attributable to gain from the deemed sale by us to MergerCo of "U.S. real property interests," and, if you are a non-U.S. corporation, you may be subject to the 30% branch profits tax.

        Income Tax Treaties.    If you are eligible for treaty benefits under an income tax treaty with the United States, you may be able to reduce or eliminate certain of the federal income tax consequences discussed above, such as the branch profits tax. You should consult your tax advisor regarding possible relief under an applicable income tax treaty.

        U.S. Withholding Tax Under FIRPTA.    You will be subject to withholding tax if the merger consideration you receive is considered attributable to the sale of "U.S. real property interests." In that case, an amount equal to 10% of the merger consideration you receive will be withheld and paid to the IRS. You may be entitled to a refund or credit against your U.S. tax liability, if any, with respect to the amount withheld, provided that the required information is furnished to the IRS on a timely basis. You should consult your tax advisor regarding withholding tax considerations.

        Consequences to Holders of Preferred Stock.    The Merger will be treated as a taxable transaction to holders of our 8.5% Series A Cumulative Redeemable Preferred Stock. The federal income tax consequences to holders of preferred stock generally will be the same as the consequences to holders of our common stock described above, except that the capital gain or loss recognized by a holder of preferred stock will be measured by the difference between the holder's adjusted tax basis in the preferred shares exchanged and the fair market value of the preferred shares of the surviving corporation received by the holder.

        Information Reporting and Backup Withholding.    Under certain circumstances you may be subject to information reporting and backup withholding with respect to your merger consideration. Backup withholding generally will not apply if you are a corporation or other exempt entity, or you furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on IRS Form W-9 if you are a U.S. shareholder, or on the applicable Form(s) W-8 if you are a non-U.S. shareholder, or an appropriate substitute form. If you are subject to backup withholding, the amount withheld is not an additional tax, but rather is credited against your federal income tax liability. You should consult your tax advisor to ensure compliance with the procedures for exemption from backup withholding.

THE MERGER AGREEMENT

        The terms of and conditions to the Merger are contained in the Merger Agreement, a copy of which is attached to this proxy statement as Appendix A and incorporated in this document by reference. The following is a summary of the material terms of the Merger Agreement. This summary is qualified in its entirety by, and made subject to, the more complete information set forth in the Merger Agreement.

        In addition, you should note that the representations and warranties made by the parties in the Merger Agreement are qualified and were used solely as a tool to allocate risks between the respective parties to the Merger Agreement. These representations and warranties may or may not be accurate as of any specific date and you should not rely on them as statements of fact.

Form of the Merger

        If the conditions to the Merger are satisfied, CRT Properties, Inc. will be merged with and into MergerCo, with MergerCo continuing as the surviving corporation under Delaware law as a wholly owned subsidiary of Parent. At the effective time of the Merger, each outstanding share of CRT Properties, Inc. common stock will be exchanged for the right to receive the merger consideration. The separate corporate existence of CRT Properties, Inc. will terminate at the effective time of the Merger and all of its properties, assets, rights, privileges, immunities, powers and franchises, and all of its debts, liabilities, and duties, will become those of MergerCo.

        Following the Merger, the certificate of incorporation and bylaws of MergerCo will continue as the certificate of incorporation and bylaws of the surviving corporation and the directors and officers of MergerCo immediately prior to the Merger will be the directors and officers of MergerCo following the Merger.

Effective Time

        The Merger will become effective on the later of the filing date of a certificate of merger with the Secretary of State of the State of Delaware and the filing date of the articles of merger with the Department of State of the State of Florida, or at such later time (not to exceed 90 days after the filing date) which Parent, MergerCo and the Company agree upon and as designated in the certificate of merger and articles of merger. If the Merger Agreement is approved by shareholders at the Special Meeting, we currently estimate that the Merger will be effected on or about September 30, 2005, assuming the satisfaction or waiver of all other conditions to effecting the Merger described below.

Merger Consideration; Dividends

        Common Shareholders.    At the effective time of the Merger, each share of our common stock issued and outstanding (other than treasury shares, which will be canceled without conversion or consideration) will be converted into the right to receive $27.80 per share in cash, without interest, plus an amount equal to a quarterly dividend of $0.35 per share, prorated for the number of days since the first day after the period for which the last dividend was paid until the date the Merger is effected (or September 30, 2005, whichever is earlier). If the Merger Agreement is approved by shareholders at the Special Meeting, we currently estimate that the Merger will be effected on September 30, 2005, which would result in a regular quarterly dividend for the third quarter of $0.35 per share. If the Merger is effected earlier than September 30, 2005, the prorated dividend amount would be reduced accordingly.

        After the effective time of the Merger, each of our outstanding stock certificates representing shares of common stock will represent only the right to receive the merger consideration. The merger consideration paid upon surrender of each certificate will be paid in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate.

        Options.    At the effective time of the Merger, each outstanding option to purchase shares of our common stock will be canceled, and the holder of each option will be entitled to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of (i) the number of shares of our common stock subject to each option, multiplied by (ii) the excess of $27.80, if any, over the exercise price per share of the relevant option. If the result of this calculation is zero, the option will be cancelled and no payment will be made.

        Restricted Stock, LTI and Out-Performance Awards.    Certain of our executive officers and key employees hold restricted shares, long-term incentive awards and out-performance awards that will vest in full immediately prior to the effective time of the Merger and will be treated as common shares outstanding entitled to receipt of the merger consideration. For a more complete discussion of these awards, please see "—Interests of Our Directors and Executive Officers in the Merger" above.

        Preferred Shareholders.    At the effective time of the merger, each share of our 8.5% Series A Cumulative Redeemable Preferred Stock issued and outstanding will be automatically converted into one preferred share of the surviving company with identical terms. Holders of the preferred stock will continue to be entitled to receive the same dividends that they were entitled to receive prior to the signing of the Merger Agreement.

Exchange of Stock Certificates

        By 10:00 a.m. on the effective date of the Merger, Parent will deposit in trust, for the benefit of the holders of our common shares, options and compensation plan awards, an amount of cash sufficient to pay the total merger consideration and option merger with a reputable bank or trust company (the "paying agent"). Promptly following the effective time of the Merger (and within three business days), the paying agent will mail a letter of transmittal to each record holder of certificates representing our common shares containing, among other things, instructions as to the surrender of the share certificates in exchange for the merger consideration. Delivery of the share certificates will be effected, and risk of loss and title to the share certificates will pass, only upon proper delivery of the share certificate to the paying agent. You are urged not to surrender your share certificates until you receive a letter of transmittal and instructions. If you hold your shares of common stock in "street name," your bank or broker will surrender your shares for cancellation following the completion of the Merger.

        You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

        Upon the surrender to the paying agent of your share certificate, together with a duly executed and properly completed letter of transmittal and any other required documents, and subject to any required withholding of taxes, you will be paid the merger consideration for each common share previously represented by your certificate, and the certificate will then be canceled. If you hold your shares through a brokerage account, you will receive the merger consideration directly from your broker. After the effective time of the Merger, certificates representing shares of our common stock will represent only the right to receive the merger consideration and options representing the right to acquire shares of our common stock will represent only the right to receive the option merger consideration.

        No interest will be paid or accrued on the cash payable upon the surrender of your certificate. If payment is to be made to a holder other than the registered holder of the certificate surrendered, the certificate so surrendered must be properly endorsed or otherwise in proper form for transfer and the person requesting the exchange must pay transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish that any tax has been paid or is not applicable.

        After the effective time of the Merger, no transfers of certificates that previously represented our common shares will be permitted or recorded on our share ledger. If, after the effective time, certificates are presented to the Parent, MergerCo or the paying agent for payment, they will be canceled and exchanged for the merger consideration, without interest; however, no holder of a share certificate or option will have any greater rights against Parent or MergerCo than may be accorded to general creditors under applicable law. If certificates are lost, stolen or destroyed, the paying agent may require their holders to make an affidavit of that fact and the posting of a bond before it will pay out the merger consideration for the shares represented by the lost, stolen or destroyed certificates.

Representations and Warranties

        The Merger Agreement contains customary representations and warranties given by us, Parent, and MergerCo that expire upon completion of the Merger as to, among other things:

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  existence, good standing and corporate power;

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  authorization and enforceability of the Merger Agreement;

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  required consents and approvals; and

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  payment to brokers and other fees.

        In addition, the Merger Agreement contains representations and warranties by Parent as to, among other things, having sufficient funds at the effective time to pay the merger consideration and other amounts contemplated by the Merger Agreement.

        The Merger Agreement also contains customary representations and warranties given by us that expire upon completion of the Merger as to, among other things:

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  our compliance with laws;

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  our capitalization;

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  our subsidiaries;

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  accuracy of our filings with the Securities and Exchange Commission;

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  pending or threatened litigation;

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  absence of certain changes since March 31, 2005;

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  tax matters and compliance with tax laws, including our qualification as a REIT;

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  our real properties and our leases;

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  our compliance with environmental matters;

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  our employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974;

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  our compliance with labor matters;

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  our board's receipt of an opinion of Wachovia Securities to the effect that the merger consideration was fair, from a financial point of view, to the holders of our common shares;

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  matters relating to our material contracts and certain obligations;

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  our insurance coverage; and

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  our intellectual property.

        Material Adverse Effect.    As described below, one of the conditions to the obligations of Parent and MergerCo to consummate the Merger is that our representations and warranties must be true and correct at the time made and at the closing date, with only those exceptions as would not reasonably be expected to have, individually or in the aggregate, a "material adverse effect" on the Company. The term "material adverse effect" is defined in the Merger Agreement as an event, effect or change which has a material adverse effect on the assets, results of operations or financial condition of the Company and its subsidiaries taken as a whole, other than events, effects or changes relating to:

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  changes in the economy or capital markets in general, including changes in interest or exchange rates;

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  changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles that, in each case, generally affect industries in which the Company and its subsidiaries conduct business;

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  the negotiation, execution, announcement or performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement;

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  acts of war, sabotage or terrorism, or any escalation of any of these;

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  earthquakes, hurricanes or other natural disasters; and

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  declines in the trading price of our publicly traded securities or any failure to meet publicly announced revenue or earnings projections.

Covenants Under the Merger Agreement

        Conduct of the Business Before the Merger.    We have agreed that prior to the Merger, we and our subsidiaries will:

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  use commercially reasonable efforts to conduct our business in the usual, regular and ordinary course, consistent with past practice;

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  use commercially reasonable efforts to preserve intact our present business organization and keep available the services of our officers and employees; and

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  confer on a regular basis with Parent and advise Parent of any material adverse effect on our assets, results of operations, or financial condition and of the breach or inaccuracy of any representation or warranty contained in the Merger Agreement.

        In addition, we have agreed that prior to the Merger, we and our subsidiaries will not, without the prior written consent of Parent:

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  split, combine or reclassify any shares of our common stock;

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  declare, set aside or pay any dividend (other than regular quarterly dividends on common shares through September, 30, 2005, regular quarterly dividends on our preferred shares and any distributions necessary to maintain our status as a REIT);

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  issue or sell any shares of our capital stock or securities convertible into shares of our capital stock (other than in connection with the exercise of options, the settlement of awards under management compensation plans and the conversion of subsidiary partnership units pursuant to their partnership agreements);

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  purchase or sell real property, acquire, sell, encumber, transfer or dispose of assets outside the ordinary course of business which are material to us or our subsidiaries (other than pursuant to obligations existing as of the date the Merger Agreement was signed);

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  incur any indebtedness, become liable for any indebtedness of a third party, issue or sell debt securities, or make any loans (other than in the ordinary course of business pursuant to credit facilities or other arrangements in existence as of the date of the Merger Agreement or other than in an amount less than $10,000,000 in the aggregate);

  •
  pay any claims, liabilities, or obligations (other than in the ordinary course of business consistent with past practice and pursuant to mandatory payments under credit facilities in existence as of the date of the Merger Agreement);

  •
  enter into any new lease or renew or extend any existing lease for 10,000 square feet or more; terminate, modify or amend any lease (other than for commercially reasonable terms consistent with past practice); terminate or grant any reciprocal easement; or enter into a sublease or assignment of any lease;

  •
  commit to or make any equipment purchases or capital expenditures in excess of $100,000 per item;

  •
  adopt, amend or terminate any employee benefit plan or grant to any officer, director, or employee the right to receive new or increased severance benefits (provided that we may pay officers and key employees prorated 2005 bonuses immediately prior to the effective time of the Merger);

  •
  adopt or terminate any agreement between us and one of our directors and officers or increase the compensation or benefits of any non-executive officer or employee (other than increases in the ordinary course of business and retention bonuses);

  •
  amend our articles of incorporation, bylaws, or similar organizational or governance documents, except where required under law or contemplated by the Merger Agreement;

  •
  adopt a plan of complete or partial liquidation, other than with respect to any inactive subsidiaries;

  •
  settle or compromise any litigation for more than $1,000,000 per settlement or $2,500,000 in the aggregate, or that would otherwise have a material adverse effect on us;

  •
  amend any term of any of our securities;

  •
  modify or amend any material contract or waive or assign any rights to such contract, except where in the ordinary course of business;

  •
  permit any insurance policy to be canceled, terminated, or expire, unless we obtain another policy on substantially similar terms;

  •
  change any methods of reporting income and deductions for federal income tax purposes;

  •
  take actions that result in the creation or renewal of any agreement or other obligation containing a material restriction on our ability to conduct our business as we presently do; or

  •
  agree to take any of the foregoing actions.

        The covenants in the merger agreement relating to the conduct of our business are very detailed and the above description is only a summary. You are urged to read carefully and in its entirety the section of the Merger Agreement entitled "Conduct of Business Pending the Merger" in Appendix A attached to this proxy statement.

  Other Covenants

        The Merger Agreement contains a number of mutual covenants between us, Parent and MergerCo, including covenants relating to:

  •
  preparing and filing this proxy statement and other required filings;

  •
  using reasonable best efforts to take all actions required to complete the Merger (including ensuring that our shareholders rights plan is inapplicable to the Merger); and

  •
  issuing press releases or other public statements relating to the Merger.

        The Merger Agreement also contains covenants requiring us to:

  •
  as soon as practicable, call and hold a meeting of our common shareholders and recommend to our common shareholders that they approve the Merger Agreement;

  •
  give Parent and its representatives reasonable access to our properties (including for the purpose of interviewing tenants and of requesting estoppel letters from tenants and from parties to loan agreements), facilities, books, and records;

  •
  reasonably cooperate with Parent's lenders, including with any reasonable restructuring request, provided that any restructuring would not be consummated prior to the effective time of the Merger;

  •
  take all actions necessary to ensure that we will qualify as a REIT for federal income taxation purposes for the tax year ending with the Merger and file all tax returns required to be filed before closing; and

  •
  take all necessary action to cause environmental and engineering reports on our properties to be issued to Parent.

Solicitation of Proposals from Other Parties

        We have agreed that, until the termination of the Merger Agreement, we will not, nor will we authorize or cause our officers, directors, employees, investment banker, financial advisor, attorney, accountant or other representatives to, solicit, initiate or knowingly encourage any inquiries with respect to, make any proposal for, or participate in any discussions or negotiations regarding, any proposal or offer for any "acquisition proposal". The Merger Agreement defined "acquisition proposal" as any:

  •
  merger, consolidation or similar business combination;

  •
  sale or other disposition, directly or indirectly, of 50% or more of our consolidated assets;

  •
  issue, sale or other disposition of securities representing 50% or more of the votes associated with our outstanding securities;

  •
  tender offer or exchange offer in which a person, entity, or group will acquire beneficial ownership of 50% or more of the outstanding shares of our common stock;

  •
  recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction; or

  •
  transaction which is similar to any of the foregoing.

        If we receive an unsolicited bona fide acquisition proposal, we may furnish information to, and participate in discussions and negotiations with, the party making the proposal if our Board of Directors determines in good faith that (i) failure to do so would be inconsistent with its duties to us or our shareholders, and (ii) the acquisition proposal is reasonably likely to lead to a transaction that would be more favorable to our common shareholders than the Merger (a "superior proposal").

        We have agreed that we will notify Parent within three business days after receipt of any acquisition proposal, including its material terms and conditions. We are under no duty, however, to notify or update Parent on the status of discussions or negotiations or the identity of the party making the proposal.

        Under the Merger Agreement, our Board of Directors may not, prior to the Special Meeting:

  •
  withdraw or modify its adoption of the Merger Agreement in a manner adverse to Parent or MergerCo, or its recommendation that our common shareholders approve the Merger Agreement,

  •
  recommend an acquisition proposal to our common shareholders, or

  •
  cause us to enter into an agreement with respect to an acquisition proposal,

unless a superior proposal has been made and the board determines that failure to take these actions would be inconsistent with its duties to us or our shareholders and we notify Parent of our decision to withdraw or modify the board's approval or recommendation of the Merger Agreement. If the board makes this determination, we may not enter into a definitive agreement in connection with the superior proposal prior to seventy-two hours after we have provided Parent with written notice that we intend to terminate the Merger Agreement.

Indemnification of Officers and Directors

        Under the Merger Agreement, we have agreed, and, after the effective time of the Merger, Parent and MergerCo has each agreed, to indemnify and hold harmless each person who has been at any time on or before June 17, 2005, or who becomes prior to the effective time of the Merger, a director, officer, employee, fiduciary or agent of ours against claims based on, arising from, or pertaining to, their relationship with us or the negotiation, execution or performance of the Merger Agreement. In addition, we are obligated, and, after the effective time of the Merger, Parent and MergerCo will be obligated, to promptly pay and advance reasonable expenses and costs incurred by each of these persons as they become due and payable in advance of the final disposition of any claim, action, suit, proceeding or investigation to the full extent and in the manner permitted by law.

        Following the Merger, all rights to and limitations on indemnification under our existing organizational documents and agreement will survive the Merger and will become the joint and several obligations of Parent, MergerCo and any applicable subsidiary for a period of six years from the effective time of the Merger. In addition, Prior to the effective time of the Merger, we will purchase a non-cancelable endorsement under our directors' and officers' liability insurance coverage that will provide applicable persons with coverage for six years following the Merger at at least the same level as the existing coverage. These indemnification obligations may not be terminated or modified as to adversely affect any potential indemnitee without the consent of each affected indemnitee.

Employment Agreements and Benefits

        On and after the closing of the Merger, Parent has agreed to, and has agreed to cause MergerCo to, honor all of our existing employment agreements, severance agreements, retention bonus agreements in accordance with their terms. Pursuant to the terms of these agreement, we or Parent will also make certain payments to officers and employees on or before the effective time of the Merger. For a more complete discussion of these agreements, please see "—Interests of Our Directors and Executive Officers in the Merger" above.

        For a period of at least one year following the effective time of the Merger, Parent has agreed to cause MergerCo to provide our employees who remain employed by Parent or one of its subsidiaries with at least the types and levels of employee benefits that Parent or MergerCo provides for similarly situated employees. Parent has also agreed to treat the period of service of our employees to us before the effective time of the Merger as service rendered to Parent or MergerCo, as applicable, for purposes of eligibility to participate, vesting and for other appropriate benefits. In addition, Parent has agreed not to treat any of our employees as "new" employees for purposes of exclusions under any health or similar employee benefit plan for a pre-existing medical condition if our employee was enrolled in a health plan of ours at the effective time of the Merger.

        On and after the effective time, Parent has agreed to cause MergerCo to honor all obligations accrued prior to the effective time under our deferred compensation plans, supplemental retirement plans, management compensation plans, performance cash bonus plans and long-term incentive plans.

Conditions to the Merger

        The obligations of the parties to complete the Merger are subject to the satisfaction or waiver of the following mutual conditions:

  •
  our shareholders must have approved the Merger Agreement;

  •
  all required governmental approvals have been obtained; and

  •
  no preliminary or permanent injunction or other order by a court or other governmental entity is in effect which would make illegal or otherwise prohibit the consummation of the Merger.

        The obligations of Parent and MergerCo to complete the Merger are subject to the satisfaction or waiver of the following conditions:

  •
  Parent shall have received a certificate signed on our behalf stating that (i) each of our representations and warranties contained in the Merger Agreement is true and correct (generally as of the date of the Merger Agreement and as of the date the Merger is completed), except for inaccuracies that would not reasonably be expected to have a material adverse effect on us and (ii) we have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by us on or before the closing date;

  •
  Parent shall have a received a tax opinion from Goodwin Procter LLP relating to our qualification as a REIT for all taxable periods commencing January 1, 2000; and

  •
  there has been no event, change or occurrence that has had a material adverse effect on the company.

        Our obligations to complete the Merger are subject to the satisfaction or waiver of the following conditions:

  •
  We shall have received a certificate signed on behalf of Parent and MergerCo stating that (i) each of the representations and warranties made by Parent and MergerCo in the merger agreement is true and correct on the closing date (except to the extent a representation or warranty is made as of a time other than the closing date, in which case it need be true only as of that date), except for breaches that would not reasonably be expected to have a material adverse effect on Parent and (ii) Parent and MergerCo each have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or before the closing date; and

  •
  Parent shall have sufficient funds to satisfy any of its or MergerCo's obligations under the Merger Agreement.

Termination of the Merger Agreement

        We, Parent or MergerCo may terminate the Merger Agreement, whether before or after receiving shareholder approval, if:

  •
  all parties mutually agree in writing to terminate the agreement;

  •
  the Merger Agreement fails to receive the requisite vote of approval by our shareholders;

  •
  any governmental entity of competent jurisdiction issues an order, decree, judgment, injunction or other action which restrains, enjoins or otherwise prohibits or makes illegal the Merger, and such action has become final and non-appealable;

  •
  the Merger is not completed by December 31, 2005; or

  •
  the other party has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in the Merger Agreement, such that all conditions to closing are incapable of being satisfied by December 31, 2005.

        In addition, we may terminate the Merger Agreement if, prior to the Special Meeting, our Board of Directors decides to withdraw or modify its approval or recommendation of the agreement in connection with a superior proposal and we pay Parent the termination fee described below.

        Each of Parent and MergerCo may also terminate the Merger Agreement if our Board of Directors:

  •
  fails to recommend in this proxy statement that our common shareholders approve the Merger Agreement;

  •
  withdraws or modifies, in a manner material and adverse to Parent or MergerCo, its recommendation of the Merger Agreement; or

  •
  recommends that the common shareholders accept or approve a third-party acquisition proposal.

Termination Fee; Expenses

  Termination Fee

        We must pay Parent a termination fee in the amount of $40,000,000 in any of the following circumstances:

  •
  if we terminate the Merger Agreement in connection with entering into a definitive agreement to effect a third-party acquisition proposal;

  •
  if Parent or MergerCo terminates the agreement as a result of our board's (i) failing to recommend in this proxy statement that our common shareholders approve the Merger Agreement; (ii) withdrawing or modifying, in a manner material and adverse to Parent or MergerCo, its recommendation of the Merger Agreement; or (iii) recommending that the common shareholders accept or approve a third-party acquisition proposal; or

  •
  if prior to the Special Meeting, an acquisition proposal is made and not withdrawn, the Merger Agreement is terminated either for failure to receive the requisite shareholder approval or by Parent (prior to shareholder approval) because of our breach of a representation, warranty, or covenant, and within 12-months thereafter we consummate the acquisition proposal.

If we terminate the Merger Agreement, payment of any applicable termination fee is due immediately upon termination. If Parent or MergerCo terminates the Merger Agreement, payment of any applicable termination fee is due within three business days of termination. If the termination fee is payable because we consummate a third-party acquisition within 12 months, as described above, the termination fee is payable on the same day the third-party acquisition is consummated.

  Expenses

        All fees, costs and expenses incurred in connection with the Merger Agreement and related transactions will be paid by the party incurring such expenses. However, if either party terminates the Merger Agreement because of the other party's breach of a representation, warranty or covenant, the breaching party must reimburse the other for out-of-pocket expenses incurred in connection with the Merger and related transactions, in an amount not to exceed the lesser of the actual amount of the costs and expenses incurred and $10,000,000.

        Additionally, we have agreed to pay Parent's out-of-pocket expenses incurred in connection with the Merger and related transactions, in an amount not to exceed the lesser of the actual amount of the costs and expenses incurred and $10,000,000:

  •
  if the Merger Agreement is terminated by us or Parent because the requisite shareholder approval is not obtained; or

  •
  if Goodwin Procter LLP is unable to deliver a tax opinion relating to our qualification as a REIT for all taxable periods commencing January 1, 2000.

In any case in which we are required to pay a termination fee, as described above, the amount of any expenses that we pay to Parent will be credited against the amount of the termination fee.

Amendment and Waiver

        The Merger Agreement may be amended at any time by the written consent of each of us, Parent, and MergerCo, provided that after shareholder approval is received, no further amendment may be made that would require shareholder approval.

        At any time prior to the effective time of the Merger, we, Parent, and MergerCo may (i) extend the time for performance of any of the obligations or other acts of another party; (ii) waive any inaccuracies in the representations contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and (iii) waive compliance by the other parties with any of the agreements or conditions contained within the Merger Agreement. Any agreement by any party to the Merger Agreement to an extension or waiver will be valid if set forth in a written instrument signed by the party against which such waiver or extension is to be enforced.

Assignment

        The Merger Agreement may not be assigned by operation of law or otherwise, except that MergerCo may assign the Merger Agreement to a Delaware corporation of which Parent owns at least 75% upon three days written notice to us.

Governing Law; Venue

        The Merger Agreement provides that all disputes, claims or controversies arising under or in connection with it will be governed and construed in accordance with the laws of the State of Delaware. Likewise, each of Parent, MergerCo and us have consented to the sole and exclusive jurisdiction of Delaware Chancery Court for any litigation arising out of relating to the Merger Agreement.

INFORMATION ABOUT CRT PROPERTIES COMMON STOCK OWNERSHIP

        The following sections discuss the beneficial ownership of our shares by significant shareholders and our officers and directors. The number of common shares "beneficially owned" by each shareholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. Under these rules, beneficial ownership of common shares includes (i) any shares as to which the person or entity has sole or shared voting power or investment power and (ii) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days, including any shares which could be purchased by the exercise of options at or within 60 days.

        The following table shows, as of July 12, 2005, all persons we know to be "beneficial owners" of more than five percent of the shares of CRT Properties. This information is based on Schedule 13D or Schedule 13G reports filed with the Securities and Exchange Commission (the "SEC") by the firm listed in the table below. If you wish, you may obtain these reports from the SEC.

Name of Beneficial Owner	Shares Owned Beneficially	Percent of Class
Third Avenue Management LLC(1)	2,562,061	9.5%
Barclays Global Investors(2)	2,100,574	6.7%
Kensington Investment Group, Inc.(3)	1,684,965	5.3%
Cohen & Steers Capital Management(4)	1,561,200	5.0%

(1)
Address is 622 Third Avenue, 32nd Floor, New York, New York 10017. Sole voting power as to 2,553,861 shares and sole dispositive power as to 2,562,061 shares. Source: Schedule 13G/A dated February 16, 2005.

(2)
Address is 45 Fremont Street, San Francisco, California 94105. Sole voting power as to 1,957,914 shares and sole dispositive power as to 2,100,574 shares. Source: Schedule 13G dated February 14, 2005.

(3)
Address is 4 Orinda Way, Suite 200C, Orinda, California 94563. Sole voting power and sole dispositive power as to 1,684,965 shares. Source: Schedule 13G dated July 8, 2005.

(4)
Address is 757 Third Avenue, New York, New York 10017. Sole voting power as to 1,517,700 shares and sole dispositive power as to 1,561,200 shares. Source: Schedule 13G dated February 14, 2005.

Stock Owned by Directors and Executive Officers

        The following table shows, as of July 1, 2005, the common shares owned beneficially by CRT Properties' directors and executive officers:

Name of Beneficial Owner	Shares Owned Beneficially		Percent of Class
Directors:
D. Pike Aloian	22,971	(1)	*
Benjamin C. Bishop, Jr.	38,976	(1)	*
Thomas J. Crocker	1,090,717	(2)	3.35%
Peter J. Farrell	1,590		*
David B. Hiley	159,980	(3)	*
Victor A. Hughes, Jr.	504,904	(4)	1.58%
Randall E. Paulson	—		*
George F. Staudter	22,303	(1)	*
Executive Officers:
Christopher L. Becker	228,484	(5)	*
Thomas C. Brockwell	239,544	(6)	*
S. Mark Cypert	22,314	(7)	*
William J. Wedge	22,431	(7)	*
Directors and Executive Officers as a group (13 persons):	2,354,214	(8)	7.08%

*
Less than one percent (1%).

(1)
Includes 4,000 shares subject to presently exercisable options.

(2)
Includes 700,000 shares subject to presently exercisable options and 43,821 shares subject to restrictions on sale.

(3)
Includes 129,000 shares subject to presently exercisable options.

(4)
Includes 180,000 shares subject to presently exercisable options.

(5)
Includes 200,000 shares subject to presently exercisable options and 21,911 shares subject to restrictions on sale.

(6)
Includes 200,000 shares subject to presently exercisable options and 32,866 shares which are subject to restrictions on sale.

(7)
Includes 21,911 shares subject to restrictions on sale.

(8)
Sole voting and dispositive power as to 2,475,203 shares. Includes 1,521,000 shares subject to presently exercisable options and 142,420 shares subject to restrictions on sale.

SHAREHOLDER PROPOSALS

        If the Merger is completed, we will not hold a 2006 annual meeting of our shareholders. If the Merger is not completed, we intend to hold our 2006 annual meeting on our traditional schedule.

        Our Board of Directors will make provision for presentation of appropriate proposals by shareholders at the 2006 annual meeting of shareholders, provided that such proposals are submitted in writing by eligible shareholders to us at Investor Relations, CRT Properties, Inc., 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432 no later than December 5, 2005. The form and substance of such proposals must satisfy requirements established by the Securities and Exchange Commission in order to be eligible for inclusion in our proxy statement for our 2006 annual meeting of shareholders.

        Under the rules of the Exchange Act, a shareholder proposal must be submitted to us within a reasonable time before we print and mail the proxy statement for the next annual meeting in order for the proposal to be considered at the meeting. If we receive timely notice, we generally will be able to vote proxies in our discretion if we include in the proxy statement advice on the nature of the matter and how we intend to exercise discretion on the matter.

OTHER MATTERS

        As of the date of this proxy statement, our Board of Directors knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement. Should any other matter requiring a vote of our shareholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment as to matters they believe to be in the best interests of shareholders.

WHERE YOU CAN FIND MORE INFORMATION

        CRT Properties, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These SEC filings are also available to the public at the Internet site maintained by the SEC at http://www.sec.gov. Our Internet site address is http://www.crtproperties.com. However, any information that is included on or linked to our Internet site is not a part of this proxy statement. Reports, proxy statements and other information concerning CRT Properties, Inc. may also be inspected at the offices of The New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at CRT Properties, Inc., 225 NE Mizner Boulevard, Suite 200, Boca Raton, Florida 33432, Attention: Investor Relations, telephone (561) 395-9666. If you would like to request documents, please do so by September 2, 2005, in order to receive them before the Special Meeting.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated August 8, 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

 Appendix A

AGREEMENT AND PLAN OF MERGER
AMONG
DRA G&I FUND V REAL ESTATE INVESTMENT TRUST,
DRA CRT ACQUISITION CORP.
AND
CRT PROPERTIES, INC.

DATED AS OF JUNE 17, 2005

A-i

4.5	Available Funds	A-21
4.6	Takeover Statutes	A-21
ARTICLE V	Conduct of Business Pending the Merger	A-22
5.1	Conduct of Business by the Company	A-22
5.2	Distribution by Company of REIT Taxable Income	A-24
ARTICLE VI	Covenants	A-25
6.1	Preparation of the Proxy Statement; Stockholders Meeting	A-25
6.2	Other Filings	A-25
6.3	Additional Agreements	A-25
6.4	No Solicitations	A-26
6.5	Officers' and Directors' Indemnification	A-27
6.6	Access to Information; Confidentiality	A-29
6.7	Public Announcements	A-29
6.8	Employee Benefit Arrangements	A-30
6.9	Company Rights Agreement	A-30
6.10	Certain Tax Matters	A-30
6.11	Environmental Reports	A-31
ARTICLE VII	Conditions to the Merger	A-31
7.1	Conditions to the Obligations of Each Party to Effect the Merger	A-31
7.2	Conditions to Obligations of Parent and MergerCo	A-31
7.3	Conditions to Obligations of the Company	A-32
7.4	Frustration of Closing Conditions	A-32
ARTICLE VIII	Termination, Amendment and Waiver	A-32
8.1	Termination	A-32
8.2	Effect of Termination	A-33
8.3	Fees and Expenses	A-35
8.4	Payment of Amount or Expense	A-35
8.5	Amendment	A-36
8.6	Extension; Waiver	A-36
ARTICLE IX	General Provisions	A-36
9.1	Notices	A-36
9.2	Certain Definitions	A-37
9.3	Terms Defined Elsewhere	A-39
9.4	Interpretation	A-41
9.5	Non-Survival of Representations, Warranties, Covenants and Agreements	A-41
9.6	Miscellaneous	A-41
9.7	Assignment; Benefit	A-41
9.8	Severability	A-42
9.9	Choice of Law/Consent to Jurisdiction	A-42
9.10	Waiver	A-42
9.11	Counterparts	A-42

A-ii

COMPANY DISCLOSURE SCHEDULE

Section Title
2.1(f)	Company Stock Option Plans
3.1(a)	Good Standing
3.1(b)	Subsidiaries
3.1(c)	Compliance With Laws
3.3(a)	Company Stock Option Plans
3.3(c)	Company Options
3.3(d)	Restricted Stock Awards
3.3(e)	LTI and Out-Performance Awards
3.3(f)	Voting or Transfer
3.3(g)	Stock Obligations
3.3(h)	Registration
3.3(i)	Partnership Interests
3.4	Subsidiaries: Contractual Obligations
3.5	Other Interests
3.6	Consents and Approvals; No Violations
3.8	Company SEC Reports
3.9	Litigation
3.10	Absence of Certain Changes
3.11	Taxes
3.12(a)	Properties
3.12(b)	Encumbrances and Property Restrictions
3.12(c)	Title Insurance
3.12(d)	Permits
3.12(e)	Properties: No Violations
3.12(f)	Company Space Leases
3.12(g)	Performance; Payments
3.12(h)	Lessor Ground Leases
3.12(i)	Lessee Ground Leases
3.12(j)	Certain Circumstances
3.12(k)	Option Agreements; Rights of First Refusal
3.12(l)	Management Agreements
3.12(m)	Construction or Alterations
3.13	Environmental Matters
3.14(a)	Employee Programs
3.15	Labor and Employment Matters
3.19(a)	Material Contracts
3.19(b)	Loan Agreements
3.20	Insurance
3.21	Definition of the Company's Knowledge
3.23	Employee Payments
5.1(c)	Existing Property Transactions
5.1(g)	Corporate Budget
5.1(m)	Litigation
6.5(b)	Officers' and Directors' Indemnification
6.8(a)	Employee Benefit Arrangements
6.8(c)	Company Obligations

A-iii

EXHIBITS

Exhibit A	Legal Opinion of Goodwin Procter LLP

A-iv

            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 16, 2005, is made by and among DRA G&I FUND V REAL ESTATE INVESTMENT TRUST, a Maryland business trust ("Parent"), DRA CRT ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("MergerCo"), and CRT Properties, Inc., a Florida corporation (the "Company").

        WHEREAS, the parties wish to effect a business combination through a merger of the Company with and into MergerCo (the "Merger") on the terms and conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the Florida Business Corporation Act (the "FBCA");

        WHEREAS, the Board of Directors of the Company (the "Company Board") has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable;

        WHEREAS, the Board of Directors of Parent (the "Parent Board") and the Board of Directors of MergerCo have approved this Agreement, the Merger and the other transactions contemplated by this Agreement and determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable, and Parent has approved this Agreement and the Merger as the sole stockholder of MergerCo; and

        WHEREAS, Parent, MergerCo and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, Parent, MergerCo and the Company hereby agree as follows:

ARTICLE I
 The Merger

        1.1    The Merger.    Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and MergerCo shall consummate the Merger, pursuant to which (a) the Company shall be merged with and into MergerCo and the separate corporate existence of the Company shall thereupon cease and (b) MergerCo shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall remain a wholly owned subsidiary of Parent. From and after the Effective Time, MergerCo shall succeed to and assume all the rights and obligations of the Company. The Merger shall have the effects specified in Section 259 of the DGCL and Section 607.1106 of the FBCA.

        1.2    Certificate of Incorporation and Bylaws.

          (a)   The name of the Surviving Corporation shall be "DRA CRT Acquisition Corp."

          (b)   The amended and restated certificate of incorporation of MergerCo in the form provided within 10 Business Days of the date hereof by Parent and MergerCo and agreed to by the Company (which form shall provide, among other things, for 8 1/2% Series A Cumulative Redeemable Preferred Stock having preferences, rights, voting powers and restrictions identical to the Series A Preferred Stock (as defined below) (such amended and restated certificate, the "Amended Charter") shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by law.

          (c)   The bylaws of MergerCo, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, by such certificate of incorporation or by such bylaws.

        1.3    Effective Time.    On the Closing Date, MergerCo and the Company shall duly execute and file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "DSOS") in accordance with the DGCL and articles of merger (the "Articles of Merger") with the Department of State for the State of Florida (the "FDOS") in accordance with the FBCA. The Merger shall become effective upon the later of the filing date of the Certificate of Merger with the DSOS or the filing date of the Articles of Merger with the FDOS, or such later time which the parties hereto shall have agreed upon and designated in such filings in accordance with the DGCL and the FBCA as the effective time of the Merger but not to exceed ninety (90) days after the respective filing dates of the Certificate of Merger with the DSOS and the Articles of Merger with the FDOS (the "Effective Time").

        1.4    Closing.    The closing of the Merger (the "Closing") shall occur as promptly as practicable (but in no event later than the second (2nd) Business Day) after all of the conditions set forth in Article VII (other than conditions that by their terms are required to be satisfied or waived at the Closing) shall have been satisfied or, to the extent permitted by applicable law, waived by the party entitled to the benefit of the same (unless extended by the mutual agreement of the parties hereto), and, subject to the foregoing, shall take place at 10:00 a.m., local time, on such date (the "Closing Date") at the offices of Goodwin Procter LLP, 599 Lexington Avenue, New York, NY 10022, or at such other place as mutually agreed to by the parties hereto.

        1.5    Directors and Officers of the Surviving Corporation.    The directors of MergerCo immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and the officers of MergerCo immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Amended Charter and bylaws of the Surviving Corporation.

ARTICLE II
 Merger Consideration; Conversion of Stock

        2.1    Conversion of Company Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

          (a)    Capital Stock of MergerCo.    Each share of common stock of MergerCo, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one (1) share of the validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, par value $0.01 per share.

          (b)    Cancellation of Parent-Owned and MergerCo-Owned Company Common Stock.    Each issued and outstanding share of common stock of the Company, par value $.01 per share (the "Company Common Stock") that is owned by Parent, MergerCo or any Subsidiary of Parent or MergerCo immediately prior to the Effective Time (collectively, the "Excluded Shares") shall automatically be canceled and retired and shall cease to exist, and no cash, stock or other consideration shall be delivered or deliverable in exchange therefor.

          (c)    Conversion of Company Common Stock.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) shall automatically be converted into the right to receive an amount in cash equal to Twenty Seven Dollars and Eighty Cents ($27.80) (the "Merger Consideration"); provided, that (i) if the Closing occurs after June 30, 2005, but before September 30, 2005, the Merger Consideration shall be increased by an amount equal to Thirty-Five Cents ($0.35) multiplied by a fraction, the numerator of which is the number of days from and including July 1, 2005 until the Closing Date, and the denominator of which is the actual number of days in the quarter. For the avoidance of doubt, the Merger Consideration payable at Closing shall not be increased pursuant to clause (i) above if the Company has previously paid its regular quarterly dividend for the fiscal quarter ending

  September 30, 2005 to holders of Company Common Stock pursuant to Section 5.1(a). The parties agree that the Merger Consideration shall not be increased under this Section 2.1(c) for or on account of any period subsequent to September 30, 2005.

          (d)    Cancellation and Retirement of Company Common Stock.    As of the Effective Time, all shares of Company Common Stock (other than Excluded Shares) issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (a "Certificate") shall cease to have any rights with respect to such shares, except, in all cases, the right to receive the Merger Consideration, without interest, upon surrender of such Certificate in accordance with Section 2.2. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

          (e)    Conversion of Company Preferred Stock.    Each share of the Company's 8 1/2% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), issued and outstanding immediately prior to the Effective Time shall automatically be converted into one (1) share of 8 1/2% Series A Cumulative Redeemable Preferred Stock, par value $0.01, of the Surviving Corporation ("Surviving Corporation Preferred"). Each certificate representing shares of Series A Preferred Stock immediately prior to the Effective Time shall, as of the Effective Time, automatically represent an equivalent number of shares of Surviving Corporation Preferred.

          (f)    Cancellation of Company Stock Options.    The Company shall use its commercially reasonable efforts to ensure that, at the Effective Time, each outstanding qualified or nonqualified option to purchase shares of Company Common Stock ("Company Stock Options") under any employee stock option or compensation plan or arrangement of the Company ("Company Stock Option Plans"), whether or not exercisable at the Effective Time and regardless of the exercise price thereof, shall be cancelled, effective as of the Effective Time, in exchange for the right to receive at the Effective Time a single lump sum cash payment, equal to the product of (x) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time, whether or not vested or exercisable, and (y) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option (the "Option Merger Consideration"); provided that if the exercise price per share of any such Company Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be canceled without any cash payment being made in respect thereof. All payments under this paragraph shall be subject to any applicable withholding tax.

          (g)   Parent and MergerCo acknowledge that all restricted stock awards granted under the Company Stock Option Plans (the "Restricted Stock Awards") shall vest in full immediately prior to the Effective Time so as to no longer be subject to any forfeiture or vesting requirements and all such shares of Company Common Stock shall be considered outstanding shares for all purposes of this Agreement, including receipt of the Merger Consideration.

          (h)   The Company shall take all actions necessary to ensure that (i) all outstanding rights (the "ESIP Rights") under the Company's 2005 Employee Stock Investment Plan (the "Company ESIP") will be exercised immediately prior to the Effective Time on a final purchase date under such plan determined in accordance with such plan and (ii) the Company ESIP will terminate concurrently with such exercise of the outstanding rights thereunder. All such shares of Company Common Stock issued under the Company ESIP upon such exercise shall be considered outstanding shares for all purposes of this Agreement, including receipt of the Merger Consideration, but shall not have the right to vote on the Merger.

          (i)    Parent and MergerCo acknowledge that all long term incentive awards and out-performance plan awards granted pursuant to those certain performance-based long term incentive award agreements and the out-performance plan established under the Company's Senior Management Compensation Plans as set forth in Section 3.3 of the Company Disclosure Schedule shall, as of immediately prior to the Effective Time, no longer be subject to any forfeiture or vesting requirements and (unless and to the extent such awards are settled in cash) all shares of Company Common Stock issued in settlement of such awards shall be considered outstanding shares for all purposes of this Agreement, including receipt of the Merger Consideration, but shall not have the right to vote on the Merger.

        2.2    Exchange of Certificates.

          (a)    Paying Agent.    Prior to the mailing of the Proxy Statement, the Company shall appoint a bank or trust company reasonably satisfactory to the Company to act as Paying Agent (the "Paying Agent") for the payment of the Merger Consideration and the Option Merger Consideration. By 10:00 am Eastern Time on the Closing Date, Parent shall deposit with the Paying Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, and for the benefit of holders of Company Stock Options for payment in accordance with Section 2.1(f), the aggregate Merger Consideration and Option Merger Consideration (such total deposited cash being hereinafter referred to as the "Exchange Fund"). The Paying Agent shall make payments of the Merger Consideration and the Option Merger Consideration out of the Exchange Fund in accordance with this Agreement, the Articles of Merger and Certificate of Merger. The Company shall cooperate with Parent and any title company escrow agent to facilitate an orderly transfer of funds. The Exchange Fund shall not be used for any other purpose. Any and all interest earned on the Exchange Fund shall be paid to Parent.

          (b)    Stock Transfer Books.    At the Effective Time, the common stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates representing ownership of the Company Common Stock outstanding immediately prior to the Effective Time shall cease to have rights with respect to such Company Common Stock, except as otherwise provided for herein. On or after the Effective Time, any Certificates presented to the Paying Agent or Parent for any reason shall be converted into the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby. On and after the Effective Time, a holder of a Company Stock Option shall have only the right to receive the Option Merger Consideration as provided in Section 2.1(f).

          (c)    Exchange Procedures.    As soon as possible after the Effective Time (but in any event within three (3) business days), Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass to the Paying Agent, only upon delivery of the Certificates to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration to which the holder thereof is entitled. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash payable in respect of the shares of Company Common Stock previously represented by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Merger Consideration as contemplated by this Section 2.2. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

          (d)    No Further Ownership Rights in Company Common Stock or Company Stock Options Exchanged For Cash.    The Merger Consideration paid upon the surrender for exchange of Certificates representing shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock exchanged for cash theretofore represented by such Certificates. The Option Merger Consideration paid with respect to Company Stock Options in accordance with the terms of this Article II and Section 2.1(f) shall be deemed to have been paid in full satisfaction of all rights pertaining to the canceled Company Stock Options and on and after the Effective Time the holder of a Company Stock Option shall have no further rights to exercise any Company Stock Option.

          (e)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for twelve (12) months after the Effective Time shall be delivered to Parent and any holders of shares of Company Common Stock or Company Stock Options prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to Parent and only as general creditors thereof for payment of the Merger Consideration or the Option Merger Consideration, as applicable.

          (f)    No Liability.    None of Parent, MergerCo, the Surviving Corporation, the Company or the Paying Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of Merger Consideration or Option Merger Consideration, as applicable, from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (g)    Investment of Exchange Fund.    The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.

          (h)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting of a bond to the satisfaction of Parent and the Paying Agent, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof, pursuant to this Agreement.

        2.3    Withholding Rights.    The Surviving Corporation or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Stock Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Stock Options in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent.

        2.4    Dissenters' Rights.    No dissenters' or appraisal rights shall be available with respect to the Merger.

        2.5    Tax Treatment of Merger.    The parties shall treat the Merger for all income tax purposes as a taxable purchase of assets by MergerCo in exchange for the Merger Consideration and the assumption of liabilities of the Company followed by a liquidating distribution of the Merger Consideration to the shareholders of the Company.

ARTICLE III
 Representations and Warranties of the Company

        Except as set forth in the disclosure schedules delivered at or prior to the execution hereof to Parent and MergerCo (the "Company Disclosure Schedule") the Company represents and warrants to Parent and MergerCo as follows:

        3.1    Existence; Good Standing; Authority; Compliance with Law.

          (a)   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. Except as set forth in Section 3.1(a) of the Company Disclosure Schedule, the Company is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

          (b)   Each of the Subsidiaries of the Company listed in Section 3.1(b) of the Company Disclosure Schedule (the "Company Subsidiaries") is a corporation, limited partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification or licensing, except for jurisdictions in which such failure to be so qualified, licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary has all requisite corporate or other power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The Company has no other Subsidiaries other than the Company Subsidiaries. Neither the Company nor any Company Subsidiary has any predecessors other than as set forth on Section 3.1(b) of the Company Disclosure Schedule. Section 3.1(b) of the Company Disclosure Schedule (as supplemented by the Company and provided to Parent within 10 Business Days of the date hereof), will state for each Company Subsidiary, (A) its exact legal name; (B) its corporate business form and jurisdiction and date of formation; (C) its federal employer identification number; (D) its headquarters address, telephone number and facsimile number; (E) all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business at any time since such company's date of formation; and (F) since January 1, 1998, any name changes, recapitalizations, mergers, reorganizations or similar events since its date of formation.

          (c)   Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which the Company or any Company Subsidiary or any of their respective properties or assets is subject, where such violation, alone or together with all other violations, would reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their businesses as now conducted, except where the failure to obtain any such license, permit or authorization or to take any such action, alone or together with all other such failures, would not reasonably be expected to have a Company Material Adverse Effect.

          (d)   The Company has previously provided or made available to Parent true and complete copies of the articles of incorporation and bylaws and the other charter documents, bylaws, organizational documents and partnership, limited liability company and joint venture agreements (and in each such case, all amendments thereto) of the Company and each of the Company Subsidiaries as in effect on the date of this Agreement.

        3.2    Authorization, Takeover Laws, Validity and Effect of Agreements.

          (a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and perform its obligations hereunder. Subject only to the approval of this Agreement by the holders of shares of Company Common Stock, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of the Company. In connection with the foregoing, the Company Board has taken such actions and votes as are necessary on its part to render the provisions of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar federal or state statute inapplicable to this Agreement, the Merger and the transactions contemplated by this Agreement. This Agreement, assuming due and valid authorization, execution and delivery hereof by Parent and MergerCo, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (b)   The Company Board has amended the Rights Agreement, dated as of September 30, 1990, between the Company and Wells Fargo Bank Minnesota, N.A., as successor Rights Agent thereunder (the "Company Rights Agreement"), prior to the execution of this Agreement so as to provide that (i) (A) none of Parent nor MergerCo nor any of their affiliates or associates will become an "Acquiring Person" (as defined in the Company Rights Agreement) and (B) no "Stock Acquisition Date" or "Distribution Date" (each as defined in the Company Rights Agreement) will occur, in each case, as a result of the approval, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) the Company Rights Agreement will terminate immediately prior to the Effective Time.

        3.3    Capitalization.

          (a)   The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). As of June 15, 2005 (i) 31,818,993 shares of Company Common Stock were issued and outstanding, (ii) 2,990,000 shares of Company Preferred Stock were issued and outstanding, which have been designated as Series A Preferred Stock, (iii) 1,197,228 shares of Company Common Stock have been authorized and reserved for issuance pursuant to the Company's Stock Option Plans as listed in Section 3.3(c) of the Company Disclosure Schedule, subject to adjustment on the terms set forth in the Company Stock Option Plans, and (iv) 1,715,028 Company Stock Options were outstanding. As of the date of this Agreement, the Company had no shares of Company Common Stock reserved for issuance other than as described above. All such issued and outstanding shares of capital stock of the Company are, and all shares thereof which may be issued prior to the Closing Date will be, when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

          (b)   Neither the Company nor any Company Subsidiary has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter.

          (c)   Except as set forth in Section 3.3(c) of the Company Disclosure Schedule and except for (i) the Company Stock Options, (ii) long term incentive awards set forth in Section 3.3(e) of the Company Disclosure Schedule or (iii) out performance plan awards set forth in Section 3.3(e) of the Company Disclosure Schedule, as of the date of this Agreement, there are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company or any Company Subsidiary to issue, transfer, sell or repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. Section 3.3(c) of the Company Disclosure Schedule sets forth a true, complete and correct list of Company Stock Options, all of which are fully vested, including the name of the Person to whom such Company Stock Options have been granted, the number of shares subject to each Company Option and the per share exercise price for each Company Option. True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 3.3(c) have been furnished or made available to Parent.

          (d)   Section 3.3(d) of the Company Disclosure Schedule sets forth a true, complete and correct list of the Restricted Stock Awards, including the name of the Person to whom such Restricted Stock Awards have been granted and the number of shares included in each Restricted Stock Award. True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 3.3(d) have been furnished or made available to Parent. The Company has not issued any stock appreciation rights.

          (e)   Section 3.3(e) of the Company Disclosure Schedule sets forth a true, complete and correct list of all long term incentive awards and out performance plan awards granted pursuant to those certain performance-based long term incentive award agreements and the out-performance plan established under the Company's Senior Management Compensation Plans, including the name of the Person to whom such awards were granted. True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 3.3(e) have been furnished or made available to Parent.

          (f)    Except as set forth in Section 3.3(f) of the Company Disclosure Schedule, there are no agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of any shares of capital stock of the Company or which restrict the transfer of any such shares, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares.

          (g)   Except as set forth in Section 3.3(g) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to issue,

  repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company or any Company Subsidiary.

          (h)   Except as set forth in Section 3.3(h) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of their securities under the Securities Act.

          (i)    The Company is the sole general partner of each of (i) CRT BFC Ltd., a Florida limited partnership and (ii) CRT BMWCX, Ltd., a Florida limited partnership (together, the "Partnerships"). Section 3.3(i) of the Company Disclosure Schedule sets forth a list of all holders of all units of partnership interests in the Partnerships ("Partnership Units"), such holder's most recent address and the exact number and type (e.g., general, limited, etc.) of Partnership Units held. There are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate any Partnership to issue, transfer or sell any partnership interests of such Partnership. Except as set forth in Section 3.3(i) of the Company Disclosure Schedule, there are no outstanding contractual obligations of any Partnership to issue, repurchase, redeem or otherwise acquire any partnership interests of such Partnership. Except as set forth in Section 3.3(i) of the Company Disclosure Schedule, the partnership interests owned by the Company are subject only to the restrictions on transfer set forth in the relevant partnership agreement, and those imposed by applicable securities laws.

        3.4    Subsidiaries.    Section 3.1(b) of the Company Disclosure Schedule sets forth the name, jurisdictions of incorporation or organization of each Company Subsidiary. All issued and outstanding shares or other equity interests of each Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule and except for the Partnership Units listed on Section 3.3(i) of the Company Disclosure Schedule, all issued and outstanding shares or other equity interests of each Company Subsidiary are (i) owned directly or indirectly by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances and (ii) free of all other restrictions (including restrictions on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) other than those set forth in the organizational documents and those imposed by applicable securities laws. There are not any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate any Company Subsidiary to issue, transfer or sell any equity interests of such Company Subsidiary. Except as set forth in Section 3.4 of the Company Disclosure Schedule, there are no outstanding contractual obligations of any Company Subsidiary to repurchase, redeem or otherwise acquire any equity interest of such Company Subsidiary.

        3.5    Other Interests.    Except for the interests in the Company Subsidiaries set forth in Section 3.1(b) of the Company Disclosure Schedule and except as set forth in Section 3.5 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any Person (other than investments in short-term investment securities). Except as set forth in Section 3.4 and 3.5 of the Company Disclosure Schedule, no Affiliate of the Company or any Company Subsidiary owns any interest or investment (whether equity or debt) in any Company Subsidiary.

        3.6    Consents and Approvals; No Violations.    Except as set forth in Section 3.6 of the Company Disclosure Schedule, assuming the approval of this Agreement by holders of the Company Common Stock and except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, state securities or state "blue sky" laws, the HSR Act or any other antitrust laws and (b) for filing of the Certificate of Merger and the Articles of Merger, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of the Company or any Company Subsidiary, (ii) require any filing by the Company with, notice to, or permit, authorization, consent or approval of, any state or federal government or governmental authority or by any United States or state court of competent jurisdiction (a "Governmental Entity"), (iii) result in a violation or breach by the Company of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Material Contract to which the Company or any Company Subsidiary is a party or by which it or any of its respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Company Subsidiary or any of its respective properties or assets (collectively, "Laws"), excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent or materially delay performance by the Company of its material obligations under this Agreement or (C) reasonably be expected to have a Company Material Adverse Effect.

        3.7    No Restraints.    Neither the Company nor any Company Subsidiary is or will be subject to any outstanding judgment, order, restraining order, and/or injunction (temporary or otherwise), decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity or other legal restraint or prohibition, or is party to any written agreement, consent agreement or memorandum of understanding that materially restricts the conduct of its business or that relates to policies, affairs, managements or its business, except any such judgments, orders, injunctions, decrees, statutes, laws, ordinances, rules, regulations or restrictions that would not have a Company Material Adverse Effect.

        3.8    SEC Reports.    Except as set forth in Section 3.8 of the Company Disclosure Schedule, the Company has filed (and, from the date hereof until the Closing Date, will file) all required forms and reports (and all certificates required pursuant to the Sarbanes-Oxley Act of 2002 ("SOX")) with the SEC since January 1, 2003 (collectively, the "Company SEC Reports"), all of which were (and will be) prepared in all material respects in accordance with the applicable requirements of the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Company SEC Reports (a) complied as to form in all material respects with the applicable requirements of the Securities Laws and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) complied as to form, as of their report filing dates, in all material respects with the Securities Laws and fairly presents in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as the case may be, of the Company and the Company Subsidiaries for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Sections 13 or 15(d) of the Exchange Act and for normal year-end audit adjustments which would not be material in amount or effect. To the knowledge of the Company, there are no outstanding and unresolved comments from the SEC with respect to any of the Company SEC reports. No Company Subsidiary is required to make any filing with the SEC. The Company has established and maintains disclosure controls and procedures for the purposes of Rules 13a-15 and 15d-15 of the Exchange Act in all material respects. Those disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company's auditors and the Audit Committee of the Board have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

        3.9    Litigation.    Except as set forth in the Company SEC Reports or in Section 3.9 of the Company Disclosure Schedule, (a) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries and (b) neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Entity or the person which, in the case of (a) or (b), would, individually or in the aggregate, (i) prevent or materially delay the consummation of the Merger, (ii) otherwise prevent or materially delay performance by the Company of any of its obligations under this Agreement or (iii) reasonably be expected to have a Company Material Adverse Effect. Section 3.9 of the Company Disclosure Schedule sets forth any suit, claim, action, proceeding or investigation that is, to the knowledge of the Company, pending or threatened against the Company or any of the Company Subsidiaries and any outstanding order, writ, judgment, injunction or decree of any Governmental Entity or other person against the Company or any Company Subsidiary.

        3.10    Absence of Certain Changes.    Except as disclosed in the Company SEC Reports or in Section 3.10 of the Company Disclosure Schedule, from March 31, 2005 through the date hereof, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course of business and there has not been: (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than the regular quarterly dividend paid to holders of Company Common Stock on April 29, 2005); (b) any material commitment, contractual obligation (including, without limitation, any management or franchise agreement or any lease (capital or otherwise) or any letter of intent), borrowing, liability, guaranty, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of the Company Subsidiaries outside the ordinary course of business except for Commitments for expenses of attorneys, accountants, investment bankers and other services incurred in connection with the Merger; (c) any material change in the Company's accounting principles, practices or methods except insofar as may have been required by a change in GAAP; or (d) any material change in its methods of reporting income and deductions for any Tax.

        3.11    Taxes.    Except as otherwise provided in Section 3.11 of the Company Disclosure Schedule:

          (a)   For the taxable year ended December 31, 1988 (the "Initial REIT Year"), and each taxable year ending thereafter, each of the Company and the Company Subsidiaries (i) has timely filed all material Tax Returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity have authority to do so), and all such returns and reports are true, accurate and complete in all material respects, and (ii) has paid (or the Company has paid on its behalf) within the time and manner prescribed by law, all material Taxes. The Company (i) for all taxable years commencing with January 1, 2000 through December 31, 2004 has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years and (ii) has operated since December 31, 2004 to the date hereof, and intends to continue to operate, in such a manner as to permit it to continue to qualify as a REIT. The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all material Taxes payable by the Company and each Company Subsidiary for all taxable periods and portions thereof through the date of such financial statements. Each of the Company and the Company Subsidiaries has established on its books and records reserves in accordance with GAAP that are adequate for the payment of all material liabilities for Taxes accruing through the period covered by such books and records and until the Effective Time, shall continue to establish and maintain reserves that are adequate for the payment of all material liabilities for Taxes accruing through the Effective Time, assuming for these purposes the actual or deemed liquidation of the Company for federal income tax purposes as of such date. True, correct and complete copies of all federal, state and local Tax Returns for the Company and each Company Subsidiary with respect to the taxable years commencing on or after January 1, 1999 and all written communications with any taxing authority relating to such Tax Returns requested by Parent, MergerCo or their respective representatives have been delivered or made available to representatives of Parent. Section 3.11 of the Company Disclosure Schedule lists all federal and state income Tax Returns filed with respect to the Company and all the Company Subsidiaries for taxable periods commencing on or after January 1, 1999 that have been audited, and indicates those Tax Returns, if any, that currently are the subject of audit. No material unpaid deficiencies for any Taxes have been proposed, asserted or assessed in writing against the Company or any of the Company Subsidiaries, including claims by any taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns (as defined below) that the Company is, or may be, subject to taxation by that jurisdiction, and no requests for waivers of any statute of limitations in respect of Taxes have been made and no extensions of the time to assess or collect any such Tax are pending and no such waiver remains in effect. Neither the Company nor any of the Company Subsidiaries is a party to any pending action or proceedings by any taxing authority for assessment or collection of any material Tax, and no claim for assessment or collection of any material Tax has been assessed against it in writing.

          (b)   There are no Tax Protection Agreements. For purposes of this Section 3.11, "Tax Protection Agreements" shall mean any agreement to which the Company or any Company Subsidiary is a party pursuant to which (a) any liability to holders of Partnership Units relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of a holder of Partnership Units, the Company or the Company Subsidiaries have agreed to (i) maintain a minimum level of debt or continue a particular debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) operate (or refrain from operating) in a particular manner, and/or (v) only dispose of assets in a particular manner; (c) limited partners of any Partnership have guaranteed debt of the Partnership; and/or (d) any other agreement that would require the general partner of a Partnership to consider separately the interests of the limited partners.

          (c)   For the purpose of this Agreement, (i) the term "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, windfall profits, environmental (including taxes under Section 59A of the Code), franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, rollback, registration, value added, alternative or ad-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and (ii) the term "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (d)   Any disposition of the assets of the Company and/or any of the Company Subsidiaries will not be subject to rules similar to Section 1374 of the Code as a result of an election under

  IRS Notice 88-19, or under temporary or final regulations under Section 337(d) of the Code, or otherwise. The Company has no earnings and profits accumulated in any "non-REIT year" within the meaning of Section 857(a)(2) of the Code.

          (e)   The Company and each of the Company Subsidiaries have withheld and paid all material Taxes required to have been withheld and/or paid in connection with amounts paid or owing to any employee, former employee, independent contractor, creditor, stockholder, or other third party.

          (f)    The Company has no class of outstanding stock that is not regularly traded on an established securities market under Section 1445(b)(6) of the Code.

          (g)   Neither the Company nor any of the Company Subsidiaries has requested, received or is subject to any written ruling of a taxing authority related to Taxes or has entered into any written and legally binding agreement with a taxing authority relating to Taxes.

          (h)   Other than the Tax Protection Agreements, neither the Company nor any of its Subsidiaries (i) is a party to or is otherwise subject to any Tax allocation or sharing agreement and (ii) has any liability for the Taxes of another person under law, by contract or otherwise.

          (i)    Neither the Company nor any of the Company Subsidiaries have made any payments, are obligated to make any payments, or are parties to an agreement that could obligate them to make any payments that will not be deductible under Section 280G of the Code with respect to any taxable year for which Tax Returns have not been filed.

          (j)    The Company has incurred no material liability for any Taxes under Sections 857(b), 860(c) or 4981 of the Code or IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5T, including, without limitation, any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code. Neither the Company nor any Company Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business.

        3.12    Properties.

          (a)   Except as set forth in Section 3.12(a) of the Company Disclosure Schedule, the Company or one of the Company Subsidiaries owns fee simple title to or leasehold title to each of the real properties identified on Section 3.12(a) of the Company Disclosure Schedule (all such properties owned in fee or pursuant to a ground lease, the "Company Properties"), in each case (except as provided below) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("Encumbrances").

          (b)   The Company Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) Encumbrances and Property Restrictions set forth in Section 3.12(b) or Section 3.19(b) of the Company Disclosure Schedule, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property (and, to the knowledge of the Company, the Company or any Company Subsidiary is not in default under any Encumbrances or Property Restrictions), including zoning regulations, provided they do not materially adversely affect the current use of any Company Property, (iii) Encumbrances and Property Restrictions disclosed on existing title policies or reports or existing surveys provided or made available to Parent; (iv) Encumbrances and Property Restrictions which would be shown on current title reports or current surveys so long as the same do not interfere with current use or would be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Company Properties; and (v) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not material in amount, do not materially detract from the value of or materially interfere with the present use of any of the

  Company Properties subject thereto or affected thereby, and do not otherwise have a Company Material Adverse Effect and, in the case of clauses (i)-(iv) hereof, would not reasonably be expected to have a Company Material Adverse Effect.

          (c)   Except as listed on Section 3.12(c) of the Company Disclosure Schedule, the Company has made available to Parent all valid policies of title insurance in its possession insuring the Company's or the applicable Company Subsidiaries' fee simple or leasehold title to Company Properties and no material claim has been made against any such policy.

          (d)   Except as set forth in Schedule 3.12(d) to the Company Disclosure Schedule, (i) no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Company Properties or any agreement, easement or other right that is necessary to permit the lawful and current use and operation of the buildings and improvements on any of the Company Properties or that is necessary to permit the lawful use and operation of all driveways, parking areas, detention ponds, roads and other means of egress and ingress to and from any of the Company Properties for an unlimited duration has not been obtained and is not in full force and effect, except for such failures to obtain and to have in full force and effect, which would not, individually, or in the aggregate, have a Company Material Adverse Effect, and (ii) neither the Company nor any Company Subsidiary has received notice of any violation of any Laws, Encumbrance or Property Restrictions affecting any of the Company Properties issued by any party or governmental authority which has not been cured, contested in good faith or which violations would not, individually, or in the aggregate, have a Company Material Adverse Effect and neither the Company nor any Company Subsidiary is in material violation of any Laws that pertain to the Company Properties that would individually, or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (e)   Except as provided for in Section 3.12(e) of the Company Disclosure Schedule and to the knowledge of the Company, neither the Company nor any Company Subsidiary has received any written notice to the effect nor has knowledge that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties, or (ii) any Laws including, without limitation, any zoning regulation or ordinance, building or similar law, code, ordinance, order or regulation has been violated for any Company Property, which in the case of clauses (i) and (ii) above would have or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Company Property.

          (f)    Except as provided for in Section 3.12(f) of the Company Disclosure Schedule, the rent rolls for the Company Properties dated as of June 1, 2005, which previously have been made available to the Parent, list each lease or other right of occupancy that the Company or the Company Subsidiaries are party to as landlord with respect to each of the applicable Company Properties (the "Company Space Leases"), and are correct and complete in all respects (except for discrepancies that would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect). The Company has made available to Parent correct and complete copies of all Company Space Leases, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto, as of the date hereof (except for discrepancies or omissions that would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect). Except as set forth in Section 3.12(f) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary, on the one hand, nor, to the knowledge of the Company or any Company Subsidiary, any other party, on the other hand, is in default under any Company Space Lease, except for defaults that are disclosed in the rent rolls or that would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (g)   Except as provided for in Section 3.12(g) of the Company Disclosure Schedule, all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with or relating to the Company Properties including, but not limited to, a site approval, zoning reclassification, local improvement district, road improvement district, environmental remediation, abatement and/or mitigation have been performed, paid or taken, as the case may be, in accordance with applicable Laws, other than those where, individually or in the aggregate, the failure would not have or would not reasonably be expected to have a Company Material Adverse Effect.

          (h)   Section 3.12(h) of the Company Disclosure Schedule lists each ground lease to which the Company or any Company Subsidiary is party, as lessor. Each such ground lease is in full force and effect and is valid, binding and enforceable, to the knowledge of the Company, in accordance with its terms against the lessee thereunder, except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the applicable Company Property. Except as listed in Section 3.12(h) of the Company Disclosure Schedule or which would not have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the applicable Company Property, neither the Company nor any Company Subsidiary, on the one hand, nor, to the knowledge of the Company, any other party, on the other hand, is conducting operations and/or its business in material violation of Laws or are they in default under any such ground lease. Except as listed in Section 3.11(h) of the Company Disclosure Schedule or which would not have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the applicable Company Property, neither the Company nor any Company Subsidiary has received written notice of, or given written notice of, any material default under any such ground lease which remains uncured. No option has been exercised under any of such ground leases, except options whose exercise has been evidenced by a written document as described in Section 3.12(h) of the Company Disclosure Schedule. The Company has made available to Parent a correct and complete copy of each such ground lease and all material amendments thereto.

          (i)    Section 3.12(i) of the Company Disclosure Schedule sets forth a correct and complete list of each ground lease pursuant to which the Company or any of its subsidiaries is a lessee (individually, "Ground Lease" and collectively, "Ground Leases"). Each Ground Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms against (a) the Company or any of its subsidiaries, and (b) to the knowledge of the Company, the other parties thereto, except as would not have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the applicable Company Property. Except as listed in Section 3.12(i) of the Company Disclosure Schedule or which would not have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the applicable Company Property, the Company or any of its subsidiaries have performed all obligations required to be performed by it to date under each of the Ground Leases and neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any other party, is conducting operations and/or its business in violation of Laws or are they in default under any Ground Lease (and to the Company's knowledge, no event has occurred which, with due notice or lapse of time or both, would constitute such a default). Except as listed in Section 3.11(i) of the Company Disclosure Schedule or which would not have, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the applicable Company Property, neither the Company nor any Company Subsidiary has received written notice of, or given written notice of, any material default under any such Ground Lease which remains uncured. No option has been exercised under any of such Ground Leases, except options whose exercise has been evidenced by a written document as described in Section 3.12(i) of the Company Disclosure

  Schedule. The Company has made available to Parent a correct and complete copy of each Ground Lease and all amendments thereto.

          (j)    Except as set forth in Section 3.12(j) of the Company Disclosure Schedule or which would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no pending CAM or similar audits by any third party, (ii) there are no pending real property tax protests or related litigation and (iii) all rent and CAM (through 2004) have been properly calculated and billed to tenants pursuant to their leases.

          (k)   Except as set forth in Section 3.12(k) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has granted any unexpired option agreements or rights of first refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of third Persons to purchase or otherwise acquire a Company Property or any portion thereof or entered into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or Ground Lease or any portion thereof.

          (l)    Except as set forth in Section 3.12(l) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement relating to the management of any of the Company Properties by a party other than the Company or any wholly owned Company subsidiaries.

          (m)  Except as provided for on Section 3.12(m) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has any construction or alteration work in progress (or Commitments therefor) not in the ordinary course of business or the expected cost of which would be in excess of $2,500,000 for any Company Property.

        3.13    Environmental Matters.    Except as set forth in Section 3.13 of the Company Disclosure Schedule or as would otherwise not have a Company Material Adverse Effect, (a) the Company and the Company Subsidiaries are, and have been, in compliance with all applicable Environmental Laws and permits and authorizations thereunder; (b) there is no administrative or judicial enforcement proceeding pending, or to the knowledge of the Company threatened, against the Company or any Company Subsidiary involving Hazardous Materials or toxic fungi or mold or arising under any Environmental Law; (c) neither the Company nor any Company Subsidiary or, to the knowledge of the Company, any legal predecessor of the Company or any Company Subsidiary, has received any written notice from any third party that it is potentially responsible under any Environmental Law for costs of response, property damage or for damages to natural resources, as those terms are defined under the Environmental Laws, at any location; (d) neither the Company nor any Company Subsidiary has transported or disposed of, or allowed or arranged for any third party to transport or dispose of, any waste containing Hazardous Materials at any location identified as requiring response action on the Comprehensive Environmental Response, Compensation, and Liability Information System or similar state database or any location proposed for inclusion on such lists; (e) the Company has no knowledge of any release on the real property owned or leased by the Company or any Company Subsidiary or predecessor entity of Hazardous Materials that would be reasonably likely to result in a requirement under any Environmental Laws to perform a response action, the incurrence of natural resource damages or in any material liability under the Environmental Laws; and (f) to the knowledge of the Company, none of the Company or any Company Subsidiary is required, by virtue of the transactions contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby, (A) to perform a site assessment for Hazardous Materials, (B) to remove or remediate Hazardous Materials, (C) to give notice to or receive approval from any governmental authority, or (D) to record or deliver to any Person any disclosure document or statement pertaining to environmental matters.

        3.14    Employee Benefit Plans.

          (a)   Section 3.14(a) of the Company Disclosure Schedule sets forth a list of every material employee benefit plan, including, but not limited to, such plans as defined in ERISA Section 3(3) ("Employee Programs"), currently maintained or contributed to (or with respect to which there is any obligation to contribute) by the Company or any ERISA Affiliate. Each Employee Program that is intended to qualify under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS regarding its qualification thereunder and, to the Company's knowledge, no event has occurred and no condition exists that is reasonably expected to result in the revocation of any such determination.

          (b)   With respect to each Employee Program, the Company has provided, or made available, to Parent (if applicable to such Employee Program): (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements); (ii) the most recent IRS determination letter with respect to such Employee Program under Code Section 401(a); (iii) the most recently filed IRS Forms 5500; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; and (v) any insurance policy related to such Employee Program.

          (c)   Each Employee Program has been administered in accordance with the requirements of applicable law, including, without limitation, ERISA and the Code, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, and has been and is being administered and operated in all material respects in accordance with its terms. No Employee Program is subject to Title IV of ERISA or is a multiemployer plan, within the meaning of ERISA Section 3(37).

          (d)   Full payment has been made, or otherwise properly accrued on the books and records of the Company and/or any ERISA Affiliate, of all amounts that the Company and any ERISA Affiliate are required under the terms of the Employee Programs to have paid as contributions to such Employee Programs on or prior to the date hereof and the contribution requirements, on a prorated basis, for the current year have been made or otherwise properly accrued on the books and records of the Company and any ERISA affiliate through the Closing Date.

          (e)   Neither the Company, an ERISA Affiliate nor any person appointed or otherwise designated to act on behalf of the Company, or an ERISA Affiliate, has engaged in any transactions in connection with any Employee Program that is reasonably expected to result in the imposition of a material penalty or pursuant to Section 502(i) of ERISA, material damages pursuant to Section 409 of ERISA or a material tax pursuant to Section 4975(a) of the Code.

          (f)    No material liability, claim, action, investigation, audit or litigation has been made, commenced or, to the knowledge of the Company, threatened with respect to any Employee Program (other than for benefits payable in the ordinary course of business).

          (g)   Except as set forth in Section 3.14(a) of the Company Disclosure Schedule, no Plan provides for medical benefits (other than under Section 4980B of the Code or pursuant to state health continuation laws) to any current or future retiree or former employee.

        3.15    Labor and Employment Matters.

          (a)   Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization, nor are there any negotiations or discussions currently pending or occurring between the Company, or any of the Company Subsidiaries, and any union or employee association regarding any collective bargaining agreement or any other work rules or polices. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries relating to their business. To the Company's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of the Company Subsidiaries.

          (b)   Except as set forth in Section 3.15 of the Company Disclosure Schedule, there are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries in any forum by or on behalf of any present or former employee of the Company or any of the Company Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any law or regulation governing employment or the termination thereof, or any other discriminatory, wrongful or tortious conduct on the part of the Company of any of the Company Subsidiaries in connection with the employment relationship.

        3.16    No Brokers.    Neither the Company nor any of the Company Subsidiaries has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of such entity or Parent or MergerCo to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Merger, except that the Company has retained Wachovia Capital Markets, LLC as its financial advisor in connection with the Merger. The Company has furnished to Parent a true, complete and correct copy of all agreements between the Company and Wachovia Capital Markets, LLC relating to the Merger, which agreements disclose all fees payable by the Company or any of its Affiliates to Wachovia Capital Markets, LLC.

        3.17    Opinion of Financial Advisor.    The Company has received an opinion of Wachovia Capital Markets, LLC. to the effect that the Merger Consideration is fair to the holders of shares of Company Common Stock from a financial point of view. A copy of such opinion shall be delivered to Parent promptly after the date hereof.

        3.18    Vote Required.    The affirmative vote of the holders of majority of the shares of outstanding Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company or any Company Subsidiary, necessary to approve this Agreement.

        3.19    Material Contracts.

          (a)   Except as set forth in Schedule 3.19(a) of the Company Disclosure Schedule, the Company SEC Reports list all Material Contracts. Except as set forth in Schedule 3.19(a) of the Company Disclosure Schedule, to the Company's knowledge neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, nor will the consummation of the Merger result in any third party having any right of termination, amendment, acceleration, or cancellation of or loss or change in a benefit under any Material Contract, except for such terminations, amendments, accelerations, cancellations, losses or changes in a benefit that would not, individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect.

          (b)   Except for any of the following identified in the Company SEC Reports, Schedule 3.19(b) of the Company Disclosure Schedule sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which the Company or any Company Subsidiary has outstanding any material Indebtedness, other than Indebtedness payable to the Company or a Company Subsidiary; (y) the respective principal amounts outstanding thereunder on March 31, 2005 and (z) any notice from lenders or insurance carriers requiring material repairs or other alterations to Company Properties.

        3.20    Insurance.    Section 3.20 of the Company Disclosure Schedule sets forth all material policies of insurance to which the Company or any Company Subsidiary is a party. The Company maintains insurance coverage with reputable insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance). There is no claim by the Company or any Company Subsidiary pending under any such policies which (a) has been denied or disputed by the insurer or (b) would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and no written notice of cancellation or termination has been received by the Company with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

        3.21    Definition of the Company's Knowledge.    As used in this Agreement, the phrase "to the knowledge of the Company" or any similar phrase means the actual (and not the constructive or imputed) knowledge of those individuals identified in Section 3.21 of the Company Disclosure Schedule.

        3.22    Proxy Statement; Company Information.    The information relating to the Company and the Company Subsidiaries to be contained or incorporated by reference in the Proxy Statement and any other documents filed with the SEC in connection herewith, will not, on the date the Proxy Statement is first mailed to holders of the Company Common Stock or at the time of the Company Shareholders' Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made, except that no representation is made by the Company with respect to the information supplied by Parent for inclusion therein.

        3.23    No Payments to Employees, Officers or Directors.    Except as set forth in Schedule 3.23 of the Company Disclosure Schedule, (i) there is no employment or severance payment payable or other benefit due on a change of control or otherwise as a result of the consummation of the Merger or any of the other transactions contemplated hereby, with respect to any employee, officer or director of the Company or any Company Subsidiary; (ii) no Employee Program provides for any gross-up payment to any current or former employee in the event that such employee or former employee becomes subject to an excise tax or other penalty under Section 409A of the Code; and (iii) neither the execution of this Agreement, stockholder approval of this Agreement, nor the consummation of the transactions contemplated hereby will, alone or in conjunction with another event (e.g., termination of employment), result in payments under any of the Employee Programs which would not be deductible under Section 162(m) or Section 280G of the Code.

        3.24    Intellectual Property.    The Company and the Company Subsidiaries own, possess or hold valid rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of their businesses (collectively, the "Intellectual Property"). All of the Intellectual Property is owned or licensed by the Company or its subsidiaries free and clear of any and all Liens, and neither the Company nor any of its subsidiaries has forfeited or otherwise relinquished any Intellectual Property which forfeiture has resulted in, individually or in the aggregate, or would result in a Company

Material Adverse Effect. The use of the Intellectual Property by the Company or its subsidiaries does not conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor, of any other Person, and there have been no claims made against the Company or any subsidiary, and neither the Company nor any of its subsidiaries has received any notice of any claim or otherwise has knowledge that any of the Intellectual Property is invalid or conflicts with the asserted rights of any other Person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Intellectual Property, except, in all such cases, as would not have, individually or in the aggregate, a Company Material Adverse Effect.

        3.25    Investment Company Act of 1940.    Neither the Company nor any of the Company Subsidiaries is, or at the Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

        3.26    No Other Representations or Warranties.    Except for the representations and warranties made by the Company in this Article III, the Company makes no representations or warranties, and the Company hereby disclaims any other representations or warranties, with respect to the Company, the Company Subsidiaries, or its or their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or the negotiation, execution, delivery or performance of this Agreement by the Company, notwithstanding the delivery or disclosure to Parent or its affiliates or representatives of any documentation or other information with respect to any one or more of the foregoing.

ARTICLE IV
 Representations and Warranties of Parent and MergerCo

Parent and MergerCo hereby jointly and severally represent and warrant to the Company as follows:

        4.1    Corporate Organization.

          (a)   Each of Parent and MergerCo is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Parent to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority would not have or would not reasonably be likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   The articles of incorporation of each of Parent and MergerCo are in effect, and no dissolution, revocation or forfeiture proceedings regarding Parent or MergerCo have been commenced.

          (c)   Parent has made available to the Company correct and complete copies of the articles of incorporation and bylaws of Parent and the articles of incorporation and bylaws of MergerCo, as currently in effect.

        4.2    Authority Relative to this Agreement.

          (a)   Each of Parent and MergerCo has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. No other corporate proceedings on the part of Parent or MergerCo, or any of their respective subsidiaries, are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and MergerCo and constitutes a valid, legal and binding agreement of each of Parent and MergerCo, enforceable against each of Parent and MergerCo in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles.

          (b)   The Boards of Directors of each of Parent and MergerCo have, by unanimous vote, duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Merger and the other transactions contemplated hereby, and taken all corporate actions required to be taken by the Boards of Directors of each Parent and MergerCo for the consummation of the Merger and the other transactions contemplated hereby.

        4.3    Consents and Approvals; No Violations.    Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, state securities or blue sky Laws, the HSR Act or any other Antitrust Law, the filing and recordation of the Articles of Merger as required by the FBCA and the filing and recordation of the Certificate of Merger as required by DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, (i) any Governmental Entity or (ii) any other third party, is necessary for the execution and delivery by each of Parent and MergerCo of this Agreement or the consummation by each of Parent and MergerCo of the Merger or any of the other transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have or would not reasonably be likely to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither the execution, delivery or performance of this Agreement by each of Parent and MergerCo nor the consummation by each of Parent and MergerCo of the Merger or any of the other transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective articles or bylaws (or similar organizational documents) of each of Parent or MergerCo, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Encumbrance or result in the reduction or loss of any benefit) under, any of the terms, conditions or provisions of any loan note, bond, mortgage, credit agreement, reciprocal easement agreement, permit, concession, franchise, indenture, lease, license, contract, agreement or other instrument or obligation to which each of Parent or MergerCo, or any of their respective subsidiaries, is a party or by which any of them or any of their respective properties or assets may be bound or any Parent Permit (as hereinafter defined), or (iii) violate any Law applicable to each of Parent or MergerCo, or any of their respective subsidiaries, or any of their respective properties or assets, in each case with respect to (ii) and (iii) above, except as which would not have or would not reasonably be likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

        4.4    Brokers.    No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the Merger based upon arrangements made by and on behalf of Parent or MergerCo or any of their subsidiaries.

        4.5    Available Funds.

          (a)   Parent has or will have sufficient funds to, at the Closing (a) pay the aggregate Merger Consideration and aggregate Option Merger Consideration payable hereunder, (b) to the extent necessary, refinance the outstanding indebtedness of the Company, and (c) pay any and all fees and expenses in connection with the Merger or the financing thereof.

          (b)   Without prejudice to the fact that this Agreement does not provide for any financing condition or contingency whatsoever, Parent has provided to the Company a true, complete and correct copy of a financing commitment letter (the "Financing Letter"), and all amendments thereto, executed by a credible, nationally recognized lender of significant financial worth. Parent will provide to the Company any amendments to the Financing Letter, or any notices given in connection therewith, as promptly as possible (but in any event within twenty-four (24) hours).

        4.6    Takeover Statutes.    Each of Parent and MergerCo has taken such actions and votes as are necessary on its part to render the provisions of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar federal or state statute inapplicable to this Agreement, the Merger and the transactions contemplated by this Agreement.

ARTICLE V
 Conduct of Business Pending the Merger

        5.1    Conduct of Business by the Company.    During the period from the date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement, the Company shall use its commercially reasonable efforts to, and shall cause each of the Company Subsidiaries to use its commercially reasonable efforts to, carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice and in material compliance with all Laws, and use their commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their goodwill, the Company's status as a REIT, and their relationships with tenants and others having business dealings with them. The Company shall confer on a regular basis with Parent, report on operational matters and advise Parent orally and in writing of any Company Material Adverse Effect or any matter that could reasonably be expected to result in the Company being unable to deliver the certificate described in Section 7.2(a). Without limiting the generality of the foregoing, neither the Company nor any of the Company Subsidiaries will (except as expressly permitted by this Agreement or as contemplated by the transactions contemplated hereby, as set forth in Section 5.1 of the Company Disclosure Schedule or to the extent that Parent shall otherwise consent in writing (it being understood that Parent shall respond within five (5) Business Days to the Company's communications soliciting such consent from Parent, such consent not be unreasonably withheld, conditioned or delayed)):

          (a)   (i) split, combine or reclassify any shares of capital stock of the Company or (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of any shares of capital stock of the Company, except for: (A) a regular, quarterly cash dividend at a rate not in excess of $0.35 per share of Company Common Stock, declared and paid in accordance with past practice, and corresponding regular quarterly distributions payable to holders of Partnership Units, provided that no dividend shall be paid hereunder on account of any period subsequent to September 30, 2005; (B) distributions payable to holders of Series A Preferred Stock in accordance with its terms as of the date of this Agreement; (C) dividends or distributions, declared, set aside or paid by any Company Subsidiary to the Company or any Company Subsidiary that is, directly or indirectly, wholly owned by the Company, and (D) distributions required for the Company to maintain its status as a REIT pursuant to Section 5.2.

          (b)   authorize for issuance, issue or sell or agree or commit to issue or sell (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights) other than the (i) issuance of shares of Company Common Stock upon the exercise of Company Options outstanding on the date of this Agreement in accordance with their present terms, (ii) issuance of shares of Company Common Stock (or cash in an amount equal to the value thereof) upon the settlement of long term incentive awards and out performance plan awards in accordance with their present terms; (iii) the issuance of shares of Company Common Stock pursuant to and in accordance with the terms of the Company ESIP in effect as of the date of this Agreement, or (iv) the issuance of Company Common Stock in exchange for Partnership Units pursuant to the Partnership Agreement.

          (c)   except as set forth in Section 5.1(c) of the Company Disclosure Schedule (which sets forth all existing obligations in effect to purchase or sell real property and the purchases or sale price thereof), acquire, sell, encumber, transfer or dispose of any assets outside the ordinary course of business which are material to the Company or any of the Company Subsidiaries (whether by asset acquisition, stock acquisition or otherwise), except pursuant to obligations in effect on the date hereof;

          (d)   except in the ordinary course of business pursuant to credit facilities or other arrangements in existence as of the date hereof (including, without limitation, (i) payment of regular quarterly dividends as per Section 5.1(a); (ii) capital expenditures consistent with the Corporate Budget as per Section 5.1(g); and (iii) contractual obligations of the Company or Company Subsidiaries to other Company Subsidiaries or joint ventures), incur any amount of indebtedness for borrowed money, assume, guarantee, indemnify or endorse or otherwise become directly or indirectly responsible or liable for any indebtedness of a third party, issue or sell debt securities, make any loans, advances or capital contributions, mortgage, pledge or otherwise encumber any material assets, or create or suffer any material lien thereupon, except in an amount equal to $10,000,000 in the aggregate;

          (e)   except pursuant to any mandatory payments under any credit facilities in existence on the date hereof, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

          (f)    (i) enter into any new lease (or renew or extend any existing lease) for vacant space at a Company Property except for leases of not more than 10,000 square feet that are on commercially reasonable terms consistent with the Company's past practices; (ii) terminate, modify or amend any Company Space Lease (provided, however, the Company or Company Subsidiaries may terminate, modify or amend a Company Space Lease so long as such terminated Company Space Lease is promptly replaced and the replacement, modified or amended lease is for commercially reasonable terms consistent with the Company's past practices); (iii) terminate or grant any reciprocal easement or similar agreements affecting a Company Property (unless contractually obligated to do so or in connection with a transaction otherwise permitted by this Agreement), (iv) consent to or enter into the sublease or assignment of any Company Space Lease;

          (g)   except as set forth in the Capital Expenditures & Reserves Budget set forth in Section 5.1(g) of the Company Disclosure Schedule (the "Corporate Budget"), authorize, commit to or make any equipment purchases or capital expenditures in excess of $100,000 per individual item (exclusive of any tenant improvements or leasing commissions);

          (h)   change any of the accounting principles or practices used by it (except as required by GAAP, in which case written notice shall be provided to Parent and MergerCo prior to any such change);

          (i)    except as required by law or as set forth in Section 3.23 of the Company Disclosure Schedule, (i) enter into, adopt, amend or terminate any Employee Program, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any of the Company Subsidiaries and one or more of their directors or executive officers, or (iii) except for normal increases in the ordinary course of business consistent with past practice and retention bonuses pursuant to the Company's Severance and Stay Bonus Plan, increase in any manner the compensation or fringe benefits of any non-executive officer or employee or pay to any non-executive officer or employee any benefit not required by any Employee Program or arrangement as in effect as of the date hereof;

          (j)    grant to any officer, director or employee the right to receive any new severance, change of control or termination pay or termination benefits, grant any increase in the right to receive any severance, change of control or termination pay or termination benefits or enter into any new employment, loan, retention, consulting, indemnification, termination, change of control, severance or similar agreement with any officer, director or employee other than the grant of compensation and fringe benefits to any non-executive officer or employee hired after the date of this Agreement; provided, however; that consistent with the terms of this Agreement and Section 3.23 of the Company Disclosure Schedule, the Company may (i) accelerate the vesting and/or the payment of any existing benefits or awards and/or make any amendments to existing benefits, agreements or awards in order to facilitate such accelerated vesting and/or payments, and (ii) pay officers and key employees 2005 bonuses immediately prior to the Effective Time calculated in the manner set forth in Section 3.23 of the Company Disclosure Schedule;

          (k)   except to the extent required to comply with its obligations hereunder or with applicable law, amend its articles of incorporation or bylaws, limited partnership or limited liability company agreements, or similar organizational or governance documents;

          (l)    adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization (other than the Merger or plans of complete or partial liquidation or dissolution of inactive Company Subsidiaries);

          (m)  except as set forth in Section 5.1(m) of the Company Disclosure Schedule, provided that such settlement does not exceed the amounts accrued therefor in the most recent balance sheet of the Company set forth in the Company SEC Reports, settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) other than settlements or compromises for litigation where the amount paid (after giving effect to insurance proceeds actually received) in settlement or compromise does not exceed $1,000,000 (or $2,500,000 in the aggregate) and which would not have or would not reasonably be likely to have a Company Material Adverse Effect;

          (n)   amend any term of any outstanding security of the Company or any Company Subsidiary;

          (o)   other than in the ordinary course of business, modify or amend any Material Contract to which the Company or any Company Subsidiary is a party or waive, release or assign any material rights or claims under any such Material Contract;

          (p)   permit any insurance policy naming the Company or any of its subsidiaries or officers or directors as a beneficiary or an insured or a loss payable payee, or the Company's directors and officers liability insurance policy, to be canceled, terminated or allowed to expire, unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy;

          (q)   enter into an agreement to take any of the foregoing actions;

          (r)   except as expressly required for change in law or regulation, change any of its methods of reporting income and deductions for Federal income tax purposes, but only if such change would reasonably be expected to have a Company Material Adverse Effect; or

          (s)   create, renew or amend, or take any action that may result in the creation, renewal or amendment, of any agreement or contract or other binding obligation of the Company or any Company Subsidiary containing any material restriction on the ability of the Company or any Company Subsidiary to conduct its business as it is presently being conducted.

        5.2    Distribution by Company of REIT Taxable Income.    Notwithstanding anything to the contrary in this Agreement and subject to Section 5.1(a), prior to the Closing Date, the Company shall declare and pay a dividend to its shareholders distributing cash in an amount equal to the Company's estimated "real estate investment trust taxable income" (as such term is used in Section 857(a) of the Code and reflecting any dividends previously paid during the tax year that would be expected to give rise to a dividends paid deduction for such tax year, but before reduction for the dividend contemplated by this Section 5.2) for the tax year of the Company ending with the Merger, plus any other amounts determined by the Company in its sole discretion to be required to be distributed in order for the Company to qualify as a REIT for such year and to avoid to the extent reasonably possible the incurrence of income or excise tax by the Company.

ARTICLE VI
 Covenants

        6.1    Preparation of the Proxy Statement; Stockholders Meeting.

          (a)   As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC a proxy statement in preliminary form (the "Proxy Statement") and the Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. Parent and MergerCo shall cooperate with the Company in connection with the preparation of the Proxy Statement, including, but not limited to, furnishing to the Company any and all information regarding Parent and MergerCo and their respective affiliates as may be required to be disclosed therein as promptly as possible after the date hereof. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with copies of all correspondence between such or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger.

          (b)   If, at any time prior to the receipt of the approval of this Agreement by the holders of the Company Common Stock (collectively, "Company Shareholder Approval"), any event occurs with respect to the Company, any Company Subsidiary, Parent or MergerCo, or any change occurs with respect to other information to be included in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company or Parent, as the case may be, shall promptly notify the other party of such event and the Company shall promptly file, with Parent's input and cooperation, any necessary amendment or supplement to the Proxy Statement.

          (c)   The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the holders of the Company Common Stock (the "Company Shareholders Meeting") for the purpose of seeking the Company Shareholder Approval. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to such holders as promptly as practicable after the date of this Agreement. The Company shall, through the Company Board, recommend to holders of the Company Common Stock that they give the Company Shareholder Approval (the "Company Recommendation"), except to the extent that the Company Board shall have withdrawn or modified its adoption of this Agreement and its recommendation in the Proxy Statement, as permitted by and determined in accordance with Section 6.4(b).

        6.2    Other Filings.    As soon as practicable following the date of this Agreement, the Company, Parent and MergerCo each shall properly prepare and file any other filings required under the Exchange Act or any other federal, state or foreign law relating to the Merger (including filings, if any, required under the HSR Act) (collectively, the "Other Filings"). Each of the Company, Parent and MergerCo shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity or official, and each of the Company, Parent and MergerCo shall supply the other with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings. The Company, Parent and MergerCo each shall promptly obtain and furnish the other (a) the information which may be reasonably required in order to make such Other Filings and (b) any additional information which may be requested by a Governmental Entity and which the parties reasonably deem appropriate.

        6.3    Additional Agreements.    Subject to the terms and conditions herein provided, but subject to the obligation to act in good faith, and subject at all times to the Company's and its directors' right and duty to act in a manner consistent with their fiduciary duties, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions and authorizations by or from any public or private third party, including, without limitation, any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Merger, to effect all necessary registrations and Other Filings and submissions of information requested by a Governmental Entity, and to use its best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Merger.

        6.4    No Solicitations.

          (a)   Except as permitted by this Agreement, the Company shall not, and shall not authorize or cause any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it, to (i) solicit, initiate or knowingly encourage (including by way of furnishing non-public information), any inquiries with respect to an Acquisition Proposal, or the making of any proposal that constitutes an Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding an Acquisition Proposal; provided, however, that, at any time prior to the approval of this Agreement by holders of the Company Common Stock, if the Company receives a bona fide Acquisition Proposal that was unsolicited or that did not otherwise result from a breach of this Section 6.4(a), the Company may furnish, or cause to be furnished, non-public information with respect to the Company and the Company Subsidiaries to the Person who made such Acquisition Proposal (a "Third Party") and may participate in discussions and negotiations regarding such Acquisition Proposal if (A) the Company Board determines in good faith, after consultation with outside counsel, that failure to do so would be reasonably likely to be inconsistent with its duties to the Company or its shareholders under applicable law, and (B) the Company Board determines in good faith, after consultation with its financial advisors, that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal. The Company shall promptly, and in any event within three (3) Business Days, notify Parent orally and in writing after receipt by the Company of any Acquisition Proposal, including the material terms and conditions thereof, to the extent known. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to disclose to Parent or MergerCo the identity of the Third Party making any Acquisition Proposal and, except as provided in Sections 6.4(b) and 8.1(e), shall have no duty to notify or update Parent or MergerCo on the status of discussions or negotiations (including the status of such Acquisition Proposal or any amendments or proposed amendments thereto) between the Company and such Third Party. Immediately after the execution and delivery of this Agreement, the Company will, and will instruct its subsidiaries, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal.

          (b)   Subject to Section 8.1(e) hereof, prior to the approval of the Agreement by holders of the Company Common Stock, the Company Board may not (i) withdraw or modify in a manner material and adverse to Parent or MergerCo, the Company's Board adoption of this Agreement or its recommendation that holders of the Company's Common Stock approve this Agreement, (ii) recommend an Acquisition Proposal to holders of the Company Common Stock or (iii) cause the Company to enter into any definitive agreement with respect to an Acquisition Proposal, unless, in each such case, a Superior Proposal has been made and (x) the Company Board determines in good faith, after consultation with outside counsel, that failure to take such action would be reasonably likely to be inconsistent with its duties to the Company or its shareholders under applicable law, and (y) the Company provides Parent with notice of its decision to withdraw or modify its approval or recommendation of this Agreement or the Merger. In the event that the Company Board makes such determination, the Company may enter into a definitive agreement to effect a Superior Proposal, but not prior to seventy-two (72) hours after the Company (A) has provided Parent with written notice that the Company Board has received a Superior Proposal and that the Company has elected to terminate this Agreement pursuant to Section 8.1(e) of this Agreement, (B) has set forth such other information required to be included therein as provided in Section 8.1(e); and (C) has otherwise complied with the Company's obligations in the preceding sentence.

          (c)   Upon execution of this Agreement, the Company shall cease immediately, and cause to be terminated, any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal.

          (d)   Nothing contained in this Section 6.5 shall prohibit the Company from at any time taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A.

        6.5    Officers' and Directors' Indemnification.

          (a)   In the event of any threatened or actual claim, action, suit, demand proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of the Company or any of the Company Subsidiaries (each, an "Indemnified Party" and collectively, the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer, employee, fiduciary or agent of the Company or any of the Company Subsidiaries, or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the negotiation, execution or performance of this Agreement, any agreement or document contemplated hereby or delivered in connection herewith, or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising at or before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and after the Effective Time, the Surviving Corporation and Parent shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law, each Indemnified Party against any and all losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, demand, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising at or before or after the Effective Time), (A) the Company and, after the Effective Time, the Surviving Corporation and Parent shall promptly pay expenses in advance of the final disposition of any such threatened or actual claim, action suit, demand, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable law, (B) the Indemnified Parties may retain counsel satisfactory to them, and the Company, Parent and the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties within thirty (30) days after statements therefor are received, and (C) the Company and, after the Effective Time, Parent and the Surviving Corporation will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided, however, that none of the Company, the Surviving Corporation or Parent shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and provided further that the Company, the Surviving Corporation and Parent shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification by such entities of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.5, upon learning of any such threatened or actual claim, action, suit, demand, proceeding or investigation, shall promptly notify the Company and, after the Effective Time, the Surviving Corporation and Parent thereof; provided that the failure to so notify shall not affect the obligations of the Company, the Surviving Corporation and Parent except to the extent, if any, such failure to promptly notify materially prejudices such party.

          (b)   Parent and MergerCo each agree that all rights to indemnification existing in favor of, and all limitations on the personal liability of, each Indemnified Party provided for in the respective charters or bylaws (or other applicable organizational documents) of the Company and the Company Subsidiaries or otherwise in effect as of the date hereof shall survive the Merger and continue in full force and effect for a period of six (6) years from the Effective Time and, at the Effective Time, shall become the joint and several obligations of Parent, the Surviving Corporation and any applicable Company Subsidiary; provided, however, that all rights to indemnification in respect of any claims (each, a "Claim") asserted or made within such period shall continue until the final disposition of such Claim. From and after the Effective Time, Parent and MergerCo each also agree to jointly and severally indemnify and hold harmless the present and former officers and directors of the Company and the Company Subsidiaries in respect of acts or omissions occurring prior to the Effective Time to the extent provided in any written indemnification agreements between the Company and/or one or more Company Subsidiaries and such officers and directors as listed in Section 6.5(b) of the Company Disclosure Schedule.

          (c)   Prior to the Effective Time, the Company shall purchase a non-cancelable extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in the same form as presently maintained by the Company, which shall provide such directors and officers with coverage for six (6) years following the Effective Time of not less than the existing coverage under, and have other terms not less favorable to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company. Parent shall, and shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor all obligations thereunder.

          (d)   Notwithstanding anything in this Agreement to the contrary, the obligations under this Section 6.5 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Section 6.5 applies without the consent of each such affected indemnitee. This Section 6.5 is intended for the irrevocable benefit of, and to grant third party beneficiary rights to, the Indemnified Parties and their respective heirs and shall be binding on all successors of Parent and the Surviving Corporation. Each of the Indemnified Parties and their respective heirs shall be entitled to enforce the provisions of this Section 6.5.

          (e)   In the event that, following the Effective Time, Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, (ii) transfers or conveys all or substantially all of its properties and assets to any Person or (iii) commences a dissolution, liquidation, assignment for the benefit of creditors or similar action, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.5.

        6.6    Access to Information; Confidentiality.

          (a)   Between the date hereof and the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, (i) give Parent and its authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours, and upon reasonable advance notice, to all properties, including for the purpose of interviewing tenants and of requesting reasonable and customary estoppel letters therefrom and from parties to loan agreement, Encumbrances and Property Restrictions (provided no such requested estoppel letters will in any way affect the ability of the closing conditions in Article VII to be satisfied), facilities and books and records of the Company and the Company Subsidiaries, (ii) reasonably cooperate with Parent's lenders (provided that the Company shall not be required to expend any funds or incur any liability in connection with such cooperation), (iii) permit such inspections as Parent may reasonably require, including environmental and physical inspections, and furnish Parent with such financial and operating data and other information with respect to the business, properties and personnel of the Company and the Company Subsidiaries as Parent may from time to time reasonably request, and (iv) cooperate with any reasonable restructuring request of Parent's lenders (provided, that any such restructuring would not be effected prior to the Effective Time and nothing herein shall obligate the Company or any Company Subsidiary to take any irrevocable action or election prior to the Effective Time); provided, that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any of the representations or warranties made by the Company hereto and all such access shall be coordinated through the Company or its designated representatives, in accordance with such reasonable procedures as they may establish.

          (b)   Except to the extent required to market Company Properties in a reasonable and customary manner prior to the Effective Time, prior to the Effective Time, Parent and MergerCo shall hold in confidence all such information on the terms and subject to the conditions contained in that certain confidentiality agreement between Parent and the Company dated April 13, 2005 (the "Confidentiality Agreement"); provided, that nothing in this Section 6.6(b) shall create or imply any liability of the Company or any Company Subsidiary to any third party; provided, further, that the failure to market, enter into purchase and sale or other agreements relating to Company Properties, or the failure to consummate the sales of any Company Properties by Parent, MergerCo or their Affiliates shall not in any way constitute a breach by the Company of its obligations under this Agreement nor constitute the failure of any condition set forth in Section 7.1 or 7.2. The Company consents to and agrees to provide reasonable access to prospective purchasers and their respective investors, partners, employees, accountants, agents and lenders to conduct due diligence during normal business hours and on such reasonable terms as the Company may stipulate; provided such parties are subject to the same confidentiality obligations as applicable to Parent and as set forth in this Agreement.

        6.7    Public Announcements.    The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the applicable rules of any stock exchange or quotation system if the party issuing such press release or making such public statement has used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. In this regard, the parties shall make a joint public announcement of the Merger contemplated hereby no later than the opening of trading on the NYSE on the Business Day following the date on which this Agreement is signed.

        6.8    Employee Benefit Arrangements.

          (a)   On and after the Closing, Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all employment agreements, severance agreements, retention bonus agreements and performance cash bonus agreements (including pursuant to long term incentive awards and out-performance plan awards, except as the same shall have been settled in cash or Company Common Stock prior to the Effective Time) and all bonus, retention and severance obligations (including pursuant to the Severance and Stay Bonus Plan), of the Company or any Company Subsidiary, all of which are listed in Section 6.8(a) of the Company Disclosure Schedule, and as may otherwise be agreed to by the parties thereto, and the Company or Parent shall pay on the Closing Date to the applicable officers and employees listed in said Section 6.8(a) of the Company Disclosure Schedule, any amounts with respect to such agreements and obligations that are payable by their terms on or before the Closing Date, upon consummation of the Merger, or the Effective Time. In addition, and subject to compliance with applicable law, on and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, honor all promissory note and security agreements listed in Section 6.8(a) of the Company Disclosure Schedule, except as may otherwise be agreed to by the parties thereto; provided, however, that Parent shall not, and shall cause the Surviving Corporation to not, materially modify such agreements.

          (b)   For a period of at least one year following the Effective Time, Parent shall cause the Surviving Corporation to provide the employees of the Company and the Company Subsidiaries who remain employed by Parent or the Parent Subsidiaries after the Effective Time (the "Company Employees") with at least the types and levels of employee benefits (including contribution levels) maintained from time to time by Parent or the Surviving Corporation for similarly-situated employees of Parent or the Surviving Corporation. Parent shall, and shall cause the Surviving Corporation to, treat, and cause the applicable benefit plans to treat, the service of Company Employees with the Company or the Company Subsidiaries (or their predecessor entities) attributable to any period before the Effective Time as service rendered to Parent or the Surviving Corporation for purposes of eligibility to participate, vesting and for other appropriate benefits, including, but not limited to, applicability of minimum waiting periods for participation. Without limiting the foregoing, Parent shall not, and shall cause the Surviving Corporation to not, treat any Company Employee as a "new" employee for purposes of any exclusions under any health or similar plan of Parent or the Surviving Corporation for a pre-existing medical condition, and any deductibles and co-pays paid under any of the Company's or any of the Company Subsidiaries' health plans shall be credited towards deductibles and co-pays under the health plans of Parent or the Surviving Corporation. Parent shall, and shall cause the Surviving Corporation, to use commercially reasonable efforts to make appropriate arrangements with its insurance carrier(s) to ensure such results.

          (c)   After the Effective Time, Parent shall cause the Surviving Corporation to honor all obligations which accrued prior to the Effective Time under the Company's deferred compensation plans, supplemental retirement plans, management compensation plans, performance cash bonus plans and long-term incentive plans, that in any such case, are listed in Section 6.8(c) of the Company Disclosure Schedule.

        6.9    Company Rights Agreement.    The Company Board shall take all further action, if any, necessary in order to render the Company Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement.

        6.10    Certain Tax Matters.

          (a)   The Company shall take all actions, and refrain from taking all actions, as are necessary to ensure that the Company will qualify for taxation as a REIT for U.S. federal income tax purposes for its tax year ending with the Merger. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary, to facilitate all reasonable requests of Parent with respect to maintenance of the Company's REIT status for the Company's 2005 taxable year;

          (b)   The Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and each Company Subsidiary required to be filed on or prior to the Closing Date, including applicable extensions (including timely filing of Tax Returns for the fiscal year ended December 31, 2004). Any such Tax Returns shall be prepared in a manner consistent with the historic Tax accounting practices of the Company (except as may be required under applicable Tax law). The Company shall pay all Taxes shown as due on such Tax Returns. The Company shall provide to Parent copies of such Tax Returns that are to be filed on or prior to the Closing Date at least fifteen (15) calendar days prior to the due date of such Tax Returns (including applicable extensions). The Company shall accept any and all reasonable comments of Parent with respect to such Tax Returns.

        6.11    Environmental Reports.    The Company shall take all necessary action to cause the environmental reports referenced in Section 3.13 of the Company Disclosure Schedule and the engineering reports relating to the Company Properties provided to Parent prior to the date hereof, to be issued by ATC Associates, Inc. to Parent within 10 Business Days following the date hereof.

ARTICLE VII
 Conditions to the Merger

        7.1    Conditions to the Obligations of Each Party to Effect the Merger.    The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver by consent of the other party, at or prior to the Effective Time, of each of the following conditions:

          (a)    Shareholder Approval.    The Company shall have obtained the Company Shareholder Approval.

          (b)    Other Regulatory Approvals.    All material approvals, authorizations and consents of any Governmental Entity required to consummate the Merger shall have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated.

          (c)    No Injunctions, Orders or Restraints; Illegality.    No preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect which would have the effect of (i) making the consummation of the Merger illegal, or (ii) otherwise prohibiting the consummation of the Merger; provided, however, that prior to a party asserting this condition such party shall have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

        7.2    Conditions to Obligations of Parent and MergerCo.    The obligations of Parent and MergerCo to effect the Merger are further subject to the satisfaction of the following conditions, any one or more of which may be waived by Parent at or prior to the Effective Time:

          (a)    Representations and Warranties.    Each of the representations and warranties of the Company contained in this Agreement shall be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) at and as of the Effective Time, as if made at and as of such time (except to the extent a representation or warranty is made as of a time other than the Effective Time, in which case such representation or warranty shall be true and correct at and as of such time), with only such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company, dated as of the Closing Date, to the foregoing effect.

          (b)    Performance and Obligations of the Company.    The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent shall have received a certificate signed on behalf of the Company, dated as of the Closing Date, to the foregoing effect.

          (c)    Tax Opinion.    Parent shall have received a tax opinion of Goodwin Procter LLP, dated as of the Closing Date and substantially in the form as attached as Exhibit A hereto (such opinion shall be subject to customary assumptions, qualifications and representations, including representations made by the Company and its subsidiaries, with such changes or modifications from the language set forth on such exhibits as may be deemed necessary or appropriate by Goodwin Procter LLP) relating to the Company's qualification as a REIT under the Code for all taxable periods commencing January 1, 2000 through the Closing Date.

          (d)    Absence of Material Adverse Change.    There shall not have occurred an event, change or occurrence that, individually or in the aggregate, has had a Company Material Adverse Effect.

        7.3    Conditions to Obligations of the Company.    The obligation of the Company to effect the Merger is further subject to the satisfaction of the following conditions, any one or more of which may be waived by the Company at or prior to the Effective Time:

          (a)    Representations and Warranties.    Each of the representations and warranties of Parent and MergerCo contained in this Agreement shall be true and correct (determined without regard to any materiality or material adverse effect qualification contained in any representation or warranty) at and as of the Effective Time, as if made at and as of such time (except to the extent a representation or warranty is made as of a time other than the Effective Time, in which case such representation or warranty shall be true and correct at and as of such time), with only such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent and MergerCo, dated the Closing Date, to the foregoing effect.

          (b)    Performance of Obligations of Parent and MergerCo.    Each of Parent and MergerCo shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent and MergerCo, dated as of the Closing Date, to the foregoing effect.

          (c)    Financing.    As of the Effective Time, Parent shall have funds sufficient to satisfy any and all of Parent's or MergerCo's obligations arising under or out of this Agreement, including without limitation, its obligations under Article II hereof.

        7.4    Frustration of Closing Conditions.    No party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party's failure to use its own commercially reasonable efforts to consummate the Merger and the other transactions contemplated hereunder.

ARTICLE VIII
 Termination, Amendment and Waiver

        8.1    Termination.    This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the receipt of Company Shareholder Approval:

          (a)   by the mutual written consent of Parent, MergerCo and the Company;

          (b)   by either of the Company, on the one hand, or Parent or MergerCo, on the other hand, by written notice to the other:

              (i)  if, upon a vote at a duly held meeting of holders of the Company Common Stock (or at any adjournment or postponement thereof), held to obtain the Company Shareholder Approval, the Company Shareholder Approval is not obtained;

             (ii)  if any Governmental Entity of competent jurisdiction shall have issued an order, decree, judgment, injunction or taken any other action (which order, decree, judgment, injunction or other action the parties hereto shall have used their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger, and such order, decree, judgment, injunction or other action shall have become final and non-appealable; or

            (iii)  if the consummation of the Merger shall not have occurred on or before December 31, 2005 (the "Drop Dead Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to any party whose failure to comply with any provision of this Agreement in a material respect has been the proximate cause of, or resulted in, the failure of the Merger to occur on or before the Drop Dead Date.

          (c)   by written notice from Parent to the Company, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) and such condition is incapable of being satisfied by the Drop Dead Date;

          (d)   by written notice from the Company to Parent if Parent or MergerCo breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and such condition is incapable of being satisfied by the Drop Dead Date;

          (e)   by written notice from the Company to Parent, in connection with entering into a definitive agreement to effect a Superior Proposal in accordance with Section 6.4; provided, however, that prior to terminating this Agreement pursuant to this Section 8.1(e), the Company shall have provided Parent with at least three (3) Business Days prior written notice of the Company's decision to so terminate. Such notice shall indicate in reasonable detail the material terms and conditions of such Superior Proposal, including the amount and form of the proposed consideration and whether such Superior Proposal is subject to any material conditions. An election by the Company to terminate this Agreement pursuant to this Section 8.1(e) shall not be effective until the Company shall have paid the Break-up Fee to Parent as provided in Section 8.2(b); or

          (f)    by written notice of Parent or MergerCo to the Company, if the Company Board shall (A) fail to include a recommendation in the Proxy Statement that the holders of the Company Common Stock vote to approve this Agreement, (B) withdraw or modify, in a manner material and adverse to Parent or MergerCo, such recommendation, or (C) recommend that the holders of the Company Common Stock accept or approve any Acquisition Proposal.

        8.2    Effect of Termination.

          (a)   Subject to the remainder of this Section 8.2 and to Section 8.3, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Parent, MergerCo or the Company and their respective directors, officers, employees, partners, stockholders or shareholders and all rights and obligations of any party hereto shall cease, except for the agreements contained in Sections 6.6(b) (Confidentiality), 6.7 (Public Announcements), 8.2 (Effect of Termination), 8.3

  (Fees and Expenses) and Article IX (General Provisions); provided, however, that nothing contained in this Section 8.2(a) shall relieve any party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

          (b)   If this Agreement is terminated by the Company pursuant to Section 8.1(e), or by Parent or MergerCo pursuant to Section 8.1(f), then the Company shall pay to Parent, subject to the provisions of Section 8.4, an amount in cash equal to $40,000,000 (the "Break-Up Fee"). If (A) prior to the Shareholder Meeting, an Acquisition Proposal shall have been made (and not subsequently withdrawn), (B) this Agreement is terminated by the Company or the Parent pursuant to Section 8.1(b)(i), or by Parent pursuant to Section 8.1(c) at a time when the Shareholder Approval has not been obtained, and (C) the Company consummates an Acquisition Proposal within twelve (12) months of such termination, then the Company shall pay to Parent the Break-up Fee. Payment of the Break-up Fee required by this Section 8.2(b) shall be payable by the Company to Parent by wire transfer of immediately available funds (i) in the case of termination of this Agreement by the Company under Section 8.1(e), concurrently with the effective date of such termination (i.e. following the three Business Days waiting period), (ii) in the case of termination of this Agreement by Parent or MergerCo under Section 8.1(f), within three (3) Business Days after the date of termination or (iii) in case of a situation contemplated by the second sentence of this Section 8.2(b), on the same Business Day as the consummation of such Acquisition Proposal. For the avoidance of doubt, the amount of any fees or expenses paid to Parent pursuant to Section 8.3 shall be deducted from the payment of any Break-up Fee required by this Section 8.2(b).

          (c)   Notwithstanding anything to the contrary in this Agreement, Parent and MergerCo hereto expressly acknowledge and agree that, with respect to any termination of this Agreement pursuant to Section 8.1(e), Section 8.1(f), Section 8.1(b)(i) or Section 8.1(c), in circumstances where the Break-up Fee is payable in accordance with Section 8.2(b), the payment of the Break-up Fee shall constitute liquidated damages with respect to any claim for damages or any other claim which Parent or MergerCo would otherwise be entitled to assert against the Company or any of the Company Subsidiaries or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members or shareholders, with respect to this Agreement and the transactions contemplated hereby and shall constitute the sole and exclusive remedy available to Parent and MergerCo. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any termination of this Agreement pursuant to Section 8.1(e), Section 8.1(f), Section 8.1(b)(i) or Section 8.1(c), in circumstances where the Break-up Fee is payable in accordance with Section 8.2(b), the rights to payment under Section 8.2(b): (i) constitute a reasonable estimate of the damages that will be suffered by reason of any such proposed or actual termination of this Agreement pursuant to Section 8.1(e), Section 8.1(f), Section 8.1(b)(i) or Section 8.1(c), and (ii) shall be in full and complete satisfaction of any and all damages arising as a result of the foregoing. Except for nonpayment of the amounts set forth in Section 8.2(b) or 8.3, Parent and MergerCo hereby agree that, upon any termination of this Agreement pursuant to Section 8.1(e), Section 8.1(f), Section 8.1(b)(i) or Section 8.1(c), in circumstances where the Break-up Fee is payable in accordance with Section 8.2(b), in no event shall Parent or MergerCo (i) seek to obtain any recovery or judgment against the Company or any of the Company Subsidiaries or any of their respective assets, or against any of their respective directors, officers, employees, partners, managers, members or shareholders, or (ii) be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

        8.3    Fees and Expenses.

          (a)   Except as set forth in Sections 8.3(b), 8.3(c) and 8.2, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees, costs and expenses of agents, representatives, counsel and accountants shall be paid by the party incurring such fees, costs or expenses.

          (b)   If this Agreement is terminated by the Company pursuant to Section 8.1(d), Parent shall pay to the Company within three (3) Business Days after the date of termination all documented, reasonable out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants, financial advisors and investment bankers, incurred by the Company solely in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder; provided that such fees and expenses payable hereunder shall not exceed $10,000,000.

          (c)   If this Agreement is terminated (i) by the Company or by Parent because the Company Shareholder Approval shall not have been obtained, (ii) by Parent pursuant to Sections 8.1(c), or (iii) for the Company's failure to satisfy the condition set forth in Section 7.2(c), the Company shall pay to Parent within three (3) Business Days after the date of termination, all documented, reasonable out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants, lenders, financial advisors, and investment bankers, incurred by such other party solely in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder; provided that such fees and expenses payable hereunder shall not exceed $10,000,000.

          (d)   If the Company fails to pay to Parent any amounts due under Section 8.2 or 8.3, the Company shall pay the reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) in connection with any action, including, without limitation, the filing of any lawsuit or other legal action, taken to collect payment.

The payment of expenses set forth herein is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties hereto (whether at law or in equity).

        8.4    Payment of Amount or Expense.

          (a)   In the event that the Company is obligated to pay Parent the Break-up Fee pursuant to Section 8.2(b) or the Company or Parent is obligated to pay the other the expenses set forth in Section 8.3 (collectively, the "Section 8.2 Amount"), the Company or Parent (the "Payor") shall pay to the other party (the "Payee") from the applicable Section 8.2 Amount deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Section 8.2 Amount and (ii) the sum of (1) the maximum amount that can be paid to the Payee without causing the Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(H) or 856(c)(3)(I) of the Code ("Qualifying Income"), as determined by the Payee's independent certified public accountants, plus (2) in the event the Payee receives either (X) a letter from the Payee's counsel indicating that the Payee has received a ruling from the IRS described in Section 8.4(b)(ii) or (B) an opinion from the Payee's outside counsel as described in Section 8.4(b)(ii), an amount equal to the Section 8.2 Amount less the amount payable under clause (1) above. To secure the Payor's obligation to pay these amounts, the Payor shall deposit into escrow an amount in cash equal to the Section 8.2 Amount with an escrow agent selected by the Payor and on such terms (subject to Section 8.3(b)) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Section 8.2 Amount pursuant to this Section 8.3(a) shall be made at the time the Payor is obligated to pay the

  Payee the such amount pursuant to Section 8.3 or Section 8.2(b), as applicable, by wire transfer or bank check.

          (b)   The escrow agreement shall provide that the Section 8.2 Amount in escrow or any portion thereof shall not be released to the Payee unless the escrow agent receives any one or combination of the following: (i) a letter from the Payee's independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Payee without causing the Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Payee's accountants revising that amount, in which case the escrow agent shall release such amount to the Payee, or (ii) a letter from the Payee's counsel indicating that the Payee received a ruling from the IRS holding that the receipt by the Payee of the Section 8.2 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Payee's outside counsel has rendered a legal opinion to the effect that the receipt by the Payee of the Section 8.2 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Section 8.2 Amount to the Payee. The Payor agrees to amend this Section 8.4 at the request of the Payee in order to (x) maximize the portion of the Section 8.2 Amount that may be distributed to the Payee hereunder without causing the Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Payee's chances of securing a favorable ruling described in this Section 8.3(b) or (z) assist Parent in obtaining a favorable legal opinion from its outside counsel as described in this Section 8.4(b). The escrow agreement shall also provide that any portion of the Section 8.2 Amount held in escrow for five years shall be released by the escrow agent to the Payor. The Payor shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

          (c)   For the avoidance of doubt, the escrow provisions of clauses (a) and (b) of this Section 8.4 shall only apply at the election of the relevant Payee, such election to be made in its absolute discretion.

        8.5    Amendment.    This Agreement may be amended by the parties hereto by an instrument in writing signed on behalf of each of the parties hereto at any time before or after any approval hereof by holders of the Company Common Stock; provided, however, that after any such approval, no amendment shall be made which by law requires further approval by such shareholders without obtaining such approval.

        8.6    Extension; Waiver.    At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party against which such waiver or extension is to be enforced. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX
 General Provisions

        9.1    Notices.    All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by facsimile (providing confirmation of transmission) or sent by prepaid overnight carrier (providing proof of delivery) to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

    (a) if to Parent or MergerCo:

      c/o DRA Advisors LLC
      220 East 42nd Street (27th Floor)
      New York, N.Y. 10017
      Attention: Andrew Peltz
                          Jean Marie Apruzzese
      Facsimile: (212) 697-7403
                         (212) 697-7404

      with a copy to:

      Blank Rome LLP

      The Chrysler Building
      405 Lexington Avenue
      New York, N.Y. 10174
      Attention: Martin Luskin, Esq.
                          Lawrence R. Wiseman, Esq.
      Facsimile: (917) 332-3714
                         (215) 988-6910

    (b) if to the Company:

      CRT Properties, Inc.
      225 NE Mizner Boulevard, Suite 200
      Boca Raton, FL 33432
      Attention: William J. Wedge, Esq.
      Facsimile: (561) 862-5429

      with a copy to:

      Goodwin Procter LLP
      Exchange Place
      53 State Street
      Boston, MA 02109
      Attention: Ettore A. Santucci, Esq.
                          John T. Haggerty, Esq.
      Facsimile: (617) 523-1231

        9.2    Certain Definitions.    For purposes of this Agreement, the term:

        "Acquisition Proposal" shall mean any proposal or offer for any (a) merger, consolidation or similar business combination transaction involving the Company, the Partnership or any Significant Subsidiary of the Company (as defined in Rule 1-02 of Regulation S-X, but substituting 20% for the references to 10% therein), (b) sale or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange or any similar transaction), of any assets of the Company or the Company Subsidiaries representing 50% or more of the consolidated assets of the Company and the Company Subsidiaries, (c) issue, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 50% or more of the votes associated with the outstanding securities of the Company, (d) tender offer or exchange offer in which any Person or "group" (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 50% or more of the outstanding shares of Company Common Stock, (e) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to the Company or (f) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Merger or the other transactions contemplated by this Agreement.

        "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

        "Business Day" shall mean any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by law to be closed.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Material Adverse Effect" means, with respect to the Company, an effect, event or change which has a material adverse effect on the assets, results of operations, or financial condition of the Company and the Company Subsidiaries on a consolidated basis taken as a whole, other than effects, events or changes arising out of or resulting from (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles that, in each case, generally affect industries in which the Company and the Company Subsidiaries conduct business, (c) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, lenders, partners or employees, (d) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (e) earthquakes, hurricanes or other natural disasters or (f) any decline in the market price, or change in trading volume, of the capital stock of the Company or any failure to meet publicly announced revenue or earnings projections.

        "Environment" means soil, sediment, surface or subsurface strata, surface water, ground water, ambient air and any biota living in or on such media.

        "Environmental Laws" means any federal, state or local statute, law, including common laws, ordinance, regulation, rule, code, or binding order, including any judicial or administrative order, consent decree, judgment, injunction, permitor authorization, in each case having the force and effect of law, relating to the pollution, protection, or restoration of the Environment, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means of the Company if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "GAAP" means generally accepted accounting principles as applied in the United States.

        "Hazardous Materials" means any "hazardous waste" as defined in either the Resource Conservation and Recovery Act or regulations adopted pursuant to said act, any "hazardous substances" or "pollutant" or "contaminant" as defined in the Comprehensive Environmental

Response, Compensation and Liability Act and, to the extent not included in the foregoing, any petroleum or fractions thereof and any materials subject to regulation under Environmental Laws.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "Indebtedness" shall mean, with respect to any Person, without duplication, (A) all indebtedness of such Person for borrowed money, whether secured or unsecured, (B) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (C) all capitalized lease obligations of such Person, (D) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof) and (E) all guarantees of such Person of any such Indebtedness of any other Person.

        "IRS" means the United States Internal Revenue Service.

        "Material Contracts" shall mean with respect to any Person: (a) all contracts, agreements or understandings with a customer of such Person or its Subsidiaries in the last fiscal year where such customer contracts, agreements or understandings in the aggregate account for more than 5% of such Person's annual revenues; (b) all acquisition, merger, asset purchase or sale agreements entered into by such Person or its Subsidiaries in the last two fiscal years with a transaction value in excess of 5% of such Person's consolidated annual revenues; and (c) any other agreements within the meaning set forth in Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations.

        "NYSE" means the New York Stock Exchange.

        "Parent Material Adverse Effect" means, with respect to Parent or MergerCo, an effect, event or change which materially adversely affects the ability of Parent or MergerCo to perform their obligations hereunder or to consummate the Merger and other transactions contemplated hereby.

        "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act).

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Subsidiary" means any corporation more than 50% of whose outstanding voting securities, or any partnership, limited liability company, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by Parent or the Company, as the case may be.

        "Superior Proposal" means an Acquisition Proposal which the Company Board determines in good faith, after consultation with its financial advisors, will be more favorable to holders of the Company's Common Stock than the Merger (taking into account all of the terms and conditions of such Acquisition Proposal, including the financial terms, any conditions to consummation and the likelihood of such Acquisition Proposal being consummated).

        9.3    Terms Defined Elsewhere.    The following terms are defined elsewhere in this Agreement, as indicated below:

"Agreement"	Preamble
"Amended Charter"	Section 1.2(b)
"Articles of Merger"	Section 1.2
"Break-up Fee"	Section 8.2(b)
"Certificate"	Section 2.1(d)
"Certificate of Merger"	Section 1.2

"Claim"	Section 6.6(b)
"Closing"	Section 1.3
"Closing Date"	Section 1.3
"Commitment"	Section 3.10
"Company"	Preamble
"Company Board"	Recitals
"Company Common Stock"	Section 2.1(b)
"Company Disclosure Schedule"	Article III
"Company Employees"	Section 6.8(b)
"Company ESIP"	Section 2.1(h)
"Company Preferred Stock"	Section 3.3(a)
"Company Properties"	Section 3.12(a)
"Company Recommendation"	Section 6.1(d)
"Company Rights Agreement"	Section 3.2(b)
"Company SEC Reports"	Section 3.8
"Company Shareholder Approval"	Section 6.1(b)
"Company Space Leases"	Section 3.12(f)
"Company Stock Options"	Section 2.1(f)
"Company Stock Option Plans"	Section 2.1(f)
"Company Shareholders Meeting"	Section 6.1(d)
"Company Subsidiaries"	Section 3.1(b)
"Confidentiality Agreement"	Section 6.7
"DGCL"	Recitals
"Drop Dead Date"	Section 8.1(b)
"DSOS"	Section 1.2
"Effective Time"	Section 1.2
"Employee Programs"	Section 3.14(a)
"Encumbrances"	Section 3.12(a)
"Excluded Shares"	Section 2.1(b)
"Paying Agent"	Section 2.3(a)
"Financing Letter"	Section 4.5
"Governmental Entity"	Section 3.6
"Indemnified Parties"	Section 6.6(a)
"Intellectual Property"	Section 3.24
"Proxy Statement"	Section 6.1(a)
"Laws"	Section 3.6
"Lender"	Section 4.5
"Merger"	Recitals
"MergerCo"	Preamble
"Merger Consideration"	Section 2.1(c)
"FBCA"	Recitals
"Option Merger Consideration"	Section 2.1(f)
"Other Filings"	Section 6.2
"Parent"	Preamble

"Parent Board"	Recitals
"Partnership"	Section 3.3(i)
"Partnership Agreement"	Section 3.3(a)
"Partnership Units"	Section 3.3(i)
"Payee"	Section 8.3(a)
"Payor"	Section 8.3(a)
"Property Restrictions"	Section 3.12(b)
"Qualifying Income"	Section 8.3(a)
"REIT"	Section 3.11
"FDOS"	Section 1.2
"Section 8.2 Amount"	Section 8.3(a)
"Securities Laws"	Section 3.8
"Series A Preferred Stock"	Section 2.1(e)
"Surviving Corporation"	Section 1.1
"Surviving Corporation Preferred"	Section 2.1(e)
"Tax Protection Agreement"	Section 3.11
"Third Party"	Section 6.5(a)

        9.4    Interpretation.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

        9.5    Non-Survival of Representations, Warranties, Covenants and Agreements.    Except for Articles I and II, Sections 6.5 and 6.8 and any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time (a) none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and (b) thereafter there shall be no liability on the part of any of Parent, MergerCo or the Company or any of their respective officers, directors, stockholders or shareholders in respect thereof. Except as expressly set forth in this Agreement, there are no representations or warranties of any party hereto, express or implied.

        9.6    Miscellaneous.    This Agreement (a) constitutes, together with the Confidentiality Agreement and the Company Disclosure Schedule, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and is not intended to confer upon any other Person (except as set forth below) any rights or remedies hereunder and (c) may be executed in two or more counterparts which together shall constitute a single agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the federal and state courts located in Florida, this being in addition to any other remedy to which they are entitled at law or in equity.

        9.7    Assignment; Benefit.    Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided that MergerCo may assign its rights and interests hereunder, upon three (3) Business Days prior written notice to the Company, to any Delaware corporation at least 75% owned, directly or indirectly, by DRA Growth and

Income Fund V LLC. Notwithstanding anything contained in this Agreement to the contrary (except for the provisions of Sections 6.5 and 6.8 hereof which shall inure to the benefit of the Persons or entities benefiting therefrom who are expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        9.8    Severability.    If any provision of this Agreement, or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

        9.9    Choice of Law/Consent to Jurisdiction.

          (a)   All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

Each of the Company, Parent and MergerCo hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of Delaware Chancery Court for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such court and agrees not to plead or claim in such court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each of Parent and MergerCo does hereby appoint Corporation Services Company, 2711 Centerville Rd., Suite 400, Wilmington, DE 19808, as such agent, and the Company does hereby appoint The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801 as such agent.

        9.10    Waiver.    Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

        9.11    Counterparts.    This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile transmission of any signed original document shall be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, DRA G&I Fund V Real Estate Investment Trust, DRA CRT Acquisition Corp. and CRT Properties, Inc. have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

DRA G&I FUND V REAL ESTATE INVESTMENT TRUST
By: DRA Growth and Income Fund V LLC
By: Manageco V LLC
By:	/s/ ANDREW PELTZ Name: Andrew Peltz Title: Authorized Signatory
DRA CRT ACQUISITION CORP.
By:	/s/ ANDREW PELTZ Name: Andrew Peltz Title: Authorized Signatory
CRT PROPERTIES, INC.
By:	/s/ THOMAS CROCKER Name: Thomas Crocker Title: Chief Executive Officer

Appendix B

GUARANTY

            GUARANTY made as of June 17, 2005, by DRA GROWTH & INCOME FUND V LLC, (the "Guarantor"), in favor of CRT PROPERTIES, INC. (the "Company") in connection with that certain Agreement and Plan of Merger, dated as of the date hereof, among DRA G&I Fund V Real Estate Investment Trust, a Maryland business trust and a wholly-owned subsidiary of Guarantor ("Parent"), DRA CRT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("MergerCo," and together with Parent, the "Acquirors") and the Company (as may be amended from time to time, the "Merger Agreement"). All capitalized terms used herein and not otherwise defined shall have the respective meanings given to such terms in the Merger Agreement.

        1.     For value received, and to induce the Company to enter into the Merger Agreement, the Guarantor, intending to be legally bound, hereby absolutely and unconditionally guarantees and becomes surety for the payment and/or performance when due of all of the liabilities, obligations and undertakings of Acquirors, their successors or assigns of every kind or nature now and hereafter owing to Company and/or any of its subsidiaries or affiliates under and pursuant to the Merger Agreement, whether joint or several, due or to become due, absolute or contingent, now existing or hereafter arising (collectively, the "Obligations"). For the avoidance of doubt, the Company's costs and expenses, including without limitation attorneys' fees, incurred by Company at any time to enforce, protect, preserve, or defend Company's rights shall constitute Obligations hereunder.

        2.     This Guaranty is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance of the Obligations, and not of their collectibility only, and is in no way conditioned upon any requirement that the Company first attempt to collect the Obligations from Acquiror or resort to any security or other means of collecting payment. Should Acquirors default in the payment or performance of the Obligations, the Guarantor's obligations hereunder, shall become immediately due and payable to the Company. Claims hereunder may be made on one or more occasions. All payments of money made by Guarantor in performance and satisfaction of its Obligations hereunder shall be made in lawful money of the United States, in immediately available funds, unless payment by another means is authorized by the Merger Agreement,

        3.     The Guarantor hereby waives notice of acceptance of this Guaranty and notice of the Obligations, waives presentment, demand for payment, protest, notice of dishonor or non-payment of the Obligations, notice of acceleration or intent to accelerate the Obligations, and any other notice to Guarantor of Acquirors, and waives suretyship defenses generally, and the Company is not obligated to file any suit or take any action, or provide any notice to, Acquirors, the Guarantor, or others, except as expressly provided in the Merger Agreement or in this Guaranty. Without limiting the generality of the foregoing, the Guarantor agrees that the obligation of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by: (i) the failure of the Company to assert any claim or demand or to enforce any right or remedy against Acquiror with respect to the Obligations; (ii) any extensions or renewals of the Obligations; (iii) any rescissions, waivers, amendments or modifications of the Merger Agreement; (iv) the adequacy of any means available to the Company to claim payment or performance of the Obligations; (v) except as otherwise provided herein, the addition or release of any person or entities primarily or secondarily liable for the Obligations (including the Guarantor) or (vi) any other act or omission that might in any means or to any extent vary the risk of the Guarantor or otherwise operate as a release or exchange of the Guarantor, all of which may be done without notice to the Guarantor. However, the Guarantor reserves the right to assert defenses that Acquirors may have to payment or performance of the Obligations, other than defenses arising from the bankruptcy, insolvency or similar rights of Acquirors, or defenses related to Acquirors' capacity to enter into the Merger Agreement.

          Guarantor further acknowledges that Guarantor (i) has examined or had the opportunity to examine the Merger Agreement and (ii) waives any defense which may exist resulting from Guarantor's failure to receive or examine at any time the Merger Agreement or any amendments, modifications, supplements, restatements or replacements therefor. Guarantor acknowledges that in entering into this Guaranty, Guarantor is not relying upon any statement, representation, warranty or opinion of any kind from Company as to the present or future financial condition, performance, assets, liabilities or prospects of Acquirors or as to any other matter.

        4.     If either Acquiror defaults in the payment or performance of the Obligations, the Guarantor shall (subject to last sentence of the first paragraph of Section 3 above), make such payment or performance or otherwise cause such payment or performance to be made within ten (10) business days after the receipt by the Guarantor of written notice from the Company of such default under the Merger Agreement. A payment demand shall be in writing and shall reasonably and briefly specify what amount Acquirors have failed to pay, and an explanation of why such payment is due, with a specific statement that the Company is calling upon the Guarantor to pay under this Guaranty.

        5.     The obligation of the Guarantor hereunder is limited to its guarantee of the payment obligations and the timely performance when required of all other obligations of Acquiror (if any) to the Company under the Merger Agreement. All sums payable by the Guarantor hereunder shall be made in immediately available funds. Upon payment or performance of the Obligations owing to the Company, the Guarantor shall be subrogated to the rights of the Company against Acquirors, and the Company agrees to take, at the Guarantor's expense, such steps as the Guarantor may reasonably request to implement such subrogation. However, the Guarantor may not exercise any right of subrogation as to Acquirors until the Obligations are paid and performed in full.

        6.     This Guaranty shall terminate and be of no further force and effect and no party may attempt to enforce any rights hereunder upon the earlier to occur of (i) the Closing (as such term is defined in the Merger Agreement) and (ii) termination of the Merger Agreement other than as a result of default or breach by Acquirors.

        7.     This Guaranty shall apply in all respects to successors of Guarantor and permitted assigns and inure to the Company and its permitted assigns. No party may assign its rights and obligations hereunder (directly or indirectly) without the prior written consent of the other party hereto.

        8.     THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAWS.

        9.     No amendment or waiver of any provision of this Guaranty shall be effective unless the same shall be in writing and signed by the Company and the Guarantor. No failure on the part of the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

        10.   This Guaranty contains the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions.

        11.   This Guaranty may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile transmission of any signed original document shall be deemed the same as delivery of an original.

[Signature page to follow]

Guarantor:
DRA GROWTH & INCOME FUND V LLC
By: Manageco V LLC
By:	/s/ ANDREW PELTZ Name: Andrew Peltz Title: Authorized Signatory
Acknowledged and Agreed:
CRT PROPERTIES, INC.
By:	/s/ THOMAS CROCKER Name: Thomas Crocker Title: Chief Executive Officer

Appendix C

Wachovia Capital Markets, LLC

June 17, 2005

Board of Directors
CRT Properties, Inc.
225 NE Mizner Boulevard
Suite 200
Boca Raton, FL 33432

Gentlemen:

You have asked Wachovia Capital Markets, LLC ("Wachovia Securities") to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the common stock, par value $0.01 per share (the "CRT Common Shares"), of CRT Properties, Inc., a Florida corporation ("CRT" or the "Company"), pursuant to that certain Agreement and Plan of Merger, dated as of June 17, 2005 (the "Agreement"), by and among DRA G & I Fund V Real Estate Investment Trust, a Maryland business trust ("Parent"), DRA CRT Acquisition Corp., a Delaware corporation, and wholly owned subsidiary of Parent ("MergerCo"), and CRT.

As more fully described in the Agreement, the Company will be merged with and into MergerCo and the separate corporate existence of CRT will thereupon cease and MergerCo will be the entity surviving the merger (the "Merger"). Pursuant to the Agreement, each CRT Common Share (other than those cancelled without payment of consideration in accordance with the terms of the Agreement) will be converted into the right to receive an amount in cash equal to $27.80 (the "Merger Consideration"). In addition, the Agreement provides that so long as the Company has not paid its regular quarterly dividend on the CRT common shares for the fiscal quarter ending September 30, 2005 prior to the Closing (as defined in the Agreement), the Merger Consideration will be increased by an amount equal to $0.35 multiplied by a fraction, the numerator of which is number of days from and including July 1, 2005 until the Closing Date (as defined in the Agreement) and the denominator is the actual number of days in the fiscal quarter ending September 30, 2005.

In arriving at our opinion, we have, among other things:

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  Reviewed the Agreement, including the financial terms of the Agreement;

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  Reviewed Annual Reports to Shareholders and Annual Reports on Form 10-K of the Company for each of the three years ended December 31, 2004;

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  Reviewed all interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company;

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  Reviewed certain business, financial and other information, including financial forecasts, regarding the Company, a portion of which information was publicly available and a portion of which was furnished to us by management of the Company, and discussed the business and prospects of the Company with its management;

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  Participated in discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;

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  Reviewed the reported price and trading activity for certain periods of the CRT Common Shares;

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  Considered certain financial data for the Company and compared that data with similar data regarding certain other publicly traded companies that we deemed relevant;

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  Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed relevant; and

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  Considered other information, such as financial studies, analyses and investigations, as well as financial and economic and market criteria, that we deemed relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information we have obtained for the purpose of this opinion, including all accounting, legal and tax information and we have not assumed any responsibility for any independent verification of such information and have assumed such accuracy and completeness for purposes of this opinion without independent verification or investigation. We have relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information about the Company inaccurate or misleading. With respect to the Company's financial forecasts furnished to us by management of the Company, we have assumed that they have been reasonably prepared and reflect the best current estimates and judgments of management as to the future financial performance of the Company. We assume no responsibility for, and express no view as to, such financial forecasts of the Company or the assumptions upon which they are based. In arriving at our opinion, we have not conducted physical inspections or assessments of the properties or facilities of the Company and have not prepared or obtained any independent evaluations or appraisals of the assets or liabilities of the Company, including any contingent liabilities.

In rendering our opinion, we have assumed that the Merger contemplated by the Agreement will be consummated on the terms described in the Agreement, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed or other actions will be taken that will have an adverse effect on the Company, the Merger or other transactions contemplated by the Agreement in any way meaningful to our analysis. Our opinion is necessarily based on economic, market, financial and other conditions as they exist and can be evaluated on and the information made available to us as of the date hereof. Our opinion does not address the relative merits of the Merger or other transactions contemplated by the Agreement compared with other business strategies or transactions that may have been considered by the Company's management, its Board of Directors or any committee thereof. Although subsequent developments may affect this opinion, we do not have an obligation to update, revise or reaffirm this opinion.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the Board of Directors of the Company in connection with its review of the Agreement and will receive a fee for such services, a portion of which is payable upon delivery of this opinion and a significant portion of which is payable upon consummation of the Merger. The fee for the delivery of this opinion will be credited against the fee payable upon the consummation of the Merger. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

Wachovia Securities and our affiliates provide a full range of financial advisory securities and lending services in the ordinary course of business for which we receive customary fees. In connection with unrelated matters, Wachovia Securities and its affiliates (including Wachovia Corporation and its affiliates) in the past have acted as advisor and placement agent in the private placement to the Company of joint venture equity and, in January 2004, Wachovia Securities served as co-manager on the Company's $106 million common equity follow-on offering. Wachovia Securities also maintains active equity research on the Company. In addition, we may provide similar or other such services to, and maintain our relationship with, the Company, Parent, and certain affiliates of Parent in the future. Additionally, in the ordinary course of our business, we may trade in the securities (or related derivative securities) of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is provided for the information and use of the Board of Directors of the Company in connection with its consideration of the Merger. Our opinion does not address the merits of the underlying decision by the Company to enter into the Agreement and does not and shall not constitute a recommendation to any holder of the CRT Common Shares as to how such holder should vote in connection with the Agreement. Our opinion may not be disclosed, summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full in any proxy statement mailed or provided to the holders of the CRT Common Shares in connection with the transactions contemplated by the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and such other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of the CRT Common Shares pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

WACHOVIA CAPITAL MARKETS, LLC

CRT Properties, Inc.

SPECIAL MEETING OF SHAREHOLDERS
Friday, September 23, 2005
10:00 a.m. at the offices of
Goodwin Procter LLP
599 Lexington Avenue
New York, NY 10022

[logo]	225 NE Mizner Boulevard, Suite 200 Boca Raton, Florida 33432	PROXY

This proxy is solicited by the Board of Directors for use at the Special Meeting on September 23, 2005, or any adjournments thereof.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Proposal No. 1 (approval of the Agreement and Plan of Merger dated June 17, 2005, by and among DRA G&I Fund V Real Estate Investment Trust, DRA CRT Acquisition Corp. and CRT Properties, Inc., pursuant to which the Company will be acquired for $27.80 per share (plus unpaid dividends through a maximum of September 30, 2005)).

By signing the proxy, you revoke all prior proxies and appoint Thomas J. Crocker and Victor A. Hughes, Jr. with full power of substitution, to vote your shares in their discretion on the matter shown on the reverse side and all adjournments. See reverse for voting instructions.

See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-560-1965—QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 midnight (CT) on Thursday, September 22, 2005.

  •
  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.exproxy.com/cro/—QUICK *** EASY **** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 midnight (CT) on Thursday, September 22, 2005.

  •
  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to CRT Properties, Inc., c/o Shareowner ServicesSM, P. O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
Please detach here

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1 BELOW.

1.	Approval of the Agreement and Plan of Merger, dated June 17, 2005, by and among DRA G&I Fund V Real Estate Investment Trust, DRA CRT Acquisition Corp. and CRT Properties, Inc., pursuant to which the Company will be acquired for $27.80 per share (plus unpaid dividends through a maximum of September 30, 2005)	☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR,
IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSAL NO. 1.

Address Change? Mark Box ☐ Indicate changes below:	Date:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
SUMMARY TERM SHEET
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
FORWARD LOOKING STATEMENTS
THE SPECIAL MEETING OF THE COMPANY'S SHAREHOLDERS
THE PARTIES TO THE MERGER
PROPOSAL NO. 1 THE MERGER
THE MERGER AGREEMENT
INFORMATION ABOUT CRT PROPERTIES COMMON STOCK OWNERSHIP
SHAREHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
Appendix A
Appendix B
Appendix C
If you vote by Phone or Internet, please do not mail your Proxy Card Please detach here
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1 BELOW.